UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.__ )

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ETSY, INC.
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Etsy

Notice of 2024 Annual Meeting of Stockholders & Proxy Statement

Avery
HORTON
HAND
STITCHED

Etsy’s Mission is to
Keep Commerce Human
Our mission to “Keep Commerce Human” is rooted in our belief that, although automation and commoditization are parts of modern life, human creativity cannot be automated, and human connection cannot be commoditized. We believe consumers are demanding more of the businesses they support and companies that build win-win solutions that are good for people, the planet, and profit will be best positioned to succeed. We are committed to growing sustainably by aligning our mission and business strategy to help create economic impact through entrepreneurship.

Leading with our Guiding Principles

We commit to our craft. Our work has the power to change lives. That’s why we strive to learn continuously and excel at what we do.

We embrace differences. Diverse teams are stronger, and inclusive cultures are more resilient. When we seek out different perspectives, we make better decisions and build better products.

We lead with optimism.
We believe in our mission, and we believe in each other. We see the world as it is, set ambitious goals, and inspire one another with generosity of spirit. Together, we reimagine what is possible.

We dig deeper. The best solutions to meaningful challenges are rarely easy or obvious. We stay curious, balance our intuition with insights, and decide with confidence.

We minimize waste. Time, resources, and energy are precious, so we focus only on what will have the greatest impact.

A Letter From Our Chair of the Board

"Etsy's ability to deliver healthy revenue growth and strong levels of profit and cash flow, even in a challenging overall environment, gives us confidence in the power of our financial model and our ability to invest in long-term sustainable growth."

Dear Stockholders,
Etsy's core mission is to “Keep Commerce Human,” and the Etsy Board of Directors and the entire Etsy team are proud of the role Etsy plays in the e-commerce sector and our ability to support the over nine million global sellers who are part of our “House of Brands” community - including Etsy, Reverb, and Depop.
However, we are also keenly aware that, following rapid and significant growth during the pandemic, our core Etsy marketplace has not grown its gross merchandise sales significantly over the last two years. While we have held onto most of our market share gains, and overall we continue to grow revenues and produce strong levels of profit and cash flow, we are not satisfied with our performance, and are working very hard to find new ways to reignite GMS growth.
We remain confident in the leadership of our Chief Executive Officer, Josh Silverman, and we believe that the performance-based culture that he and his leadership team have created will be essential to addressing the challenges Etsy faces. Josh's leadership has enabled us to deliver consistent performance through periods of significant macroeconomic uncertainty. In particular, he has continued to strengthen and evolve his exceptional team with a keen eye on what the business requires through dynamic times. The Board and I have enormous conviction in this team's ability to guide Etsy presently and into the future. Additionally, for this Annual Meeting, we are asking stockholders to approve an amended and restated 2024 Equity Incentive Plan, which we believe is critical to our ability to execute on our long-term company strategy, re-accelerate Etsy's growth, and motivate and retain our executives and employees. Of course, our ultimate goal for this incentive plan is to maintain close alignment between our team's interests and those of our long-term stockholders.
Following our 2023 Annual Meeting of Stockholders, as part of our off-season stockholder engagement efforts, Etsy’s leadership team reached out to stockholders representing nearly 50% of our outstanding common stock, offering to discuss governance and executive compensation matters, and held discussions with all stockholders who wanted to meet, representing approximately 30% of our outstanding common stock. Investors remained focused and appreciative of our disclosures concerning our Board, its oversight of risk, and how its skills and experiences fit with our overall strategy; Etsy's approach to human capital management and executive compensation; and our environmental, social, and other Impact strategies.
In this Proxy Statement, we describe Etsy’s corporate governance policies and practices that foster our Board’s oversight of our business strategies and initiatives. As we've shared previously, we believe that effective corporate governance does not call for a one-size-fits all approach. As such, we continue to evolve our governance program, executive compensation, and other key matters as appropriate for our business and to promote stockholders' long-term interests. For example, during the past year, we:
•Adopted majority voting for uncontested elections of directors and established a new Risk Oversight Committee;
•Adopted over-boarding guidelines and a clawback policy;
•Approved an amendment and restatement of our equity incentive plan, which we are submitting to our stockholders for approval, which, among other things, eliminates the “evergreen” provision; and
•Continued to focus on Board refreshment and are pleased to welcome Marc Steinberg to our Board. Marc is a seasoned and experienced investor, and we expect to benefit from his voice in our Boardroom as we continue our journey of creating a leading global e-commerce platform.
In 2024, our Board will continue to work closely with Etsy leadership to execute on our commitments to a broad range of stakeholders, including our employees, our buyers and sellers, our global communities, and you, our stockholders. We appreciate your investment in Etsy, and we thank you for the trust you have placed in us as stewards for your long-term interests.
Sincerely,
Fred Wilson,
Chair of the Board

2024 Proxy Statement	3

A Letter From Our Chief Executive Officer

"Etsy delivered over $13 billion in consolidated GMS and our highest-ever annual revenue in 2023. We have an ambitious plan for 2024, an agile team, a relevant and differentiated Right to Win strategy, a disciplined investment approach, and a resilient business model to help us succeed."

Dear Stockholders,
While our 2023 performance did not achieve the expectations we set at the start of the year, we delivered respectable performance. Consolidated GMS was $13.2 billion; revenue was a record $2.7 billion, up about 7% year over year; net income was $307.6 million; and adjusted EBITDA was about $754 million.* In addition, capital return accounted for nearly 90% of free cash flow in 2023, demonstrating a shift in our capital return strategy to more intentionally return a higher percentage of free cash flow, especially during times of volatility in our stock, and when valuations are meaningfully below our view of fair value.
Despite significant macroeconomic headwinds, particularly for consumer discretionary items, we dramatically improved the Etsy customer experience over the course of 2023, maintained the vast majority of our pandemic gains, performed well versus pure play competitors in our top categories, and delivered record revenue. We've doubled our buyer base since 2019 – which grew on a year-over-year basis for four consecutive quarters in 2023; and buyers on average continued to shop more frequently and spend much more on Etsy than they did before the pandemic. Our $12 billion in 2023 Etsy marketplace GMS was roughly $3 billion more than we outlined in the three- to five-year target we set in 2019. In addition to earning our place in buyers' hearts, we believe we have also deepened our relationship with Etsy sellers as we continued to invest in their growth.
2023 Etsy Marketplace Highlights
In 2023, returns on our product development investments were solid, with the number of product development launches up about 30% over the prior year. We also delivered strong results from marketing investments. Our key initiatives, aligned with our Right to Win strategy, included the following:
•Elevating the best of Etsy in our Search results, including our “Curation at Scale” efforts to combine human curation with machine learning models to show quality listings.
•Highlighting the great value Etsy has to offer.
•Creating category experiences for Gifting, Home & Living, and Style purchase occasions.
•Continuing to build trust in our marketplace by expanding proactive listing review and enforcement of our Handmade Policy.
•Supporting our sellers with multiple product launches to help grow their businesses.
House of Brands Update
Last year we completed the sale of Elo7 to a local marketplace in Brazil, and we continued to follow our marketplace playbook to make disciplined investments in both Depop and Reverb.
•Depop’s performance significantly improved in 2023, returning to healthy year-over-year GMS growth – with very strong double digit growth in the United States – and strong growth in revenue.
•For the full year, Reverb significantly outperformed the musical instruments industry, and while GMS was about flat, revenue increased on a year-over-year basis.
Both businesses have disciplined investment plans reflective of their individual growth prospects, and are focused on driving frequency, consideration, offering great value, and other initiatives similar to those advancing our core Right to Win for the Etsy marketplace.

4	Etsy

Growth Opportunity Ahead for the Etsy Marketplace
After several years of over-performing our sector, it has been difficult for the Etsy marketplace to outpace e-commerce during the past few years. However, we all know that e-commerce is a massive business...still taking share from traditional retail. We estimate that the total available market in our core geographies and categories is $500 billion just online – with our market share sitting at about 2% – so we believe that we still have a long runway for growth. Many other players are competing head-to-head to sell the exact same merchandise – focusing on selling it two cents cheaper or shipping it two hours faster – and this has resulted in the commoditization of much of e-commerce.
That's just not Etsy. We stand for something more. We expect that our future success hinges on our ability to highlight our differentiation to global consumers – particularly to help a buyer better understand when to think of Etsy, as well as the quality of what they are buying and from whom they are buying when purchasing on Etsy – harnessing the power of our mission to “Keep Commerce Human.”
Near the end of 2023, as we built plans designed to reignite growth, we made some tough choices about how to reorganize our team from the top down, focused on creating a leaner organizational structure, driving efficiencies to further speed product development, and creating more impactful marketing and customer experiences designed to build frequency and loyalty. In addition to our focus on organizational costs, we took a number of actions intended to hold or expand margin in 2024, including reducing certain benefits and continuing to optimize our cost base.
We continue to move with focus and urgency to break down brand barriers, so that buyers will think to shop with us even more often across a wider range of purchase occasions. We believe this will lead to significantly improved buyer consideration – and ultimately increased frequency, which we believe is one of the keys to unlocking growth for Etsy. We'll also continue to focus on adding more buyers around the globe, expanding seller services, revenue streams, and more.
Annual Meeting & Closing
Etsy, Inc.’s 2024 Annual Meeting of Stockholders will be held on Thursday, June 13, 2024 at 9:00 a.m., Eastern Time. We will hold our Annual Meeting as a virtual meeting conducted exclusively online via webcast, as we have done each year since 2017. Your vote is important to us. Whether you plan to participate in our Annual Meeting or not, please be sure to vote. Voting instructions can be found on page 82 of the proxy statement.
We believe the best is still ahead for Etsy. Right now is a moment when many consumers are feeling stretched, with low confidence in the economy and with less money to spend on discretionary items – but it's a moment we believe will pass. Etsy's mission and our compelling Right to Win strategy remain relevant and sound. We are leaning in hard to our differentiation, and we believe that we have the financial strength to do so in a sustainable way. I'm confident that we can get back to the kind of growth that we, and all of our stockholders and other stakeholders, can be proud of.
In closing, I want to express a heartfelt thank you to our team for their passion, creativity, and conviction. On behalf of our Board and Executive Team, thank you, our stockholders, for your ongoing support of and continued ownership of Etsy.
Onwards,
Josh Silverman
President, Chief Executive Officer & Director
*    See “Non-GAAP Financial Measures” in this proxy statement for more information regarding our use of adjusted EBITDA and adjusted EBITDA margin and a reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

2024 Proxy Statement	5

Notice of 2024 Annual Meeting of Stockholders

Date and Time June 13, 2024 9:00 a.m. Eastern Time	Place www.virtualshareholdermeeting.com/ETSY2024	Record Date April 15, 2024
Meeting Agenda:

1			2
Elect Marla Blow, Gary S. Briggs, and Melissa Reiff as Class III directors to serve until our 2027 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until they resign, die, or are removed from our Board of Directors (our “Board”)
				Consider an advisory vote to approve named executive officer compensation

	FOR each nominee	Page 13		FOR	Page 38

3			4
	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024			Vote to approve our 2024 Equity Incentive Plan

	FOR	Page 67		FOR	Page 70
Stockholders will also transact any other business that may properly come before our 2024 Annual Meeting.
Your vote is important. Whether or not you plan to attend our Annual Meeting, we encourage you to read the accompanying proxy statement and to submit your proxy or voting instructions as soon as possible. Even if you have voted by proxy, you may still vote during our Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, trustee, or nominee and you wish to vote during our Annual Meeting, you must follow the instructions from such broker, bank, trustee, or nominee.
Colin Stretch
Chief Legal Officer and Corporate Secretary
April 22, 2024

Internet www.proxyvote.com	Telephone 1 (800) 690-6903	Mail Sign, date and mail the proxy card (if you received one by mail)	Smartphone or Tablet Scan this QR code
Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be Held on June 13, 2024: The proxy statement and the annual report to stockholders are available at http://www.proxyvote.com. We mailed a Notice of Internet Availability to our stockholders (other than those who previously requested paper copies) on or about April 22, 2024.

6	Etsy

2024 Proxy Statement	7

Proxy Statement Summary
This summary highlights the financial, compensation, and corporate governance information described in more detail elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and we encourage you to read the entire proxy statement before voting. Unless the context otherwise requires, we use the terms “Etsy,” the “Company,” “we,” “us,” and “our” in this proxy statement to refer to Etsy, Inc. and, where appropriate, our consolidated subsidiaries.
About Etsy
Etsy operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world. These marketplaces - which collectively create a “House of Brands” - share our mission, common levers for growth, similar business models, and a strong commitment to use business and technology to strengthen communities and empower people.
Our primary marketplace, Etsy.com, is the global destination for unique and creative goods made by independent sellers. The Etsy marketplace connects creative artisans and entrepreneurs with thoughtful consumers looking for items that are a joyful expression of their taste and values. By surfacing quality listings at a great value and providing a reliable shopping experience to buyers, we aim to create a virtuous cycle that not only benefits Etsy, but creates economic opportunities for the millions of sellers in our marketplace. Our success is aligned with our sellers; we make money when they do. In addition to bringing them an audience of tens of millions of buyers, we offer a range of features and services designed to help them generate more sales and run their businesses. Similarly, we also make money when we meet our buyers’ expectations. When they find quality listings, at great value, and have a reliable and dependable experience from discovery to delivery, it fuels a virtuous cycle, benefiting our global community of sellers and buyers, as well as Etsy and our broader stakeholders.
In addition to our core Etsy marketplace, our “House of Brands” consists of Reverb Holdings, Inc. (“Reverb”), our musical instrument marketplace acquired in 2019, and Depop Limited (“Depop”), our fashion resale marketplace acquired in 2021.(1) Our marketplaces primarily operate independently, although some of our key operational functions such as finance, legal, and human resources, for example, support all of our marketplaces to some extent. The Reverb and Depop marketplaces are included in all financial and other metrics discussed in this report, unless otherwise noted, from their respective dates of acquisition.
Our Strategy
As illustrated below, our strategy is focused around:
•Building a sustainable competitive advantage for the Etsy marketplace – our “Right to Win”;
•Growing the Etsy marketplace in our six core geographies and globally; and
•Leveraging our marketplace playbook across our “House of Brands.”
Our “Right to Win” is centered on four key elements that we believe make Etsy.com a better place to shop and sell and, which, in turn, will bring more buyers, lead to increased frequency and size of purchases, and build long-term loyalty to the Etsy marketplace. We believe that when executed effectively, these elements can create a multiplier effect that will drive future growth.
(1)On August 10, 2023, Etsy completed the sale of Elo7 Serviços de Informática S.A. (“Elo7”), a Brazil-based marketplace for handmade and unique items. The results of Elo7 are included in all financial and other metrics discussed in this report, unless otherwise noted, from the date of acquisition on July 2, 2021 until August 10, 2023.

8	Etsy

2023 Consolidated Financial Highlights
Our strategy is the foundation of our operational success, which enabled us to achieve the following financial results in 2023:
•Etsy's consolidated GMS held relatively steady at $13.2 billion, down 1.2% year-over-year from $13.3 billion in 2022. The Etsy marketplace continued to maintain the vast majority of gains achieved during the pandemic (2023 GMS equal to 98% of 2022 GMS and up 145% from 2019).
•Revenue increased by 7.1% year-over-year to a total of $2.7 billion, up from $2.6 billion in 2022, led by Services revenue growth of 14.6%. The growth in Services revenue was driven by a 16.9% increase in on-site advertising revenue. Marketplace revenue also benefited from the Etsy marketplace seller transaction fee increase that was implemented on April 11, 2022, allowing us to continue to invest in our sellers' growth.
•Net income (loss) increased 144.3% year-over-year to $307.6 million, up from $(694.3) million in 2022, primarily driven by a $1.0 billion charge for the full impairment of the goodwill of Depop and Elo7 in 2022. Net income (loss) margin (i.e., net income (loss) divided by revenue) was 11.2%, compared to (27.1)% in 2022.
•Adjusted EBITDA increased 5.2% year-over-year to $754.3 million, up from $716.9 million in 2022. Adjusted EBITDA margin (i.e., adjusted EBITDA divided by revenue) was 27.4%, compared to 27.9% in 2022. See “Non-GAAP Financial Measures” in this proxy statement for more information regarding our use of adjusted EBITDA and adjusted EBITDA margin and a reconciliation of adjusted EBITDA and Adjusted EBITDA margin to net income (loss), the most directly comparable GAAP financial measure.
The following graphics illustrate our consolidated GMS and revenue growth since 2019:
GMS
GMS grew 165% from 2019 to 2023
Revenue
Revenue grew 236% from 2019 to 2023
We are a global company, and our vibrant “House of Brands” community includes people buying or selling in nearly every country in the world. Collectively, the Etsy, Reverb, and Depop marketplaces connected a total of 9.0 million active sellers to 96.5 million active buyers as of December 31, 2023. In 2023, 45% of our consolidated GMS was generated when a seller or buyer, or both, were located outside of the United States. For more information on our strategy and our consolidated financial results, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (our “Form 10-K”).
Commitment to Impact Strategy and ESG Accountability
We apply similar focus, discipline, and accountability to our environmental, social, and governance (“ESG”) reporting metrics as we do to our financial metrics, and we believe that together they make us stronger and more resilient. We recently reported on our Impact strategy and ESG goals and 2023 progress as part of our Form 10-K. We use our filings with the U.S. Securities and Exchange Commission (“SEC”), as well as our Investor Relations website and our Etsy News blog, as our primary communications channels for information relating to our Impact strategy and progress. We have various approaches for determining what information we disclose in our ESG reporting, including feedback we receive from the financial community and other stakeholders. Etsy continues to report our Impact metrics using the Sustainability Accounting Standards Board (“SASB”) sector standards for our industry and the Task Force on Climate-Related Financial Disclosures (“TCFD”) framework. We also publish our consolidated Equal Employment Opportunity (“EEO-1”) report on our Investor Relations website. We have included some of our Impact highlights on the following pages. For more information on our Impact strategy and ESG goals and progress, as well as our SASB and TCFD reporting, please see our Investor Relations website and our Form 10-K at pages 19-41.

2024 Proxy Statement	9

Our Impact framework holistically expresses the positive impact we want our business to have
Impact Highlights
We are committed to growing sustainably by aligning our mission and business strategy to help create economic impact through entrepreneurship and, therefore, create value for all our stakeholders. Our Impact highlights in 2023 include the following:

ENVIRONMENTAL	SOCIAL	GOVERNANCE

In 2023, we made progress on our emissions reductions targets for Scopes 1, 2, and 3. Our Scope 3 emissions intensity (tCO2e/ million $ gross profit) declined 16% year-over-year, keeping us on track for our 2030 interim target as we work toward our Net Zero goal validated by the Science Based Target Initiative.
For 2023, we have sourced renewable energy for the electricity we measured or calculated as used to power our Etsy marketplace, Reverb and Depop offices and employees working from home, as well as Etsy marketplace's computing load in Google Cloud.
Over the course of 2023, sellers created over 100 million listings with circular attributes on the Etsy marketplace, Depop, and Reverb.
We expanded our Disaster Response program that offers grants to Etsy marketplace U.S. sellers impacted by a Federal Emergency Management Agency (FEMA) declared disaster. We also developed resource guides to make it easier for sellers to access climate-related disaster response and preparedness information and funding.

In 2023 we continued to make progress on our employee diversity, equity, and inclusion goals. At December 31, 2023, 15.4% of Etsy marketplace U.S. employees identified as Black, Latinx, or Native American.
In 2022, we set an ambitious goal to prioritize Disability Inclusion and Accessibility for employees at our Etsy marketplace, and the Etsy marketplace committed to scoring an 80 or above on DisabilityIn.org's Disability Equality Index in 2023. This commitment enabled us to create a roadmap of enhancements across our workplace programs, policies, and practices for the Etsy marketplace - and we are proud to have achieved a score of 100 as a result.
In 2023, our Impact Investment Fund invested $16 million with the hope to propel economic growth for entrepreneurs through several investments. These investments provide capital and wrap around business support services to entrepreneurs, particularly business owners who face barriers to access that impede their ability to grow.

In alignment with our mission to “Keep Commerce Human” and as part of our commitment to upholding and promoting human rights across our marketplaces and throughout our value chain, we published our Human Rights Commitment in 2023.
In 2023, we also published our Modern Slavery Statement, developed roadmaps for updating our supplier selection and management processes, made updates to our Supplier Code of Conduct to more explicitly include human rights, and clarified and expanded upon elements of our Imagery of Minors policy. Additionally, we formed a cross-functional working group that reports to our Chief Technology Officer on the responsible use of artificial intelligence across our marketplaces, in our operations, and through our partnerships.

10	Etsy

Culture and Engagement
We believe that our action-oriented, values-based, and purpose-driven work culture is a competitive advantage in attracting and retaining top talent. Etsy’s employees work diligently to bring innovative ideas to Etsy to strengthen the experience for sellers and buyers in our marketplaces. We are focused on maximizing our employees’ engagement, which is linked with high performance, retention, innovation, and growth.
Etsy continues to support hybrid working modes, while gathering together periodically with intention and careful planning, in spaces built with inclusive design. We offer paid family leave policies, as well as periodic company-wide “rest and recharge” days to supplement Etsy’s paid time off. Employees may also utilize regular “focus days,” full days where non-critical meetings are canceled and we focus on digging deep into individual work. Etsy also continues to offer mental health days and easy access to mental health benefits and coaching to our employees as part of our overall approach to well-being. We remain committed to building a workplace where people of all backgrounds and walks of life can thrive. In 2023, we continued to make progress on our employee diversity, equity, inclusion goals, while also updating some of our targets and commitments. We have continued our commitment to creating safe-space communities through our Employee Resource Groups and other affinity groups, made improvements to increase employee accessibility and disability inclusion, and refreshed our new hire orientations, competency matrices, and our performance enablement programs to enable equity.
Additionally, we take proactive measures at each step of the employee journey that focus on fair pay practices. As part of our commitment to fair pay practices, we completed our most recent biennial third-party pay equity analysis in 2022. The purpose of this analysis was to look at pay across jobs and levels to ensure our practices are fair and consistent and that compensation is not influenced by gender, race/ethnicity, or the intersection of both dimensions. Our 2022 pay equity analysis found no unexplained pay gaps adverse to women, employees from other marginalized genders, or non-white employees. Additionally, there were no unexplained pay gaps based on intersectionality (i.e., based on the combination of gender and race/ethnicity). We plan to continue to comprehensively audit pay equity biennially with an external consultant, and conduct internal reviews several times a year in conjunction with events such as performance rating and promotion decisions.
We are also focused on maximizing employee engagement. In 2023, we conducted engagement surveys of all Etsy marketplace, Reverb, and Depop global employees. Of all employees surveyed across each brand, 85% of Etsy marketplace, 86% of Reverb, and 76% of Depop employees submitted a response. 80% of Etsy marketplace respondents, 72% of Reverb respondents, and 75% of Depop respondents reported favorable employee engagement.
Beyond our own employees, we are also striving to create an equitable and sustainable supply chain that supports our “House of Brands” while reducing our carbon footprint, supporting diverse businesses, and bringing new economic opportunities to our suppliers and their employees. Etsy renewed our commitment to enable equitable access to economic opportunities by launching a new Supplier Diversity Program in 2023, including a target to reach $120 million in diverse spend (defined as spend with woman-owned, disability-owned and LGBTQ-owned businesses globally; as well as with businesses owned by underrepresented racial communities (Black, Asian-Indian, Asian-Pacific, Hispanic/Latinx, and Indigenous) and veterans in the United States) across our “House of Brands” by 2025. For more information on our focus on diversity, equity, and inclusion, please see our Form 10-K at pages 25-30, along with our workforce metrics at pages 30-31.
Executive Team

We believe that we have built a highly qualified and effective Executive Team.

Each person brings fresh perspectives and deep expertise to their particular roles. Additionally, we’re proud that more than half of our Executive Team identify as women. Our Executive Team consists of:

•Josh Silverman, President and Chief Executive Officer, leading Etsy as it builds platforms that empowers creative entrepreneurs around the world
•Rachel Glaser, Chief Financial Officer, leading our enterprise-wide global finance operations
•Nicholas Daniel, Chief Product Officer, leading the Etsy marketplace product development efforts worldwide, building shopping experiences across platforms, and overseeing Etsy's payments and fulfillment functions
•Rachana Kumar, Chief Technology Officer, leading the Etsy marketplace engineering teams with a focus on leveraging technology to create economic empowerment opportunities

•Raina Moskowitz, Chief Operating and Marketing Officer, leading the Etsy marketplace marketing, international, trust and safety, member support, strategy and operations, and our enterprise-wide impact team
•Toni Thompson, Chief Human Resources Officer, leading our enterprise-wide human resources team, aligning talent to growth opportunities, and continuing to shape how Etsy approaches the future of work
•Colin Stretch, Chief Legal Officer and Corporate Secretary, leading our enterprise-wide legal, policy, compliance, and advocacy teams

2024 Proxy Statement	11

Voting Roadmap

Proposal 1 Election of Directors
At our Annual Meeting, three Class IlI directors are standing for election, each for a three-year term. Our Board has nominated Marla Blow, Gary S. Briggs, and Melissa Reiff for election as Class IlI directors at our Annual Meeting.
▶ See page 13

Our Board recommends a vote FOR each nominee for Director.

Proposal 2 Advisory Vote on Named Executive Officer Compensation
This proposal, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives, and program, as described in this proxy statement.

Our Board recommends a vote FOR this proposal.
▶ See page 38

Proposal 3 Ratification of the Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024 and recommends that stockholders vote to ratify the appointment. PricewaterhouseCoopers LLP has audited our consolidated financial statements since 2012.
▶ See page 67

Our Board recommends a vote FOR this proposal.

Proposal 4 Approval of the 2024 Equity Incentive Plan
Our Board has approved an amendment and restatement of the Etsy, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”), subject to stockholder approval. In connection with amending and restating the 2015 Equity Incentive Plan, the name of the 2015 Equity Incentive Plan was updated to the Etsy, Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”). We are asking stockholders to approve the 2024 Equity Incentive Plan.

Our Board recommends a vote FOR this proposal.
▶ See page 70

12	Etsy

Proposal 1
Election of Directors

In accordance with our amended and restated certificate of incorporation, our Board, which currently has ten members, is divided into three staggered classes of directors. Our Board has nominated Marla Blow, Gary S. Briggs, and Melissa Reiff for re-election as Class III directors at the 2024 Annual Meeting, each for a three-year term. Each nominee is independent and has consented to serve as director, if elected. We have no reason to believe that any nominee will be unable or unwilling to serve as director. If a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if our Board names one.
In late 2023, our Board adopted a majority voting standard for uncontested director elections. To be elected, each director must receive a majority of the votes cast with respect to that director’s election. Any incumbent director who fails to receive the required number of votes for re-election shall submit his or her resignation for consideration by our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee's recommendation as it deems appropriate. Promptly following the Board's decision, Etsy will disclose that decision and an explanation of the decision in a filing with the Securities and Exchange Commission or a press release.
If elected at our Annual Meeting, the nominees will serve until our 2027 Annual Meeting of Stockholders and until their successors have been elected and qualified or until they resign, die, or are removed from our Board. For information about the nominees and each director whose term is continuing after our Annual Meeting, please see the following pages.

Our Board recommends a vote “FOR” each director nominee named above.

2024 Proxy Statement	13

Etsy's Board
The following table provides summary information about our Board. See pages 15-21 for more information.

C. Andrew Ballard Age: 51 Director Since: 2021 Class: I Committees: Compensation	Melissa Reiff Age: 69 Director Since: 2015 Class: III Committees: Compensation (Chair)

Marla Blow Age: 53 Director Since: 2021 Class: III Committees: Risk Oversight (Chair)	Josh Silverman President and Chief Executive Officer Age: 55 Director Since: 2016 Class: II

Gary S. Briggs Age: 61 Director Since: 2018 Class: III Committees: Risk Oversight	Margaret M. Smyth Age: 60 Director Since: 2016 Class: I Committees: Audit (Chair)

M. Michele Burns Age: 66 Director Since: 2014 Class: II Committees: Audit; Nominating and Corporate Governance	Marc Steinberg Age: 34 Director Since: 2024 Class: I Committees: Audit

Jonathan D. Klein Age: 63 Director Since: 2011 Class: I Committees: Compensation	Fred Wilson Chair Age: 62 Director Since: 2007 Class: II Committees: Audit; Nominating and Corporate Governance (Chair)

14	Etsy

Director Skills and Experience Matrix
Since 2022, Etsy has requested that each of our directors provide a more detailed skills and experience self-assessment which allows for more robust disclosure of that information. All of our directors bring leadership and corporate governance experience to our boardroom. The following chart summarizes other areas important to the oversight of Etsy's business where our directors have substantial knowledge and experience.

	Josh Silverman	Andrew Ballard	Marla Blow	Gary Briggs	Michele Burns	Jonathan Klein	Melissa Reiff	Margaret Smyth	Marc Steinberg	Fred Wilson
Technology, e-commerce and digital media
Brand strategy, marketing, or merchandising
Global commerce or international business
Human resources or talent
Impact/ESG
Strategic transactions
Payments processing
Finance, accounting, or financial reporting
Risk management
Information security/cybersecurity
Data analytics
Other current public company board service
  Board Skills Descriptions:

Technology, e-commerce, and digital media	Brand strategy, marketing, or merchandising	Global commerce or international business	Human resources or talent

Contributes to our understanding of how business and technology can strengthen our communities and empower people and entrepreneurship while Keeping Commerce Human.	Provides awareness of approaches that effectively communicate the story and value of our brand and our mission.
Contributes to an understanding of how our two-sided online marketplaces connect millions of passionate and creative buyers and sellers around the world and the infrastructure needed to support our global operations.

Enhances oversight of Etsy’s key human resources strategies and programs through understanding of how we manage and develop our workforce, foster an inclusive environment, and promote equity and inclusion throughout Etsy.

Impact/ESG	Strategic transactions	Payments processing	Finance, accounting, or financial reporting

Contributes to an understanding of the relationship between our strategy and our mission to make a positive impact on the world and create economic impact through entrepreneurship.	Provides awareness of how strategic transactions, including acquisitions, divestitures, and capital market transactions, could impact our business and/or inflect our market opportunity.
Enhances our understanding of the complex landscape of evolving laws, regulations, rules, and standards governing payments processing, as well as the direct and third-party processor operational and compliance risks.
Contributes to oversight of our financial statements and public company reporting requirements.

Risk management	Information security/cybersecurity	Data analytics	Other current public company board service

Enhances Board oversight of management’s risk management processes.	Enhances oversight of information security, cyber readiness, and data privacy protection and risks associated with cybersecurity matters.
Provides understanding of how scalable data analytics and machine learning can be used to improve our marketplaces, our organized and curated search results, and our buyers’ and sellers’ experiences, including through personalization.
Contributes to practical understanding of organizations, processes, governance, and oversight of strategy, risk management and growth.

2024 Proxy Statement	15

Diverse Representation and Perspective
Our directors bring to our Board broad perspectives, experience, and knowledge relevant to our mission to Keep Commerce Human. Half of Etsy's Board self-identified with diverse attributes, and three of our four Board Committee Chairs identify as women. The following charts present certain aspects of our Board's diverse characteristics:

Director Independence	Gender	LGBTQ+

Tenure	Race/Ethnicity	Disability

These attributes were self-disclosed by our directors through an optional diversity question included in our director questionnaire. The survey captured Board members' identity or affiliation including within the following categories, which is presented in accordance with Nasdaq's Board Diversity Rule categories:

Board Diversity Matrix (As of April 22, 2024)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	0	0
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	2
Disabled	1
Did Not Disclose Demographic Background	0
To see our Board Diversity Matrix as of April 25, 2023, please see the proxy statement filed with the SEC on April 25, 2023.

16	Etsy

Director Nominees and Continuing Directors
Nominees for Election to a Three-Year Term Expiring at the 2027 Annual Meeting of Stockholders

Key Qualifications
Marla Blow brings to our Board her significant experience with payments and financial services, her experience as a regulator, and her expertise in platforms that support small business. In addition, she has advocated for creative entrepreneurship as a path to economic empowerment, and brings experience as a purpose-driven leader in both the private and public sectors.
Professional Experience
•President and Chief Operating Officer of Skoll Foundation, which invests in and supports social entrepreneurs, where she leads Skoll’s program work, grants, investments, and financial management, since March 2021
•Senior Vice President for Social Impact in North America, Mastercard Center for Inclusive Growth from October 2019 to March 2021
•Founder and Chief Executive Officer, FS Card Inc., a subprime credit card venture, from 2014 to January 2019 (sold to a strategic acquirer); and a Partner in Fenway Summer LLC, a consumer finance investment and venture capital firm that incubated FS Card
•Prior to that: Assistant Director, Card and Payments Markets Group, Consumer Financial Protection Bureau, and various positions in the credit card business at Capital One
Other Public Company Directorships
•Care.com (February 2018 to March 2020) (acquired by IAC/InterActive Corp)
•FactorTrust, Inc. (2016 to 2017) (acquired by TransUnion)
Other Information
•Director of Square Financial Services, an independent banking subsidiary of Block Inc., formerly known as Square, Inc. (since March 2021)

Marla Blow INDEPENDENT Age: 53 Director since: 2021 Risk Oversight Committee (Chair)

Key Qualifications
Gary S. Briggs brings to our Board his significant brand strategy and marketing expertise, as well as his executive and leadership experience at technology and e-commerce companies.
Professional Experience
•Senior Advisor, Paid Media, Biden for President, since April 2024
•Chairman of Hawkfish, LLC, a political data and technology-based digital marketing company, from September 2019 to May 2021
•Vice President and Chief Marketing Officer of Facebook, Inc. (now known as Meta Platforms, Inc.), a social media company, from 2013 to November 2018
•Prior to that: various marketing roles at Google, Inc.; eBay Inc.; PayPal, Inc.; IBM Corp.; and PepsiCo
Other Public Company Directorships
•Petco Health & Wellness Company Inc. (since 2018)
•Afterpay Limited (January 2020 to March 2022) (acquired by Block, Inc., formerly Square, Inc.)
•LifeLock, Inc. (2013 to 2017) (acquired by Symantec Corporation)
Other Information
•Director of Combe, Inc., a private company (since 2023)

Gary S. Briggs INDEPENDENT Age: 61 Director since: 2018 Risk Oversight Committee

2024 Proxy Statement	17

Key Qualifications
Melissa Reiff brings to our Board her significant operational experience, her expertise in retail, marketing, and merchandising, and her knowledge of executive compensation and talent management. She also brings experience as a Chief Executive Officer and as a director of public companies.
Professional Experience
•Chief Executive Officer, The Container Store Group, Inc., a storage and organization specialty retailer, from 2016 until her retirement in February 2021
•President and Chief Operating Officer of The Container Store Group, Inc., from 2013 to 2016, having served as President from 2006 to 2013
Other Public Company Directorships
•Cricut, Inc. (since March 2021)
•The Container Store Group, Inc. (2007 to September 2021)

Melissa Reiff INDEPENDENT Age: 69 Director since: 2015 Compensation Committee (Chair)

Directors Continuing in Office

Key Qualifications
C. Andrew Ballard brings to our Board his executive and leadership experience across the technology, marketing, data analytics, media, and finance industries, as well as his strategic business and acquisition experience as a director of, and investor in, businesses in all stages of growth.
Professional Experience
•Chief Executive Officer and Co-Founder of Wiser Solutions, Inc., a software and data company focused on brands and retailers, since 2012
•Founder and Managing Partner of Figtree Partners, an investment firm focused on software and technology, since 2012
•Senior Advisor at Hellman & Friedman LLC, a private equity firm, from 2012 to 2019, and Managing Director, from 2006 to 2012
•Prior to that: various positions at Bain Capital, LLC and Bain & Company, Inc.
Other Public Company Directorships
•Domino’s Pizza, Inc. (since 2015)
Other Information
•Director of private companies, including CrossFit, Datacor, Inc., and Zignal Labs

C. Andrew Ballard INDEPENDENT Age: 51 Director since: 2021 Compensation Committee

18	Etsy

Key Qualifications
M. Michele Burns brings to our Board her expertise in corporate finance, accounting, governance, and strategy. She also brings expertise in global and operational management, including a background in organizational leadership and human resources, and experience as a public company Chief Financial Officer and director.
Professional Experience
•Advisory Board, Stanford Center on Longevity at Stanford University since October 2019, having served as the Center Fellow and Strategic Advisor from 2012 to October 2019
•Chief Executive Officer, Retirement Policy Center sponsored by Marsh & McLennan Companies, Inc. from 2011 to 2014
•Chairman and Chief Executive Officer, Mercer LLC, a human resources consulting firm, from 2006 to 2011, and Chief Financial Officer in 2006
•Prior to that: Chief Financial Officer at Delta Air Lines, Inc. and various positions at Arthur Andersen, serving ultimately as the Senior Partner, Southern Region Federal Tax Practice
Other Public Company Directorships
•Anheuser-Busch InBev SA (since 2016)
•Goldman Sachs Group, Inc. (since 2011)
•Cisco Systems, Inc. (2003 to 2023)
•Alexion Pharmaceuticals, Inc. (2014 to May 2018)
•Wal-Mart Stores, Inc. (2003 to 2013)

M. Michele Burns INDEPENDENT Age: 66 Director since: 2014 Audit Committee Nominating and Corporate Governance Committee

Key Qualifications
Jonathan D. Klein brings to our Board his extensive experience with e-commerce, knowledge of marketplaces and digital media companies, and his experience as both a public company Chief Executive Officer and as a director of a number of public and private companies.
Professional Experience
•Co-Founder and member of the board of Getty Images, Inc., a global digital media company, having served as Chief Executive Officer from its inception in 1995 until 2015
•Executive-in-Residence/Catalyst Advisor at General Catalyst, a venture capital firm, from April 2018 to June 2023
Other Public Company Directorships
•Getty Images Holdings, Inc. (since January 2022) and its predecessor company Getty Communications (since 1995)
•Jumia Technologies AG (since January 2019)
•Squarespace, Inc. (since 2010)
Other Information
•Director of several private companies, including Bloom & Wild Limited
•Director of a number of non-profit organizations, including The Committee to Protect Journalists and The New Press, and a member of the Council on Foreign Relations

Jonathan D. Klein INDEPENDENT Age: 63 Director since: 2011 Compensation Committee

2024 Proxy Statement	19

Key Qualifications
Josh Silverman brings to our Board his deep familiarity with our business through his tenure as our Chief Executive Officer, and his significant executive, operational, strategic, payments, data, and marketing experience. He also brings expertise in scaling and leading online marketplaces and technology companies.
Professional Experience
•President and Chief Executive Officer, Etsy since May 2017
•Senior Operating Advisor, Hellman & Friedman, a private equity firm, in 2017
•Executive in Residence at Greylock Partners, a venture capital firm, in 2016
•President of Consumer Products and Services, American Express Company from 2011 to 2015
•Prior to that: Chief Executive Officer of Skype from 2008 to 2010; Chief Executive Officer of Shopping.com, an eBay company, from 2006 to 2008; and, prior to that, served in various executive roles at eBay
•Co-Founder and Chief Executive Officer of Evite, Inc. from 1998 to its sale in 2001
Other Public Company Directorships
•Shake Shack Inc. (since 2016)

Josh Silverman Age: 55 Director since: 2016 President and Chief Executive Officer

Key Qualifications
Margaret M. Smyth brings to our Board her expertise in public company finance, accounting, strategic planning, and risk management. In addition, she brings significant international experience and leadership through her service as an executive and director of global public companies. Ms. Smyth also has experience in advancing sustainability accounting practices, holds SASB's FSA Credential, and holds a Certificate in Cyber-Risk Oversight from Carnegie Mellon University and the National Association of Corporate Directors, and a Fundamentals of ESG Certificate from the AICPA.
Professional Experience
•Partner, Global Infrastructure, QIC, a global infrastructure investor focused on ESG-themed investments in transport, energy, and utilities, and social/public/private partnership sectors, since July 2021
•U.S. Chief Financial Officer, National Grid plc, a multinational energy company, from 2014 to June 2021
•Vice President of Finance at ConEdison, Inc. from 2012 to 2014
•Prior to that: senior financial roles at United Technologies and 3M; Senior Managing Partner at Deloitte & Touche and Arthur Andersen
Other Public Company Directorships
•Lilium N.V. (since September 2021)
•Frontier Communications Parent, Inc. (since June 2021)
•Remitly Global, Inc. (since May 2021)
Investment Company Directorships
•Mutual of America Financial Group (two funds) (since 2005)

Margaret M. Smyth INDEPENDENT Age: 60 Director since: 2016 Audit Committee (Chair)

20	Etsy

Key Qualifications
Marc Steinberg brings to our Board his experience as an investor having responsibility for public and private equity investments across a broad range of industries and as a board member in the technology, digital media, and e-commerce industries.
Professional Experience
•Partner at Elliott Investment Management, L.P., an investment management firm, since January 2024, and Senior Portfolio Manager from 2015 to January 2024
•Prior to that: Centerview Partners (2012 to 2015)
Other Public Company Directorships
•Pinterest, Inc. (since December 2022)
Other Information
•Director of various private companies including Nielsen Holdings, plc, Syneos Health, and Cubic Corporation

Marc Steinberg INDEPENDENT Age: 34 Director since: 2024 Audit Committee

Key Qualifications
Fred Wilson brings to our Board his extensive experience with technology and social media companies, as well as his deep understanding of our business and operations through his tenure on our Board and as one of our early investors. Fred has significant experience in corporate governance, technology company strategy, and scaling businesses in growth. He is also a well-known thought leader on technology, venture capital, and management matters.
Professional Experience
•Founder and Partner, Union Square Ventures, a venture capital firm, since 2003
•Chair of the Board of Etsy since May 2017, having served as our Lead Independent Director since 2014
•Prior to that: Venture capitalist for over 30 years
Other Public Company Directorships
•Coinbase Global, Inc. (since January 2017; publicly traded since April 2021)
Other Information
•Director of various private companies in connection with his role at Union Square Ventures and in a personal capacity

Fred Wilson INDEPENDENT Age: 62 Director since: 2007 Chairman of the Board Audit Committee Nominating and Corporate Governance committee

2024 Proxy Statement	21

Corporate Governance
Key Features of our Corporate Governance
We believe Etsy is a unique company and, because of that, our Board's philosophy is that effective corporate governance should not be a one-size-fits-all solution. Our governance strategy has continued to evolve as Etsy has matured as a public company. Below are our recent governance updates, many of which have been made in response to feedback from our long-term investors, as well as the key features of our corporate governance:
Recent Governance Updates

2023
•Adopted majority voting for uncontested director elections (see page 24)
•Adopted overboarding policy (see page 24)
•Formed Risk Oversight Committee (see page 25)
•Adopted clawback policy (see page 53)
•Added disclosure around ratio of Chief Executive Officer (“CEO”) compensation to other Named Executive Officers (“NEO”) compensation (see page 41)

2022
•Began publishing consolidated EEO-1 Report and refreshed proxy to better highlight our governance evolution
•Adopted a proxy access bylaw
•Adopted Stock Ownership Guidelines
•Added a “Mansfield Rule” in our Policies and Procedures for Director Candidates

2021	•Added Performance Share Units (“PSUs”) to executive compensation program

2020	•Formalized a director diversity policy •Added a director resignation policy for plurality plus voting in director elections

Key Features of our Corporate Governance

Board Structure & Independence

•Board comprised of sophisticated and fully engaged directors with different areas of relevant expertise •Independent Board Chair •Independent Board, except our CEO •Independent Committee members	•Even distribution of director tenure, resulting in a Board with both institutional and fresh perspectives •Notice required before accepting an invitation to serve on additional for-profit boards

Board Oversight

•   Formed a Risk Oversight Committee to assist our Board with oversight of Etsy's management of risk exposures, as well as management's processes for effectively monitoring and mitigating risk
•Active Board risk management oversight

•Annual Board and Committee self-evaluations overseen by our Board Chair and our Nominating and Corporate Governance Committee
•Periodic reviews of our corporate governance structure
•Rigorous CEO evaluation process, and independent director oversight of executive succession planning

Corporate Governance Practices

•  Overboarding policy applicable to directors
•Strong commitment to diversity in Board composition
•Requirement that at least two candidates with diversity of race, ethnicity, or gender be included in any initial list of Board candidates considered by our Nominating and Corporate Governance Committee (Mansfield Rule)

•Stock ownership guidelines for directors and executive officers
•Policy of no pledging or hedging of Etsy shares for current employees and directors
•Robust code of conduct applicable to directors, officers, and employees
•Regular executive sessions of independent directors

Stockholder Rights and Engagement
•Proxy access bylaw allows stockholders to nominate and include directors in our proxy materials •Active, year-round stockholder engagement program
•  A majority voting standard for director elections requiring any nominee for director who receives more votes against than for in an uncontested election to offer his or her resignation for consideration by our Nominating and Corporate Governance Committee and our Board

22	Etsy

Stockholder Engagement
Etsy executives maintain a very active, year-round engagement schedule meeting with the portfolio management teams at existing and potential stockholders around the world as part of our on-going investor relations activities. In connection with this broad engagement program, we met with 290 investment management firms during 2023, representing stockholders with nearly 70% of our outstanding common stock as of December 31, 2023.
Since 2018, we have also conducted targeted, proactive outreach to offer investors the opportunity to specifically discuss corporate governance, environmental, social, and executive compensation issues. Since our 2023 Annual Meeting and as part of our off-season stockholder engagement efforts, we reached out to stockholders representing nearly 50% of our outstanding common stock and held discussions with all of the stockholders who wanted to meet. In these discussions we receive valuable feedback, which helps inform our Board's discussions of our corporate governance practices, environmental goals, and employment and executive compensation program, policies, and practices. For more information, see the section “Key Themes Discussed with Stockholders in 2023 and Early 2024.”
The following illustrates our year-round engagement program:

Year-Round Investor Engagement

Our management team maintains regular contact with our investors, including through quarterly earnings calls, individual meetings, and other communication channels, to hear questions and feedback. In April of each year, we publish our proxy statement.

Annual Meeting	Off-Season

•We hold our Annual Meeting of Stockholders, typically in June.
•We receive and summarize feedback from our Annual Meeting.
•We identify any potential areas of concern and monitor governance trends and the needs of our business and stockholders.

•We conduct our off-season stockholder engagement outreach on our executive compensation and environmental, social and corporate governance practices.
•We review our corporate governance documents, policies, and procedures and plan for the upcoming reporting season.
•We review our Impact strategy and progress on our ESG goals. We publish our Form 10-K.

Our management team has principal responsibility for investor relations, and their efforts are overseen by our Audit Committee. We believe our multi-faceted engagement program provides our stockholders with an effective channel for two-way dialogue with both our Board and management.

2024 Engagement Program

We are continuing our stockholder engagement program under our Board’s oversight in 2024 as we strive to further enhance and deepen our relationship with our stockholders with respect to these topics and other areas of interest to our stockholders.

2024 Proxy Statement	23

Key Themes Discussed with Stockholders in 2023 and Early 2024
The following sections highlight the key messages shared during the conversations we had as part of our stockholder outreach program and the feedback we received, as well as what actions we have taken or expect to take in response to this feedback.

Corporate Governance
•Etsy is a unique company and, because of that, our Board’s philosophy is that effective corporate governance should not be a one-size-fits-all solution.
•We have an active, engaged, and diverse Board with a balance of fresh perspectives and longer-tenured directors. Our Board has continued to demonstrate its willingness to make difficult decisions, act, and protect long-term stockholder value.
•Etsy’s governance structure includes certain anti-takeover provisions. We do not maintain these provisions lightly. We regularly discuss these provisions with our stockholders, and we believe that these protections are crucial to Etsy's success as a relatively young public company that has goals and impact priorities designed to be realized over the next several years. While our Board is judicious about dismantling these protections, we continue to evolve our governance strategy over time as Etsy matures as a public company. Our Board continues to monitor these sentiments and reviews our governance structure at least annually.
•  In 2023, on the recommendation of our Nominating and Corporate Governance Committee, our Board adopted majority voting for uncontested director elections, adopted a clawback policy, formed a new Risk Oversight Committee, and adopted an overboarding policy. Under our overboarding policy, no director may serve on more than four public company boards, and directors who serve as executive officers or in equivalent positions at public companies may not serve on more than two public company boards, inclusive of service on Etsy's board, without approval from our Board.

Executive Compensation
•We continue to seek feedback from our stockholders to better understand their views regarding our executive compensation program and practices.
•Based on feedback from many of our largest stockholders, our Compensation Committee has continued to include PSUs in the mix of equity awards granted to our executive officers to further align management’s long-term incentives with the creation of sustainable value for our stockholders.
•We also consider the results of our annual advisory vote on named executive officer compensation and the results of our vote on the frequency of future say-on-pay votes. Last year, our stockholders approved our 2023 say-on-pay proposal with approximately 84% of the votes cast supporting the proposal, and 99% of votes cast supported holding our say-on-pay votes annually.
•  We have adopted a clawback policy consistent with recently adopted SEC rules and Nasdaq listing standards.
•We grant equity awards to most employees but remain conscious of the costs associated with, and repurchase shares to offset dilution from, our stock-based compensation.
•Our Compensation Committee remains focused on aligning executive compensation with performance, retention, and long-term stockholder value creation when making compensation decisions for our executive officers.

Impact/ESG
•We have developed an Impact strategy and ESG goals that reflect the positive impact we want to have on the world while advancing and complementing our business strategy.
•In response to stockholder feedback, we continue to publish Etsy's consolidated EEO-1 report on our Investor Relations website.
•We report on our Impact strategy and ESG goals as part of our Form 10-K at pages 19-41, which includes reporting on our environmental goals (including net zero, sustainable operations, and marketplace sustainability), our social goals in prioritizing people and diversity, equity and inclusion, and our governance, as well as the four levers we utilize to achieve our Impact goals: business integration; marketplace integration; public policy; and values-aligned investment.
•We continue to hear feedback from our stockholders expressing appreciation for our transparency in ESG reporting and for our responsiveness to requests for disclosure on ESG topics of interest to stockholders.

24	Etsy

Board Structure
Board Leadership Structure
Our Board has determined that having an independent director serve as Chair of the Board is in the best interests of our stockholders at this time and supports effective risk oversight. Fred Wilson has served as our non-executive Chair since May 2017, providing independent leadership and enabling Josh Silverman, our CEO, to concentrate on Etsy’s business operations.
We believe that separating the positions of Chair and CEO ensures a greater role for the independent directors in the oversight of Etsy and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to separate or combine the roles of the CEO and Chair when and if it believes it is advisable and in the best interest of Etsy stockholders to do so. Our Board will continue to evaluate our leadership structure periodically and make changes in the future as it deems appropriate.
Director Independence
Our Board assesses the independence of each director at least annually and has determined that, other than Josh Silverman, all current directors and director nominees are independent in accordance with the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Josh Silverman is not considered independent because he is our CEO. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant. The independent members of our Board hold separate regularly scheduled executive session meetings at which only independent directors are present.
Our Board also has determined that each member of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Oversight Committee is independent and that each Audit Committee and Compensation Committee member meets the heightened Nasdaq and SEC independence requirements applicable to each such Committee.
Board Committees
Our Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Oversight Committee. The Risk Oversight Committee was established by our Board in December 2023 to assist our Board with its oversight of Etsy's management of risk exposures, as well as oversight of management's processes for effectively monitoring and mitigating risk. In connection with the formation of our Risk Oversight Committee, membership of Etsy's standing Committees was adjusted. Ms. Blow and Mr. Briggs ceased serving on our Audit Committee and Compensation Committee, respectively, and were appointed to the Risk Oversight Committee, with Ms. Blow serving as Chair of our Risk Oversight Committee. In addition, in connection with Mr. Steinberg's appointment as a director effective February 5, 2024, he was appointed to serve as a member of our Audit Committee.
Members of these Committees serve until their resignation or until otherwise determined by our Board. Our Committee charters, Corporate Governance Guidelines, and Code of Conduct are available on our investor relations website (investors.etsy.com) under “ESG-Governance-Governance Documents.” The composition of each Committee is described below.

Director		Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Oversight Committee
C. Andrew Ballard		Yes
Marla Blow		Yes				■
Gary S. Briggs		Yes
M. Michele Burns		Yes
Jonathan D. Klein		Yes
Melissa Reiff		Yes		■
Josh Silverman		No
Margaret M. Smyth		Yes	■
Marc Steinberg		Yes
Fred Wilson		Yes			■

■ Chair	Member	Financial Expert

2024 Proxy Statement	25

Audit Committee	2023 Meetings: 7

Members

As described in more detail in its charter, among other responsibilities, our Audit Committee:
•Appoints and oversees our independent registered public accounting firm; evaluates its qualifications, independence, and performance; and pre-approves the scope and plans for audits, all audit engagement fees, and all permissible non-audit services;
•Reviews and discusses with management and the independent registered public accounting firm our annual audited and quarterly unaudited financial statements and annual and quarterly reports on Forms 10-K and 10-Q and related matters, including any non-GAAP financial measures;
•Oversees our internal audit function, which reviews and reports on our business processes and controls, and the design and implementation of our products and technology and information systems; reviews and approves the proposed risk-based internal audit plan; and, as needed, meets with the Head of Internal Audit in executive session;
•Oversees our procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls, or auditing matters, and for the confidential and anonymous submissions by our employees concerning questionable accounting or auditing matters;
•Reviews and oversees related person transactions; and
•Oversees the management of risks associated with financial reporting, accounting, and auditing matters, taxes, investments, cash management, and foreign exchange management.
Each member of our Audit Committee can read and understand fundamental financial statements. Our Board has determined that each of Ms. Smyth and Ms. Burns qualify as audit committee financial experts, as that term is defined by SEC rules, and possess financial sophistication, as defined under the Nasdaq rules.

Margaret M. Smyth (Chair)	M. Michele Burns

Marc Steinberg	Fred Wilson

Compensation Committee	2023 Meetings: 6

Members

As described in more detail in its charter, among other responsibilities, our Compensation Committee:
•Oversees and annually reviews our compensation philosophy and strategy, and reviews peer group and select compensation data as part of evaluating our compensation competitiveness;
•Establishes goals and objectives relevant to compensation for the CEO and, in consultation with the CEO, other senior officers, and evaluates the CEO's and, in consultation with the CEO, other senior officer's performance against those goals;
•Reviews and approves the form and amount of compensation to be paid to the CEO and other Executive Team members either directly or through the establishment of a sub-committee;
•Administers our incentive compensation plans, including approving the terms and conditions of awards;
•Recommends to our Board adoption of executive compensation policies;
•Oversees administration of our Stock Ownership Guidelines and clawback policy;
•Reviews and approves the form and amount of compensation to be paid to our non-employee directors;
•Oversees human capital management, including our employee talent and development programs; our diversity, equity, and inclusion policies and strategies; our employee-related goals; our retention and attrition; and our talent planning and people and workplace related risks;
•Periodically reviews succession planning for key roles other than the CEO (for which succession planning is overseen by our Board); and
•Oversees the management of risks associated with our compensation policies, programs and practices, including an annual risk assessment to determine whether our compensation program encourages excessive or inappropriate risk-taking.
A description of the role of the compensation consultant engaged by our Compensation Committee, scope of authority of our Compensation Committee, and the role of executive officers in determining executive compensation can be found under “Compensation Discussion and Analysis—How We Determine Executive Compensation.”

Melissa Reiff (Chair)	C. Andrew Ballard

Jonathan D. Klein

26	Etsy

Nominating and Corporate Governance Committee	2023 Meetings: 4

Members

As described in more detail in its charter, among other responsibilities, our Nominating and Corporate Governance Committee:
•Advises our Board on corporate governance matters generally, and recommends to our Board appropriate or necessary actions to be taken by Etsy;
•Reviews the composition and size of our Board and makes recommendations to our Board;
•Recommends to our Board criteria for Board membership, including qualifications, qualities, areas of expertise, differences of viewpoint, age, skill, gender, race, and other individual characteristics, as well as other relevant factors;
•Actively seeks out diverse director candidates to include in the pool from which Board nominees are chosen;
•Reviews and recommends to our Board the director nominees;
•Oversees the annual evaluation of our Board and each Committee;
•Reviews the composition of each Committee and recommends members and chairs;
•Reviews the structure and operations of our Committees;
•Reviews director orientation and continuing education offerings and makes recommendations, as needed;
•Oversees the management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning; and
•Reviews our environmental and social impact goals (other than our employee-related goals, which are overseen by our Compensation Committee) and our progress against those goals.

Fred Wilson (Chair)

M. Michele Burns

Risk Oversight Committee	Formed December 2023

Members

As described in more detail in its charter, among other responsibilities, our Risk Oversight Committee has been formed to assist our Board with its oversight of Etsy's management of risk exposures, as well as oversight of management's processes for effectively monitoring and mitigating risk, in the following areas:
•Technology and information security related risks, including cybersecurity risks and risks posed by artificial intelligence and machine learning models;
•Regulatory and compliance risks, including marketplace regulations, data protection and privacy, corporate compliance, and regulatory change management;
•Marketplace risks, including content moderation, intellectual property and anti-counterfeit programs, marketplace fraud, product safety, and financial fraud;
•Operational resilience risks, including third party and supplier risks; and
•Payment operations and payment risks.

Marla Blow (Chair)

Gary S. Briggs

2024 Proxy Statement	27

Board Oversight Responsibilities
Board Meetings
Our Board met six times during 2023. Each director attended at least 75% of the total number of 2023 meetings of our Board and of each Committee on which he or she served. We encourage all directors and director nominees to attend our Annual Meeting; however, attendance is not mandatory. All directors attended our 2023 Annual Meeting of Stockholders.
Board Oversight of Strategy
Our Board is actively engaged in overseeing our long-term strategy. Management presents our annual operating plan for Board approval each year, together with an update on the prior year’s financial results. While our Board approves our annual operating plan, our management is responsible for developing this plan and executing on our business strategy. Our Board’s oversight and management’s execution of our plan are conducted with a long-term mindset and focus on assessing operational opportunities and strategic areas of impact.
Board Oversight of Risk
While management is responsible for the day-to-day management of the material risks we face, our Board maintains ultimate responsibility for the oversight of risk. In 2023, our Board's oversight of risk was informed by updates from leadership team members responsible for management and oversight of particular risk areas, including trust and safety, enterprise cybersecurity and information security, privacy, and public policy and advocacy. Our Board is assisted with its oversight of risks through its various Committees, including the recently formed Risk Oversight Committee, which report regularly to our full Board.
We also have a Risk Steering Committee comprised of a cross-functional management team, which meets regularly to review and discuss significant risks facing our business. The work of the Risk Steering Committee meetings helps to identify risk areas to be monitored and mitigated and to inform management reporting to our Board and its Committees.
Areas of Board and Committee Oversight of Risk

FULL BOARD OF DIRECTORS

•Business Strategy	•Capital Structure	•CEO Succession Planning

Audit Committee
•Accounting & Financial Reporting
•Audit Matters
•Investments and Investment Guidelines
•Related Person Transactions
•Cash and Foreign Exchange Management, and Taxes
•ESG Disclosure in Integrated Annual Report
•Insurance Program
Nominating and Corporate Governance Committee •Corporate Governance •Conflicts of Interest •Board and Committee Composition •Director Succession Planning •Environmental and Social Impact Goals and Progress

Compensation Committee •Executive Compensation Policies •Human Capital Management •Diversity, Equity, and Inclusion Strategy and Pay Equity •Management Succession Planning other than the CEO		Risk Oversight Committee •Regulatory and Compliance Programs •Data Privacy, Technology, and Information Security, including Cybersecurity •Payment Operations and Risks

28	Etsy

Additional Information Regarding Cybersecurity Risk Management
We recognize the importance of information security, cyber readiness, and data privacy protections to our business and reputation, which includes assessing, identifying, and managing material risks associated with cybersecurity threats. Our management has general responsibility for implementation of our information technology, cybersecurity, and privacy strategies and policies. Our Board and our Board Committees are actively engaged in the oversight of our cybersecurity and information security program. Before the establishment of our Risk Oversight Committee, our Audit Committee assisted our Board of Directors with its oversight of risks associated with Etsy’s technology and information security policies and practices, the internal controls relating to information security, and the steps taken by management to identify, monitor, and control any risk exposures. In December 2023, our Board formed a Risk Oversight Committee to assist the Board with its oversight of Etsy’s management of risk exposures, including oversight of technology and information security related risks. For more information, please see our Form 10-K.
Board Oversight of Human Capital and Talent
Management Succession Planning
Our Board considers its oversight and involvement in key aspects of management succession planning to be critical in ensuring Etsy’s competitive success over the long-term. In this role, our Board has established a CEO succession plan, which it reviews and updates periodically. Our Compensation Committee also reviews management succession plans for senior leadership roles (other than our CEO), including an evaluation of the skills they believe are needed for each role, potential successors in the short- and long-term, and any external search plans. We also consider, among other factors, the competitive landscape, leadership competencies, and organizational goals, including our commitment to diversity, equity, and inclusion.
In January 2023, Rachana Kumar assumed the role of Chief Technology Officer, as we executed on our management succession plan for the role. In February 2023, Colin Stretch joined Etsy as Chief Legal Officer and Corporate Secretary. Later in 2023, as part of the Restructuring Plan (defined below), we announced the departure of Ryan Scott, our former Chief Marketing Officer, and Kim Seymour, our former Chief Human Resources Officer. Toni Thompson, who previously served as our VP, People & Talent Strategy, assumed the role of Chief Human Resources Officer effective January 1, 2024, consistent with our management succession plan. Raina Moskowitz, formerly Chief Operating Officer, assumed an expanded role as Chief Operating and Marketing Officer, also effective January 1, 2024.
We remain proud that our Etsy management team today reflects a combination of those who have been with our company for five years or more – some elevated through thoughtful talent development and succession planning – and world-class talent attracted to our track record of success and long-term growth potential. In certain instances, we also have transitioned proven leaders to key roles supporting our “House of Brands” strategy. Our Compensation Committee and our Board have overseen our leadership development and management succession planning. In addition, our Compensation Committee receives an annual update on talent management and compensation strategies across Etsy. We believe these strategies enable us to engage and retain employees, serve our buyer and seller communities, and care for our workforce both personally and professionally.
Board Oversight of Impact Strategy
Etsy's full Board has overall responsibility for oversight of risk management at Etsy, including management of climate risk. Additionally, our Nominating and Corporate Governance Committee Charter provides that the Committee has responsibility for periodic review of our environmental and social Impact goals and our progress toward those goals. We typically report on our progress toward our Impact goals to our Nominating and Corporate Governance Committee or the full Board two times a year. In addition, our Audit Committee oversees the disclosures in our Form 10-K, which includes our ESG disclosures, and our Compensation Committee oversees our talent and employee development programs including our social ESG goals and our policies and strategies regarding diversity and inclusion. For more information on our Impact strategy and ESG goals and progress, please see our Form 10-K at pages 19-41.

2024 Proxy Statement	29

Board Oversight of Responsible Advocacy
Etsy engages in advocacy on policy issues that are aligned with our marketplaces, sellers, employees, and other stakeholders’ interests. This engagement is overseen and driven primarily through our Public Policy and Advocacy team. In these activities, we seek to protect and advance Etsy’s interests, competitiveness, reputation, and goals and shape public policy issues that impact Etsy and our various constituencies.
•Political Contributions. Etsy does not maintain a political action committee or make contributions in money, employee time, goods, or services to political parties or candidates, and we are committed to meaningful oversight of Etsy’s engagement with government officials.
•Lobbying. Etsy’s Public Policy and Advocacy team is committed to advancing common sense public policies that benefit our communities and business. We seek to build trust in our marketplaces and support our buyers and small business sellers by advocating for such policies as government investment in internet infrastructure, enhanced leave and caregiving policies, balanced product liability rules, common sense regulation of online commerce, and the use of our technology and marketplaces by communities that have been economically disadvantaged. All Etsy lobbying activities, including by third parties on behalf of Etsy, require the prior approval of the Global Head of Public Policy and Advocacy and must comply with applicable law and Etsy’s Business Conduct Guidelines.
Etsy files quarterly and other required Lobbying Disclosure Act reports detailing our U.S. federal lobbying activities and expenditures with the Secretary of the U.S. Senate and the Clerk of the U.S. House of Representatives. Etsy also files disclosure reports detailing our lobbying activities and expenditures with U.S. state and municipal governments, where required, and with the European Union Transparency Register.
•Trade Associations and Coalitions. Etsy joins trade and industry associations that add value to Etsy, our marketplaces, stockholders and employees. These groups often have many members from a wide variety of industries, and advocate on broadly applicable public policy and industry issues. Although we work to make our voice heard within these groups, there may be occasions where our views on an issue differ from those of a particular association. We perform comprehensive due diligence on our trade associations and coalitions designed to confirm they are reputable and have no history of malfeasance.
Our Board, as part of its general oversight function, periodically receives reports from senior management regarding Etsy’s advocacy strategy and agenda. Our senior management monitors and coordinates Etsy’s public policy and advocacy efforts, as well as any lobbying activities.
Board and Committee Self-Assessments
In 2023, our Board, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee conducted self-assessments intended to foster effective Board and Committee performance and identify opportunities for improvement. As the first step in the self-assessment, directors participated in a discussion with outside counsel, who asked them to consider various topics related to Board and Committee composition (including diversity of backgrounds, broadly construed to include differences of viewpoint, age, skill, gender, race, ethnicity, and other individual characteristics), structure, effectiveness (including with respect to Committee policies and procedures), and responsibilities, and processes as well as satisfaction with the schedule, agendas, materials, and discussion topics. The results of the assessments are then discussed by our Board in executive session, with a view toward taking action to address any issues presented. Results requiring additional consideration are addressed at subsequent Board and Committee meetings, where appropriate.
Director Nomination Process
Although our Nominating and Corporate Governance Committee has the authority to recommend prospective director candidates for our Board’s consideration, our Board retains the ultimate authority to nominate a candidate for election by the stockholders as a director and to fill any vacancy.

30	Etsy

Identifying and Evaluating Nominees
When searching for new directors, our Nominating and Corporate Governance Committee actively seeks out diverse candidates to include in the pool from which Board nominees are chosen. Our Policies and Procedures for Director Candidates requires that any initial list of candidates considered by the Nominating and Corporate Governance Committee for nomination to our Board include at least two candidates with diversity of race, ethnicity, or gender. Additionally, when identifying and evaluating potential director nominees, including current members of our Board who are eligible for re-election, our Nominating and Corporate Governance Committee seeks a balance of knowledge, experience, and capability on our Board and may consider the following:
•the current size and composition of our Board and the needs of our Board and our Committees;
•high integrity and adherence to Etsy values;
•qualities such as character, judgment, independence, relationships, experience, length of service, and the like;
•commitment to enhancing long-term stockholder value;
•diversity of backgrounds, which is construed broadly to include differences of viewpoint, age, skill, gender, race, ethnicity, and other individual characteristics;
•financial literacy or financial expertise or other requirements as may be required by applicable rules;
•sufficiency of time to carry out their Board and Committee duties;
•the range of expertise and experience of our Board, including at the policy-making level, in business, government, technology, or other areas relevant to our business; and
•other factors, including conflicts of interest or competitive issues.
Additionally, in 2023, we adopted an overboarding policy which provides that no director may serve on more than four public company boards, and directors who serve as executive officers or in equivalent positions at public companies may not serve on more than two public company boards, inclusive of their service on Etsy's board, without approval from our Board. Our Nominating and Corporate Governance Committee considers our directors' service on other public company boards service as well as their other time commitments when identifying and evaluating nominees.
Since our 2023 Annual Meeting, our Board elected Marc Steinberg as a director. Mr. Steinberg was welcomed to our Board as a seasoned and experienced investor following discussions with Etsy leadership, and several members of our Board, including the members of our Nominating and Corporate Governance Committee. See “Director Nominees and Continuing Directors” at page 17 for more information.
Stockholder Recommendations and Nominees
Our Nominating and Corporate Governance Committee will consider stockholder recommendations, so long as they comply with applicable law and our bylaws, including the procedures described below. Stockholder recommendations for candidates to our Board must be received in writing within the time frame specified in our bylaws and sent to our headquarters, Etsy, Inc., 117 Adams Street, Brooklyn, NY 11201, to the attention of our Chief Legal Officer and Corporate Secretary. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Etsy within the last three years, and evidence of the recommending person’s ownership of Etsy stock. Recommendations must also include a statement from the recommending stockholder in support of the candidate that addresses the criteria for Board membership, personal references, and confirmation of the candidate’s willingness to serve.
Our Nominating and Corporate Governance Committee will review the qualifications of any candidate recommended by stockholders in accordance with the criteria described above. In addition, in our Nominating and Corporate Governance Committee’s discretion, its review may include requiring the candidate to complete a questionnaire regarding his or her background, interviewing references, performing background checks, direct interviews with the candidate, or other actions it deems necessary or proper.
Our Bylaws provide a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning at least three percent of the voting power of the outstanding shares of our common stock continuously for at least three years, may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two directors or twenty percent of the number of directors to be elected at our annual meeting, subject to certain limitations and provided that the stockholders and nominees satisfy the timing and other requirements specified in our bylaws.

2024 Proxy Statement	31

Compensation Committee Interlocks and Insider Participation
During 2023, C. Andrew Ballard, Gary S. Briggs, Jonathan D. Klein, and Melissa Reiff served on our Compensation Committee. No member of our Compensation Committee had served as one of our officers or employees at the time that they were a member of our Compensation Committee. Other than disclosed below under “Related Persons Transactions” with respect to Gary Briggs, no member of our Compensation Committee had or has any relationships with us that are required to be disclosed under SEC rules. During 2023, none of our executive officers served as a member of the board or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.
Communications with our Board
Stockholders or other interested parties may contact our Board or one or more of our directors with issues or questions about Etsy, by mailing correspondence to our Chief Legal Officer and Corporate Secretary at our Brooklyn headquarters, Etsy, Inc., 117 Adams Street, Brooklyn, NY 11201. Our legal team will review incoming communications directed to our Board and, if appropriate, will forward such communications to the appropriate member(s) of our Board or, if none is specified, to our Board Chair. For example, we will generally not forward a communication that is primarily commercial in nature, is improper or irrelevant, or is a request for general information about Etsy.
Director Compensation
Compensation Program for Non-Employee Directors
Our non-employee directors play a critical role in guiding our strategic direction and overseeing management. Our Compensation Committee reviews pay levels for non-employee directors at least annually, informed by feedback from Compensia, Inc., a national compensation consulting firm (“Compensia”) which prepares a comprehensive assessment of our compensation program for non-employee directors. That assessment includes reviewing director compensation against the same peer group used for executive compensation purposes, an update on recent trends in director compensation, and a review of related corporate governance practices.
Pursuant to our Amended and Restated Compensation Program for Non-Employee Directors, non-employee directors receive an annual retainer for their service as directors and additional retainer amounts depending on their committee service, as described below, both paid in equity. Directors who are also employees of Etsy do not receive any additional compensation for their service as directors. Non-employee directors are also reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings.
In early 2023, Compensia conducted its annual review of our compensation program for non-employee directors relative to our peer group. Based on market data from Compensia, our Compensation Committee approved an increase to our annual board retainer from $285,000 to $300,000 to align non-employee director compensation to the market median.
Our non-employee director compensation program for 2023 is more fully described below:

Annual Value of Payments (Shown in $, Paid in Equity)
Annual Board Retainer	300,000
Additional Retainers
Board Chair	100,000
Audit Committee Chair	24,000
Audit Committee Member	10,000
Compensation Committee Chair	20,000
Compensation Committee Member	8,000
Nominating and Corporate Governance Committee Chair	10,000
Nominating and Corporate Governance Committee Member	5,000
Member of any other Committee constituted by our Board	40,000 unless otherwise determined by our Board or Compensation Committee

32	Etsy

On the date of our 2023 Annual Meeting, each continuing non-employee director received an equity award with an aggregate fair value at the time of grant equal to the annual board retainer plus the amount of applicable additional retainers in the form of RSUs, other than our Board Chair, who received stock options to accommodate Hart-Scott-Rodino Act considerations. Each new non-employee director who joins our Board after the date of our Annual Meeting is entitled to receive an equity award in the form of RSUs with an aggregate fair value at the time of grant equal to the amount of the annual board retainer, plus the amount of any applicable additional retainers, on the first business day of the month following the month in which his or her appointment to our Board became effective (or if such date was not a trading day, the first succeeding trading day). If the new director is appointed to our Board on a date after the date of our Annual Meeting, their equity award will be prorated based on the number of whole months that the director serves on our Board before our next Annual Meeting. These equity awards will vest in full on the date of the next Annual Meeting if the director has served continuously as a member of our Board during the vesting period and, if earlier, will vest in full in the event we are subject to a change in control, or upon the director’s death.
Additionally, if a director becomes our Board Chair, or a member or Chair of a Committee, after the date of our Annual Meeting (for continuing directors) or the date the director’s appointment to our Board became effective (for new directors), then the director will be entitled to receive a “catch-up retainer.” The catch-up retainer is an additional amount equal to the excess of the director’s additional retainers for the prior and new roles over the additional retainers that were actually paid to the director as of the date of our Annual Meeting. This additional amount will be prorated based on the number of whole months that the director served in each additional role during the period from our Annual Meeting (for continuing directors) or the date the director’s appointment to our Board became effective (for new directors) until our next Annual Meeting. The amount of any catch-up retainer attributable to any additional retainers (other than any additional retainer for our Board Chair) will be paid in cash on the date of our next Annual Meeting, provided that the director has served continuously as a member of our Board until the next Annual Meeting.
If a director is eligible to receive a catch-up retainer attributable to an additional retainer for our Board Chair, the director will be paid in the form of equity, with a fair value on the date of grant equal to the additional retainer amount. The award will be granted on the first business day of the month following the month in which the director becomes our Board Chair (or, if that day is not a trading day, on the following trading day). The award will vest in full on the date of our next Annual Meeting, provided that the director has served continuously as a member of our Board during the vesting period, and, if earlier, will vest in full in the event that we are subject to a change in control or upon the director’s death.
We also adopted Stock Ownership Guidelines in 2022 that require non-employee members of our Board to own a minimum number of shares of our common stock equivalent to the lesser of $150,000 or 1,500 shares. Our non-employee directors have until December 31, 2027 to comply with these guidelines, other than Mr. Steinberg, who has until December 31, 2029 to comply (based on the date on which he was appointed to the Board).
The following table discloses compensation received by our non-employee directors who served during 2023 pursuant to our non-employee director compensation program. Mr. Steinberg was appointed to our Board and our Audit Committee effective February 5, 2024 and did not receive any compensation for 2023.
Director Compensation Table

Director	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Total Compensation ($)
C. Andrew Ballard	324,250	—	324,250
Marla Blow	326,436	—	326,436
Gary S. Briggs	324,250	—	324,250
M. Michele Burns	331,664	—	331,664
Jonathan D. Klein	324,250	—	324,250
Melissa Reiff	336,893	—	336,893
Margaret M. Smyth	341,170	—	341,170
Fred Wilson	—	419,966	419,966
(1)The value disclosed is the aggregate grant date fair value of 3,411 RSUs granted to Mr. Ballard; 3,434 RSUs granted to Ms. Blow; 3,411 RSUs granted to Mr. Briggs; 3,489 RSUs granted to Ms. Burns; 3,411 RSUs granted to Mr. Klein; 3,544 RSUs granted to Ms. Reiff; and 3,589 RSUs granted to Ms. Smyth, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The number of RSUs granted is calculated by Etsy using the average closing price of Etsy’s common stock on Nasdaq (rounded to the nearest hundredth) for the 30 trading days up to and including the grant date. Assumptions used in the calculation of the grant date fair value are set forth in Note 16—Stock-based Compensation in our Form 10-K.
(2)The value disclosed is the grant date fair value of an option to purchase 8,131 shares granted to Mr. Wilson, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the grant date fair value are set forth in Note 16—Stock-based Compensation in our Form 10-K.

2024 Proxy Statement	33

(3)As of December 31, 2023, the aggregate number of stock options and unvested RSUs held by each non-employee director listed in the table above was as follows:

	Unvested RSUs (#)	Stock Options (#)
C. Andrew Ballard	3,411	689
Marla Blow	3,434	420
Gary S. Briggs	3,411	18,869
M. Michele Burns	3,489	30,244
Jonathan D. Klein	3,411	23,578
Melissa Reiff	3,544	16,184
Margaret M. Smyth	3,589	58,257
Fred Wilson	—	11,827
Changes for 2024
In December 2023, the Board approved the formation of the Risk Oversight Committee and approved a $20,000 retainer for the committee chair and an $8,000 retainer for each committee member, beginning in 2024.

34	Etsy

Executive Officers
Below is information regarding each of our current Executive Team members. Our Executive Team serves at the discretion of our Board. There are no family relationships among any of our directors or Executive Team members.

Josh Silverman President and Chief Executive Officer since 2017 Age: 55
Professional Experience
•President and Chief Executive Officer of Etsy since May 2017
•Senior Operating Advisor at Hellman & Friedman, a private equity investment firm, in 2017
•Executive in Residence at Greylock Partners, a venture capital firm, in 2016
•President of Consumer Products and Services at American Express Company, from 2011 to 2015
Prior to that: Mr. Silverman was the Chief Executive Officer of Skype from 2008 to 2010; Chief Executive Officer of Shopping.com, an eBay company, from 2006 to 2008; and, prior to that, served in various executive roles at eBay. Mr. Silverman was also co-founder and Chief Executive Officer of Evite, Inc. from 1998 to its sale in 2001.
Other Information
Mr. Silverman serves on the board of Etsy and Shake Shack Inc., where he is a member of Shake Shack's audit committee and its nominating and corporate governance committee.

Rachel Glaser Chief Financial Officer since 2017 Age: 62
Professional Experience
•Chief Financial Officer of Etsy since May 2017
•Chief Financial Officer of Leaf Group, a diversified consumer internet company that builds creator-driven brands, from 2015 to 2017
•Chief Financial Officer of Move, Inc. (operator of Realtor.com®), an online network of websites for consumers and real estate professionals from 2012 to 2015. Ms. Glaser helped lead the sale of Move, Inc. to News Corporation, a global, diversified media and information services company, in 2014
•Chief Operating and Financial Officer of MyLife.com, a subscription-based people search business, from 2008 to 2011
Prior to that: Ms. Glaser was the Senior Vice President of Finance at Yahoo! Inc. from 2005 to 2008. Between 1986 and 2005, Ms. Glaser held finance and operations positions of increasing responsibility at The Walt Disney Company and was Vice President of Operations and Business Planning for the Consumer Products group at the time of her departure.
Other Information
Ms. Glaser serves on the board of The New York Times Company and is chair of its audit committee and a member of its compensation committee.

2024 Proxy Statement	35

Nicholas Daniel Chief Product Officer since 2022 Age: 42
Professional Experience
•Chief Product Officer of Etsy since July 2022
•Vice President, Product of Etsy from March 2018 to July 2022
•Senior Director, Product of Etsy from 2016 to March 2018
Prior to that: Mr. Daniel held several roles within the Product Management team at Etsy, including Director, Product from 2015 to 2016, Group Product Manager from 2014 to 2015, and Senior Product Manager in 2014.

Rachana Kumar Chief Technology Officer since 2023 Age: 40
Professional Experience
•Chief Technology Officer of Etsy since January 2023
•Vice President, Engineering of Etsy & Managing Director, Etsy Mexico from April 2021 to December 2022
•Vice President of Engineering of Etsy from March 2020 to March 2021
•Senior Director of Engineering of Etsy from March 2019 to February 2020
Prior to that: Ms. Kumar held several roles within the Engineering team at Etsy, including Director of Engineering from 2017 to February 2019, Sr. Engineer Manager from 2016 to 2017 and Engineering Manager from 2014 to 2016.

Raina Moskowitz Chief Operating and Marketing Officer Age: 41
Professional Experience
•Chief Operating and Marketing Officer since January 2024
•Chief Operating Officer of Etsy from March 2022 to December 2023
•Chief Operations, Strategy and People Officer at Etsy from August 2020 to March 2022
•Senior Vice President of People, Strategy and Services at Etsy from April 2018 to August 2020
Prior to that: Ms. Moskowitz led U.S. customer marketing at American Express Company from 2005 to 2018, where she was responsible for driving growth, loyalty, and retention for American Express customers and held multiple leadership roles in product and strategy.
Other Information
Ms. Moskowitz serves on the board of Sprout Social Inc., a publicly traded provider of cloud based social media management software, where she is chair of its compensation committee and a member of its audit committee. She also serves on the Board of Tech:NYC, a nonprofit organization that supports a thriving and inclusive tech ecosystem in the city.

36	Etsy

Colin Stretch Chief Legal Officer and Corporate Secretary since 2023 Age: 55
Professional Experience
•Chief Legal Officer and Corporate Secretary of Etsy since February 2023
•Of Counsel to Latham & Watkins LLP from August 2022 to February 2023
•Leader-in-Residence at Columbia Law and Business Schools’ Reuben Mark Initiative for Organizational Character and Leadership, from February 2020 to February 2023
•General Counsel of Facebook, Inc. (now Meta Platforms, Inc.) from 2013 to September 2019
Prior to that: earlier in his career, Mr. Stretch was a law clerk to Justice Stephen G. Breyer on the U.S. Supreme Court and to Judge Laurence H. Silberman on the U.S. Court of Appeals for the District of Columbia Circuit, and he was in the Honors Program in the Antitrust Division of the U.S. Department of Justice.

Toni Thompson Chief Human Resources Officer since 2024 Age: 41
Professional Experience
•Chief Human Resources Officer of Etsy since January 2024
•Vice President, People & Talent Strategy of Etsy from February 2020 to December 2023
•Senior Vice President, People and Talent of The Muse from 2017 to February 2020, and Vice President, People and Talent of The Muse from 2016 to 2017
Prior to that: Ms. Thompson held several roles with increasing responsibility at Conde Nast from 2011 to 2016, most recently serving as Executive Director, Human Resources.

2024 Proxy Statement	37

Proposal 2
Advisory Vote on Named Executive Officer Compensation

In accordance with Section 14A of the Exchange Act and related SEC rules, we are providing our stockholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as described in this proxy statement.
This proposal, commonly referred to as the “say-on-pay” vote, provides our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all our named executive officers and our executive compensation philosophy, objectives, and program, as described in this proxy statement. Etsy currently holds a say-on-pay vote annually, which is consistent with the results of the most recent vote held on the frequency of our say-on-pay votes at our 2023 Annual Meeting. We ask our stockholders to approve the compensation of our named executive officers, as disclosed in the section titled “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Etsy, Inc. approve, on a non-binding advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2024 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion.”
This proposal will be decided by a majority of the votes cast. This means that this proposal will be approved on an advisory basis if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes will not have any effect on the outcome.
As an advisory vote, the result will not be binding on our Board or our Compensation Committee. The say-on-pay vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives, and program. Our Board and our Compensation Committee value the opinions of our stockholders and expect to consider the outcome of the vote when evaluating our executive compensation program and making future executive compensation decisions.

Our Board recommends a vote “FOR” the approval, on a non-binding advisory basis, of our named executive officer compensation, as discussed in this proxy statement.

38	Etsy

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis is intended to provide our stockholders with an understanding of our compensation philosophy, objectives, and practices; our compensation-setting process; our executive compensation program components; and the decisions made with respect to the 2023 compensation of our named executive officers (our “NEOs”):
•Josh Silverman, our President and Chief Executive Officer;
•Rachel Glaser, our Chief Financial Officer;
•Rachana Kumar, our Chief Technology Officer;
•Raina Moskowitz, our Chief Operating and Marketing Officer; and
•Colin Stretch, our Chief Legal Officer and Corporate Secretary.
Executive Summary
Business Overview
Etsy’s mission to “Keep Commerce Human” is rooted in our belief that, although automation and commoditization are parts of modern life, human creativity cannot be automated, and human connection cannot be commoditized. Etsy operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world. These marketplaces – which collectively create a “House of Brands” – share our mission, common levers for growth, similar business models, and a strong commitment to use business and technology to strengthen communities and empower people.
Our primary marketplace, Etsy.com, is the global destination for unique and creative goods. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs. In addition to our core Etsy marketplace, our “House of Brands” portfolio also includes Reverb Holdings, Inc. (“Reverb”), our musical instrument marketplace and Depop Limited (“Depop”), our fashion resale marketplace.(1) Each Etsy, Inc. marketplace operates independently, while benefiting from shared expertise in product, marketing, technology, and customer support. As of December 31, 2023, the Etsy, Reverb, and Depop marketplaces collectively connected a total of 9.0 million active sellers to 96.5 million active buyers.

2023 Performance Highlights

2023 performance highlights include the following:
•Our sellers generated $13.2 billion of gross merchandise sales (“GMS”). Of this, Etsy marketplace GMS was $11.6 billion or 88.0% of the total GMS and the Reverb, Depop, and Elo7 marketplaces generated approximately $942.1 million (7.1% of the total), $599.6 million (4.6% of the total), and $42.1 million (0.3% of the total) of GMS, respectively. We anticipate that the Etsy marketplace will continue to be the primary driver of our overall financial performance for the foreseeable future.
•We reported $2.7 billion in revenue, representing 7.1% growth over the prior year.
•We reported net income of $307.6 million, representing a 144.3% increase over the prior year, primarily due to a $1.0 billion impairment charge in 2022 to the goodwill of Depop and Elo7.
•Adjusted EBITDA was $754.3 million, a 5.2% increase over the prior year, with adjusted EBITDA margin of 27.4%.(2)

(1)On August 10, 2023, Etsy completed the sale of Elo7 Serviços de Informática S.A. (“Elo7”), a Brazil-based marketplace for handmade and unique items, which was acquired by Etsy on July 2, 2021. The results of Elo7 are included in our financial and other metrics from the date of acquisition on July 2, 2021 until August 10, 2023, unless otherwise noted.
(2)See the “Non-GAAP Financial Measures” section of this proxy statement for more information regarding our use of adjusted EBITDA and adjusted EBITDA margin and a reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

2024 Proxy Statement	39

Additionally, we continue to focus on running our business in a responsible and ethical way as stewards for the interests of our long-term stockholders. From 2017, when Mr. Silverman became our CEO, through 2023:

GMS grew from $3.3 billion in 2017 to approximately $13.2 billion in 2023, representing a 26% compound annual growth rate over the period;	Revenue grew from $441 million in 2017 to $2.7 billion in 2023, representing a 36% compound annual growth rate over the period;	Net income grew from $82 million in 2017 to $307.6 million in 2023, representing a 25% compound annual growth rate over the period;	Adjusted EBITDA grew from $80 million in 2017 to $754.3 million in 2023, representing a 45% compound annual growth rate over the period; and	Etsy was admitted to the S&P 500 in 2020.

2023 Executive Compensation Highlights
Pay for Performance
Our executive compensation strategy is to provide a transparent and thoughtful “pay-for-performance” program. We generally target a compensation mix for our executive officers that is weighted heavily toward variable, or “at risk,” compensation, including short-term cash incentives and long-term equity incentive compensation opportunities to align the compensation of our executive officers with our performance and the interests of our stockholders. Within this framework, individual compensation decisions are determined after considering the factors described below under “Factors Considered When Determining Executive Compensation.”
The target annual pay mix for our CEO and other NEOs, shown below as of the time that compensation was approved in early 2023, reflects our pay for performance philosophy:
CEO
Other NEOs (on average)

As reflected above, we believe that this design provides balanced incentives for our NEOs to drive financial performance and long-term growth and for our NEOs' interests to be aligned with the interests of our long-term stockholders.
Throughout 2023, our stock experienced price volatility, which had meaningful impact on the value of the time-based and performance-based equity awards included in our executive compensation program. Additionally, in December 2023, our Board approved a restructuring plan designed to increase Etsy’s operational efficiencies, reduce operating costs, and better align Etsy’s workforce and cost structure with current business needs, top strategic priorities, and key growth opportunities (the “Restructuring Plan”). While the corporate performance component of our annual cash incentive program was achieved at 129%, taking into account overall business performance and the Restructuring Plan, as well as a recommendation from our Executive Team to limit their annual incentive compensation payouts, our Compensation Committee limited the annual incentive compensation payouts for the CEO to 50% of target payout opportunity and for the other NEOs to 75% of target payout opportunity.
We believe that we have started 2024 energized, with the right team, a highly relevant and differentiated “Right to Win” strategy, a disciplined investment approach, and a resilient business model, and we expect that our executive compensation program will continue to reflect our pay-for-performance philosophy.

40	Etsy

Say-on-Pay Results and Stockholder Engagement
Since 2018, we have conducted targeted stockholder engagement for the specific purpose of seeking feedback from Etsy investors to better understand their views regarding our executive compensation program and corporate governance practices. Since our 2023 Annual Meeting and as part of our off-season stockholder engagement efforts, we reached out to stockholders representing nearly 50% of our outstanding shares of common stock and held discussions with all of the stockholders who wanted to meet, representing approximately 30% of our outstanding shares of common stock. In the course of these discussions, we received valuable feedback on our executive compensation program, policies, and practices as summarized in the following chart.

Stockholder Feedback	Our Response

•Our stockholders are consistently positive about our efforts to retain and incentivize our Executive Team.
•Our stockholders are generally positive about the inclusion of PSUs in our equity compensation program design. Some stockholders would prefer longer performance periods for our PSUs and more differentiation between the metrics in our annual cash incentive program and our PSUs.
•Several of our stockholders asked questions or commented on our consideration of pay equity among our CEO and our other NEOs.
•Several stockholders inquired about our plans to adopt a clawback policy.
•Several stockholders objected to the inclusion of an evergreen provision in our equity incentive plan.

•Our Compensation Committee maintains a continued focus on retention of Mr. Silverman and our other Executive Team members.
•We continue to include PSUs in the mix of equity awards granted to Mr. Silverman and our other executive officers. For 2023 and 2024 grants, we extended the performance period for PSUs with GMS, revenue, and adjusted EBITDA margin targets from one year to two years, and we continued the three-year performance period for PSUs with a relative total stockholder return (“TSR”) target.
•We provide additional disclosure regarding the ratio of CEO to other NEO compensation.
•  We have adopted a clawback policy consistent with SEC rules and Nasdaq listing standards.
•  We have removed the legacy evergreen provision from our 2024 Equity Incentive Plan (see Proposal 4). We did not rely on the evergreen provision for 2024, as our Board approved a zero share increase in shares available for issuance as of January 2, 2024.
•  Subject to stockholder approval, we have reduced the number of shares available for awards pursuant to our 2024 Equity Incentive Plan, upon amendment and restatement, by approximately 76% to 8,000,000 shares (as compared to 33,859,046 shares available for awards pursuant to our 2015 Equity Incentive Plan as of March 31, 2024).

In addition to the topics described above, some stockholders inquired about the use of ESG metrics and criteria in our executive compensation program, including in our short-term and long-term incentive plans. We include in our annual cash incentive program individual performance objectives for each NEO, which include ESG goals tailored to their individual business responsibilities. Our short-term and long-term incentive plans and the related corporate performance objectives are described further in this Compensation Discussion and Analysis.
We also disclose the ratio of CEO to other NEO compensation, in response to stockholder feedback. Over the 2017 through 2023 period (the period during which Mr. Silverman has served as CEO), the ratio of Mr. Silverman's average total compensation (computed in the manner required to be disclosed on the Summary Compensation Table) to the average total compensation received by our other NEOs (computed on the same basis, and excluding any compensation reported for 2017 for our former CEO, Chief Financial Officer and Controller) was approximately 3:1.
Our Compensation Committee also considers the results of our say-on-pay votes. In 2023, 84% of the votes cast supported our say-on-pay proposal, indicating support for our executive compensation program. In 2023, we held a say-on-pay frequency vote, and 99% of votes cast supported holding future advisory votes on the compensation of Etsy's named executive officers every year. Based on the results of that vote, we intend to continue holding an annual advisory vote on the compensation of our named executive officers. Our Board and our Compensation Committee value the opinions of our stockholders, and we intend to continue to solicit and consider feedback obtained through our stockholder engagement program, as well as consider the voting outcome of future say-on-pay proposals. Furthermore, when making compensation decisions for our executive officers, our Board and our Compensation Committee remain focused on aligning compensation with performance and retention.
For a more detailed discussion of our recent stockholder engagement activities, please see “Corporate Governance — Stockholder Engagement.”

2024 Proxy Statement	41

Overview of our 2023 Executive Compensation Design
Elements of Annual Compensation
A summary of the key elements of our 2023 executive compensation program is set forth below(1):

Element	Type	Primary Objective	Value Realized On Achievement Of
Base salary	Fixed	Attract and retain	Service
Annual cash incentives	Variable	Short-term company and individual performance	Service, GMS, revenue, adjusted EBITDA margin, and individual goals (includes ESG goals)
Long-term incentives	Variable	Stockholder alignment, retention, and long-term value creation	Service and, for PSUs, GMS, revenue, adjusted EBITDA margin, and relative TSR
(1)In addition, our executive officers participate in the standard health and wellness benefits, employee benefit plans and programs, our 401(k) plan (with employer matching contributions), and training and coaching available to our other employees, and are eligible for severance payments and benefits, as discussed in more detail below.
Key Features of our Executive Compensation Program

What We Do	What We Don’t Do

We maintain an independent Compensation Committee	We do not contractually guarantee annual base salary increases to our Executive Team

Our Compensation Committee retains an independent compensation advisor who performs no other services for us	We do not offer defined benefit retirement programs or excessive perquisites

Our Compensation Committee conducts an annual executive compensation review, including a review of our compensation peer group, and a compensation-related risk assessment	We do not offer change-in-control excise tax reimbursement payments or “gross-ups”

We use variable pay, including long-term equity awards, as a substantial portion of our Executive Team’s target total direct compensation opportunity	We prohibit hedging or pledging of our equity securities by our officers, employees, and directors

We have adopted Stock Ownership Guidelines designed to align our Executive Team's interests with those of our stockholders	We do not permit stock option exchanges or re-pricings without stockholder approval

Our Equity Grant Policy sets pre-established grant dates for Executive Team members' annual equity awards	We do not permit stock option backdating

Our Executive Team is employed “at will”	We do not encourage unreasonable risk taking

Our annual cash incentive program includes individual ESG goals	Our Executive Team is not entitled to single-trigger change-in-control equity acceleration

We have adopted a clawback policy consistent with SEC rules and Nasdaq listing standards

42	Etsy

Executive Compensation Philosophy and Objectives
We Pay for Performance
Our executive compensation philosophy is to design our compensation programs to be thoughtful and transparent, with a strong focus on pay for performance. We generally target a compensation mix for our executive officers that is weighted heavily toward variable, or “at risk,” compensation, including short-term cash incentives earned based on both Company and individual performance, and long-term equity incentive compensation opportunities. We believe this approach aligns the compensation of our executive officers with our performance and the interests of our stockholders. We consider our equity awards, which in 2023 included restricted stock unit (“RSU”) awards that may be settled for shares of our common stock, and PSU awards where the number of shares earned is determined based on our actual level of performance achieved as measured against the award performance goals, to be “variable” pay because the realized value of these awards depends in large measure on the performance of our stock price.
We Pay all Employees Competitively, Fairly, and Consistently
We also strive to pay all of our employees, including our executive officers, competitively, fairly, consistently, and without bias in a way that aligns with our long-term business goals and values. Specifically, our compensation program aims to:

Attract, motivate, and retain highly qualified and engaged employees who are passionate about our mission.	Foster a culture of shared success through pay for performance opportunities, including cash incentives and equity awards.	Align pay for each employee’s position with the responsibilities, knowledge, complexity, and impact of the role within the Company.

As part of our commitment to fair pay practices, we completed our most recent biennial third-party pay equity analysis in 2022. The purpose of this analysis is to look at pay across jobs and levels to ensure our practices are fair and consistent and that compensation is not influenced by gender, race/ethnicity, or the intersection of those dimensions.
Our 2022 pay equity analysis found no unexplained pay gaps adverse to women, employees from other marginalized genders, or non-white employees. Additionally, there were no unexplained pay gaps based on intersectionality (i.e., based on the combination of gender and race/ethnicity). We plan to continue to comprehensively audit pay equity biennially with an external consultant, and conduct internal reviews several times a year in conjunction with events such as performance rating and promotion decisions.
We also grant equity awards to most employees, to help align the interests of our employees with the long-term interests of our stockholders. We periodically refresh those awards, granting additional equity awards to employees when our Compensation Committee deems it appropriate, in light of market conditions, to replenish unvested equity for retention, to reward performance, and to keep pace with the evolving competitive market. This broad-based equity program is intended to ensure that our employees are invested in, and receive the rewards of, our future success. While we believe it is important to use equity awards to align the interests of our employees with the long-term interests of our stockholders, we are also conscious of the costs associated with, and repurchase shares to offset dilution from, our stock-based compensation. As of December 31, 2023, we had fewer shares outstanding than we did as of December 31, 2017, evidence that our stock repurchase activities have enabled us to effectively mitigate the dilution associated with employee equity.
We are Mindful of Key Objectives
Consistent with our broader compensation philosophy, the key objective of our executive compensation program is to attract, retain, and motivate high caliber, diverse talent who share our dedication to our community and commitment to our mission to “Keep Commerce Human.” We evaluate the efficacy of our compensation programs in supporting this objective on an ongoing basis, collecting feedback from our recruiting efforts as well as competitive market data. While the weight of the elements evolves in light of our business needs and market conditions, we continue to believe that competitive executive compensation packages consisting of both fixed and variable pay in the form of base salaries, annual cash incentive opportunities, and long-term equity incentive compensation opportunities enable us to achieve this objective and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.

2024 Proxy Statement	43

Key Components and Design of our 2023 Executive Compensation Program
Base Salary
Base salary represents a small portion of our executive officers’ target total direct compensation, reflecting our goal to allocate a significant majority of executive compensation to the variable, performance-based elements of our Executive Team’s total compensation package. Although our Compensation Committee generally seeks to set base salaries at competitive levels, the actual positioning of executive officer base salaries is also based on our Compensation Committee’s assessment of the factors described below in the section titled “Factors Considered When Determining Executive Compensation.”
Our Compensation Committee reviews and approves the base salary of each NEO, including the base salary of our Chief Executive Officer. Annual base salary increases for our NEOs other than Mr. Silverman were recommended by him in light of each NEO's job responsibilities and performance, as well as comparisons to our executive compensation peer group (discussed below). Following a review of Mr. Silverman's recommendations for NEOs other than himself and a competitive market data analysis prepared by Compensia, including with respect to Mr. Silverman's compensation, our Compensation Committee approved the changes to annual base salaries as set forth below for Mr. Silverman, Ms. Glaser, Ms. Kumar, and Ms. Moskowitz, effective as of April 1, 2023. The base salary increases approved in 2023 reflected an effort to reach more market-aligned base salary levels for these executives.

Named Executive Officer	2023 Base Salary	2023 Base Salary Increase (% of 2022 Base Salary)
Josh Silverman	$660,000	5%
Rachel Glaser	$525,000	11%
Rachana Kumar	$460,000	(1)
Raina Moskowitz	$475,000	12%
Colin Stretch	$460,000	(2)
(1)Ms. Kumar received a base salary increase to $440,000 effective as of January 1, 2023 in connection with her promotion to Chief Technology Officer, and a subsequent increase effective as of April 1, 2023 to $460,000, as reflected in the above table.
(2)Mr. Stretch joined Etsy in February 2023, and his base salary was approved by our Compensation Committee as part of his appointment as our Chief Legal Officer and Corporate Secretary.
Annual Cash Incentive Program
Overview
Our annual cash incentive program is intended to reward participants for the achievement of our short-term financial and operational objectives and their individual contributions to meeting those objectives. Annual cash incentive award opportunities set in early 2023 for our Executive Team were based 70% on the achievement of corporate performance objectives and 30% on the achievement of individual performance goals and objectives, except in the case of our CEO, whose annual cash incentive award opportunity was based 80% on the achievement of corporate performance objectives and 20% on the achievement of individual performance goals and objectives, reflecting his greater responsibility for our overall performance. Each Executive Team member’s annual cash incentive award was subject to a maximum payout opportunity equal to 200% of his or her target annual cash incentive award opportunity.

Consideration of ESG Goals

Our Impact strategy is aligned with our business model. Consistent with this alignment, a portion of the individual performance objectives for each NEO’s 2023 target annual cash incentive opportunity included ESG goals tailored to the NEO's respective business responsibilities.

44	Etsy

Target Annual Cash Incentive Opportunities
Our Compensation Committee reviews the target annual cash incentive award opportunities (which are expressed as a percentage of annual base salary) of our executive officers each year as part of its annual executive compensation review and makes adjustments after considering the factors described below in “Factors Considered When Determining Executive Compensation.” Generally, our Compensation Committee seeks to set the target annual cash incentive award opportunities of our Executive Team members so that their target total cash compensation (the sum of their annual base salaries and the target annual cash incentive award opportunities) is at a competitive level with our executive compensation peer group, but does not target a specific percentile. For more information on how our Compensation Committee considers competitive compensation data in making its decisions with respect to the executive compensation, see the section “Factors Considered When Determining Executive Compensation.”
Following a review by our Compensation Committee of competitive market data analysis and based on discussions with Compensia, in early 2023, our Compensation Committee approved target annual cash incentive award opportunities as a percentage of annual base salary for each NEO as follows: Mr. Silverman: 120%; Ms. Glaser: 90%; and Ms. Kumar and Ms. Moskowitz: 80%. Additionally, our Compensation Committee approved a target annual cash incentive award opportunity for Mr. Stretch of 70%, prorated based on his start date, as part of his appointment as our Chief Legal Officer and Corporate Secretary.
The 2023 target total cash compensation opportunity for each our NEOs was as follows:

		Cash Incentive Opportunity
Named Executive Officer	2023 Base Salary	2023 Target Opportunity (% of Base Salary)	2023 Corporate Performance Component Weight*	2023 Individual Performance Component Weight	Target Total Cash Compensation Opportunity
Josh Silverman	$660,000	120%	80%	20%	$1,452,000
Rachel Glaser	$525,000	90%	70%	30%	$997,500
Rachana Kumar	$460,000	80%	70%	30%	$828,000
Raina Moskowitz	$475,000	80%	70%	30%	$855,000
Colin Stretch	$460,000	70%	70%	30%	$782,000
*    As described below, the aggregate corporate performance component was achieved at 129% in 2023; however, based in part on a recommendation from the Executive Team, including the NEOs, and taking into account overall business performance and the Restructuring Plan, our Compensation Committee limited the annual incentive compensation payouts to 50% of target payout opportunity for the CEO and 75% of target payout opportunity for the other NEOs.
2023 Corporate Performance Objectives
In early 2023, our Compensation Committee selected consolidated GMS, revenue, and adjusted EBITDA margin as the corporate performance objectives for our 2023 annual cash incentive program, which was consistent with prior years. Our Compensation Committee selected the following metrics, which are key metrics that investors focus on when evaluating Etsy’s performance:
•GMS because it believes that it is an indicator of the success of Etsy sellers, the satisfaction of Etsy buyers, the health of our marketplaces, and the scale and growth of our business, and, therefore, is one of our key performance measures.
•Revenue and adjusted EBITDA margin because it believes these measures provide a balance between generating revenue, managing our expenses, and growing our business, thereby directly influencing the creation of long-term value for our stockholders. See “Non-GAAP Financial Measures” in this proxy statement for a reconciliation of adjusted EBITDA and adjusted EBITDA margin to net income (loss), the most directly comparable GAAP financial measure.
Our Compensation Committee approved performance targets for each performance objective at levels that were designed to capture a range of performance outcomes in 2023, while being realistic and motivating for the participants in our annual cash incentive program, including our NEOs. In recommending the targets that were approved by our Compensation Committee, our Executive Team considered a variety of factors, including a four-year (2019 to 2023) compound annual growth rate comparison, as well as a range of possible scenarios. Target performance for adjusted EBITDA margin was set at 26.0%, lower than the 2022 result, which built in planning for expenses associated with a range of scenarios. If the target performance levels for these metrics were achieved, the 2023 annual cash incentive program would pay out at 100% of target. Performance objectives were subject to a maximum payout level equal to 200%.

2024 Proxy Statement	45

Performance Measure	Weighting	2022 Actual Performance	Threshold Performance Level (50% Payment of Financial Performance Component)	Target Performance Level (100% Payment of Financial Performance Component)	Stretch Performance Level (200% Payment of Financial Performance Component)	2023 Actual Performance	Weighted Resulting Payout %
		(dollars in millions)
GMS	40%	$13,318	$12,120	$13,452	$14,783	$13,161	35%
Revenue	30%	$2,566	$2,445	$2,714	$2,983	$2,748	34%
Adjusted EBITDA Margin (%)	30%	27.9%	24.5%	26.0%	27.4%	27.4%	60%
						Total	129%
In March 2024, our Compensation Committee determined our actual performance with respect to the performance objectives for the 2023 annual cash incentive program resulted in an aggregate corporate performance percentage of 129%, based on the achievement of GMS, revenue, and adjusted EBITDA margin as shown in the above table. However, in light of the overall business performance and following the Board’s approval of the Restructuring Plan, our Executive Team recommended that our Compensation Committee limit the annual incentive award payouts to 50% of target payout opportunity for the CEO and 75% of target payout opportunity for the other NEOs. Our Compensation Committee, in exercising its oversight of, and carrying out its responsibilities with respect to, executive compensation matters, considered this recommendation when determining annual cash incentive award payouts and determined to limit 2023 annual cash incentive award payouts accordingly.
2023 Individual Performance
Early in the second quarter of 2023, our Compensation Committee reviewed and approved the CEO's goals and objectives for 2023 and reviewed and approved the 2023 goals and objectives recommended by Mr. Silverman for each other Executive Team member. In early March 2024, our Compensation Committee also reviewed each NEO's individual 2023 performance against those goals and objectives. However, in light of the decision to cap 2023 annual incentive awards payouts for the NEOs, the Committee did not award annual cash incentive payouts based on the individual performance factors for each NEO.
The following table summarizes select 2023 accomplishments for each NEO.

Named Executive Officer	Select 2023 Achievements

Josh Silverman
•Under Mr. Silverman’s guidance, Etsy.com continued our product development and return on investment focused marketing efforts to bring new buyers to Etsy, improve buyer retention, and improve the Etsy seller experience, while maintaining a healthy adjusted EBITDA margin.
•Mr. Silverman also guided efforts to power our marketplaces' growth and spearheaded revenue growth projects, particularly enhancements to Etsy Ads and our payments platform.
•Mr. Silverman remained focused on improving risk management and oversight at Etsy, prioritizing efforts to enhance our risk management program to more clearly define ownership, prioritization, and risk appetites of our key risks.
•Mr. Silverman also oversaw our progress towards our sustainability goals, including reducing our Scope 3 emissions.

Rachel Glaser
•Ms. Glaser continued to guide Etsy's annual operating plan and forecast processes, which establish financial targets and identify and prioritize investments that deliver strong return on invested capital and maximize free cash flow.
•Ms. Glaser led efforts to optimize operating margins through operational improvements, restructurings, and other cost optimization initiatives.
•Ms. Glaser continued to manage Etsy's capital allocation strategy, which in 2023 returned over 80% of free cash flow to shareholders through share repurchases.
•Ms. Glaser led finance teams that continued to deliver on our integrated ESG reporting and implemented a new environmental data management platform to enhance our reporting capacity.

46	Etsy

Rachana Kumar
•Ms. Kumar's goals were combined with the goals of our Chief Product Officer. Our engineering and product teams worked together to improve the buying experience on Etsy and to give sellers more agency in their success.
•Ms. Kumar oversaw efforts to improve Etsy's ability to leverage machine learning across the organization to improve customer experiences, improve engineering productivity, and make our foundational systems reliable and scalable.
•Ms. Kumar also worked to oversee the systems and processes that connect and enable our House of Brands teams and their workflows, as well as protecting the integrity of our information systems.
•Ms. Kumar focused on fostering an environment of career growth, community, and equity for our employees.

Raina Moskowitz
•Ms. Moskowitz led efforts focused on delivering quality services that make buying and selling on Etsy easy, including delivery of incremental annualized GMS, revenue, and efficiency gains.
•Ms. Moskowitz led the global expansion of the coverage of our payments platform and expanded trust and safety efforts to uphold marketplace integrity.
•Ms. Moskowitz advanced our fulfillment capabilities, introducing machine learning to further improve reliability and speed.
•Ms. Moskowitz's also oversaw projects focused on our long-term company strategy and impact, including the achievement of listings with sustainability attributes.

Colin Stretch
•Mr. Stretch led our legal, compliance, and advocacy functions in providing legal support across the business, prioritizing areas of highest impact, taking into account legal and regulatory trends in emerging risk areas.
•Mr. Stretch oversaw efforts to enhance our enterprise risk management program to more clearly define ownership, prioritization, and risk appetites of our key risks.
•Mr. Stretch led legal teams that advised on our integrated ESG reporting.

2023 Annual Cash Incentive Award Compensation Decisions
In early 2024, our Compensation Committee approved the final cash incentive award payouts which were limited to 50% of target payout opportunity for our CEO and at 75% of target payout opportunity for each other NEO in light of the overall business performance and the Restructuring Plan. As a result, the following payments were approved for 2023:

Named Executive Officer	2023 Base Salary	2023 Target Opportunity (% of Base Salary)	2023 Company Portion	2023 Individual Portion	2023 Total Earned (% of Target Opportunity)	2023 Incentive Cash Compensation
Josh Silverman	$660,000	120%	129%	—%	50%	$396,000
Rachel Glaser	$525,000	90%	129%	—%	75%	$354,000
Rachana Kumar	$460,000	80%	129%	—%	75%	$276,000
Raina Moskowitz	$475,000	80%	129%	—%	75%	$285,000
Colin Stretch(1)	$460,000	70%	129%	—%	75%	$212,000
(1)Mr. Stretch's annual cash incentive award payment was prorated based on his start date of February 14, 2023.
Long-Term Incentive Awards
Overview
We view long-term equity incentive compensation as a critical element of our executive compensation program. We provide long-term equity incentive compensation opportunities to help align the interests of our executive officers, including our NEOs, with the interests of our long-term stockholders. We believe that equity awards encourage long-term focus and decision-making that is consistent with our mission and strategic goals.
Typically, we grant equity awards to newly-hired executive officers, in connection with promotions, as a reward for superior performance, and/or for retention purposes. In addition, our NEOs typically receive annual equity awards. Generally, when determining the type and size of an award, our Compensation Committee seeks to be competitive with the companies in our executive compensation peer group, but our Compensation Committee did not target a specific percentile of our peer group in 2023.

2024 Proxy Statement	47

Since 2021, we have included PSUs in the long-term incentive mix for our NEOs. In 2023, our CEO received a mix of PSUs (50%) and RSUs (50%), and the long-term incentive awards for our other NEOs were delivered in a mix of RSUs (70%) and PSUs (30%). PSUs granted to the NEOs in 2023 are earned based on continued service and performance with respect to four equally-weighted metrics selected by our Compensation Committee, described below:

Performance Metric	What it Measures
GMS (25%)	The dollar value of items sold in our marketplaces, excluding shipping fees and net of refunds, within the applicable period.
Revenue (25%)	Our revenue (determined on a consolidated basis) reported in Etsy's audited financial statements.
Adjusted EBITDA Margin (25%)	Etsy’s profitability from our operations that is calculated by dividing consolidated adjusted EBITDA by consolidated revenue and expressed as a percentage.
Relative TSR (25%)	Our stock price performance, reflecting returns to our stockholders relative to our Nasdaq Composite constituents.
Our Compensation Committee selected these as they are key metrics that investors focus on when evaluating Etsy’s performance:
•GMS because it believes that it is an indicator of the success of Etsy sellers, the satisfaction of Etsy buyers, the health of our marketplaces, and the scale and growth of our business, and, therefore, is one of our key performance measures.
•Revenue and adjusted EBITDA margin because it believes these measures provide a balance between generating revenue, managing our expenses, and growing our business, thereby directly influencing the creation of long-term value for our stockholders. See “Non-GAAP Financial Measures” in this proxy statement for a reconciliation of adjusted EBITDA and adjusted EBITDA margin to net income (loss), the most directly comparable GAAP financial measure.
•Relative TSR because it directly aligns the interests of our executive officers with those of our stockholders.
For the PSUs granted in 2023, our Compensation Committee approved a two-year performance period for the GMS, revenue, and adjusted EBITDA margin metrics and a three-year performance period for the relative TSR metric.
2023 Target Long-Term Incentive Opportunities
In 2023, our Compensation Committee approved increases to the value of the long-term incentive opportunities granted to Mr. Silverman, Ms. Glaser, and Ms. Moskowitz. These increases were made following the Committee's review and consideration of competitive market data analysis prepared by Compensia and reflected competitive market conditions, as well as the desire to retain Etsy's management team. Our Compensation Committee approved a new hire, long-term incentive opportunity for Mr. Stretch pursuant to the terms of his offer letter and granted in accordance with Etsy's Equity Grant Policy. Additionally, our Compensation Committee approved an equity grant to Ms. Kumar in connection with her promotion to Chief Technology Officer, granted in accordance with Etsy's Equity Grant Policy. The 2023 target long-term incentive equity awards consisted of 50% PSUs and 50% RSUs for Mr. Silverman, and 70% RSUs and 30% PSUs for each other Executive Team member.
The following long-term incentive compensation equity awards were granted to our NEOs in 2023.

Named Executive Officer	2023 Long -Term Incentive Award (Granted Value)(1)	PSUs Granted (#)(2)	RSUs Granted (#)(3)
Josh Silverman	$17,500,000	69,235	69,235
Rachel Glaser	$8,500,000	20,177	47,080
Rachana Kumar	$7,000,000	16,616	38,128
Raina Moskowitz	$7,000,000	16,616	38,771
Colin Stretch	$7,000,000	16,616	36,501
(1)Reflects grant values as approved by our Compensation Committee. Pursuant to our Equity Grant Policy, to mitigate the impact of any short-term stock price volatility, the target number of PSUs and number of RSUs subject to an award was determined by dividing the aggregate granted value of the award by the average closing market price of our common stock on Nasdaq (rounded to the nearest hundredth) for the 30 trading days immediately prior to and including the date of grant. The dollar value in this column will vary from the value of awards as reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table, which are required to be computed in accordance with FASB ASC Topic 718, based on the closing market price of our common stock on Nasdaq on the grant date and the probable outcome of the applicable performance conditions for the PSUs based on GMS, revenue, and adjusted EBITDA margin, and using a Monte-Carlo simulation model for the PSUs based on relative TSR.
(2)The number of shares to be earned under the PSUs based on GMS, revenue, and adjusted EBITDA margin objectives will be based on our actual level of performance achieved during a two-year performance period from January 1, 2023 through December 31, 2024 and for the PSUs based on relative TSR will be based on a three-year performance period from January 1, 2023 through December 31, 2025. 50% of the PSUs earned based on achievement of the GMS, revenue, and adjusted EBITDA margin performance conditions for the two-year performance period will vest on each of April 1, 2025, and April 1, 2026, subject to continued service through the applicable vesting date. 100% of the PSUs earned based on relative TSR for the three-year performance period will vest on April 1, 2026, subject to continued service through that date. The number of shares that may be earned will range from 0% to 200% of the target number of PSUs specified in the above table.

48	Etsy

(3)The RSUs vest in eight equal semi-annual installments beginning on October 1, 2023, other than Mr. Stretch's RSUs which vested as to 25% on April 1, 2024, with the balance vesting every six months over the next three years, subject to his continued employment with Etsy, and Ms. Kumar's promotion equity grant award of 32,590 RSUs granted on February 1, 2023 and included in the above table, which vest in eight equal semi-annual installments beginning on April 1, 2023, subject to her continued employment with Etsy.
Long-Term Incentives Earned from 2021 PSU Awards
In 2021, our Compensation Committee granted PSUs to Mr. Silverman, Ms. Glaser, and Ms. Moskowitz with four equally weighted performance metrics: GMS; revenue; adjusted EBITDA margin; and relative TSR. The GMS, revenue, and adjusted EBITDA margin performance metrics were tied to our fiscal year 2023 results and set at levels designed to capture a range of performance outcomes, as set forth below. For the relative TSR metric, our Compensation Committee approved a performance target based on our relative TSR performance during the three-year performance period ending December 31, 2023.

Performance Measure	Weighting	Threshold Performance Level	Target Performance Level	Stretch Performance Level	2023 Actual Performance(1)	Payout %	Weighted Resulting Payout %
		(dollars in millions)
GMS	25%	$14,300	$15,800	$18,300	$12,520	—%	—%
Revenue	25%	$2,450	$2,700	$3,200	$2,653	91%	23%
Adjusted EBITDA Margin	25%	28.0%	30.7%	31.3%	29.2%	72%	18%
Relative TSR	25%	25th %ile	50th %ile	85th %ile	38.95th %ile	78%	19%
						Total	60%
(1)The Committee determined to approve achievement based on the performance of the Etsy and Reverb marketplaces only, consistent with the basis used to set the performance objectives in 2021, which objectives were set prior to our acquisitions of Depop and Elo7.
In March 2024, our Compensation Committee determined our actual performance relative to the performance objectives resulted in 60% of the PSUs granted being earned as shown in the above table.
This resulted in the following number of PSUs earned by our NEOs.

Named Executive Officer(1)	2021 PSUs Granted at Target	2021 PSUs Earned Based on Performance Objectives (#)(2)
Josh Silverman	114,836	69,163
Rachel Glaser	5,741	3,458
Raina Moskowitz	4,306	2,594
(1)Ms. Kumar and Mr. Stretch did not receive 2021 PSU grants.
(2)60% of the PSUs based on GMS, revenue, and adjusted EBITDA margin objectives were earned based on our fiscal year 2023 results and a three-year performance period from January 1, 2021 through December 31, 2023 for PSUs based on relative TSR. One-half of the earned PSUs vested on April 1, 2024, and one-half will vest on April 1, 2025, subject to continued service through each vesting date.
2024 Target Long-Term Incentive Opportunities
In response to favorable feedback from our stockholders regarding the inclusion of PSUs in our executive compensation program, our Compensation Committee retained PSUs as part of our 2024 equity awards. In early 2024, our Compensation Committee approved performance targets for the GMS, revenue, and adjusted EBITDA margin performance objectives that must be achieved in order to earn the PSUs granted in 2024 that are tied to performance over the two-year period ending December 31, 2025 and set at levels that are designed to capture a range of performance outcomes. For the relative TSR metric, our Compensation Committee approved a performance target based on our relative TSR performance during the three-year performance period ending December 31, 2026. Our Compensation Committee approved annual refresh equity awards consisting of 50% RSUs and 50% PSUs for Mr. Silverman, and for each other Executive Team member, equity awards consisting of 70% RSUs and 30% PSUs.

2024 Proxy Statement	49

How We Determine Executive Compensation
Role of our Compensation Committee
Our Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs. Specifically, our Compensation Committee:
•Is responsible for executive compensation decisions, including reviewing, evaluating, and approving the compensation arrangements, plans, policies, and practices for our CEO and, in consultation with our CEO, our other executive officers (including our NEOs), and overseeing and administering our incentive compensation plans, provided that it may delegate to a subcommittee of two or more directors the authority to grant equity awards under our equity plans, or delegate to two or more officers or directors the authority to grant equity awards to employees who are not senior officers;
•Oversees risk management of our compensation programs, policies, and practices, including an annual review of our programs to ensure that they are not reasonably likely to incentivize employee behavior that would result in any material adverse risk to us; and
•Has sole authority to continue or terminate its relationship with outside advisors, including its compensation consultant, and retain additional outside advisors.
Role of Chief Executive Officer
To discharge its responsibilities, in 2023 our Compensation Committee worked with members of our management, including our CEO and our Chief Human Resources Officer. Management assists our Compensation Committee by providing information on corporate and individual performance and management’s perspective on compensation matters. Our Compensation Committee solicits and reviews our CEO’s recommendations with respect to the compensation of our Executive Team members (other than himself), based on his consideration of relevant market data, roles and responsibilities, and individual performance.
Our Compensation Committee reviews and discusses these recommendations with our CEO and considers them as one factor in approving the compensation for our executive officers, including our NEOs. Our CEO recuses himself from all discussions and recommendations regarding his own compensation and is not present when his compensation is determined.
Role of the Compensation Consultant
Our Compensation Committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions made as part of its annual executive compensation review. Our Compensation Committee has engaged Compensia as its compensation consultant since 2014 to advise on executive compensation matters, provide information on competitive market pay practices for senior executives, and supply data analysis and recommendations for the selection of our executive compensation peer group. For 2023, Compensia’s engagement included:
•the review and analysis of the compensation for our executive officers, including our NEOs, as well as an analysis of the mix of compensation elements and the terms included in our forms of equity compensation award agreements;
•the research, review, and updating of our executive compensation peer group;
•an assessment of our equity usage and burn rate compared to our peers;
•the review and analysis of non-employee director compensation compared to market practices;
•summarizing market trends and regulatory and governance updates;
•the review of and input on the Compensation Discussion and Analysis section of our proxy statement;
•attendance at Compensation Committee meetings as requested; and
•support on other ad hoc matters throughout the year.
Compensia reports directly to our Compensation Committee. In 2023, Compensia did not provide any other services to Etsy. Our Compensation Committee evaluates Compensia’s independence annually and has determined that under the applicable SEC rules and Nasdaq listing standards its relationship with Compensia and the work of Compensia on behalf of our Compensation Committee have not raised any conflict of interest.

50	Etsy

Factors Considered When Determining Executive Compensation
When approving each compensation element and the target total direct compensation opportunity for our Executive Team members, including our NEOs, our Compensation Committee considers a variety of factors that provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single method or factor is determinative in setting pay levels for our executive officers. Rather, our Compensation Committee’s determination of the target total direct compensation, fixed, and “at-risk” pay opportunities was an individualized decision for each executive officer, including each NEO.

Scope & Impact of Role	Individual & Company Performance	Market Analysis

Each executive officer’s skills, experience, and qualifications relative to similarly-situated executives at our peer companies.	Our Company performance against financial and operational objectives established by our Compensation Committee and our Board.
The positioning of each executive officer’s compensation in a ranking of peer company compensation levels, or in comparison to a compensation database where there are insufficient data points in our compensation peer group.

Our CEO’s recommendations (other than for himself) considering performance, a competitive market analysis, and compensation parity among our executive officers.
Each executive officer’s performance, based on an assessment of his or her contribution to our overall performance, including effective contribution to the achievement of ESG goals, and his or her ability to lead and work as part of a team.
The compensation practices of our executive compensation peer group, and the scope of each executive’s role compared to similarly-situated executives at our peer companies.

Competitive Positioning
Competitive compensation data is one of several factors that our Compensation Committee considers in making its decisions with respect to the compensation of our Executive Team, including our NEOs. Specifically, our Compensation Committee considers compensation data in our competitive market for executive talent, particularly the compensation levels and practices of a group of peer companies (the “Compensation Peer Group”), as determined by our Compensation Committee. Our Compensation Peer Group consists of companies in our industry (consumer discretionary, consumer staples, and information technology) that are similar to us in terms of revenue and market capitalization.
Our Compensation Committee reviews our Compensation Peer Group at least annually and adjusts its composition, if warranted, taking into account changes in both our business and the businesses of the companies in the Compensation Peer Group. Specifically, in determining the Compensation Peer Group for 2023, our Compensation Committee considered whether a company was:
•in a similar industry (focusing on companies in the consumer discretionary, consumer staples, and information technology industries and with a preference for companies with business models focusing on peer-to-peer commerce, transaction- or subscription-based revenue models, services and/or e-commerce, and software as a service);
•within a range of 0.5x to 2.0x of our revenue; and
•within a range of 0.33x to 3.0x of our 30-day average market capitalization at the time of analysis.
 Based on these criteria and after considering a recommendation from Compensia, in December 2022, our Compensation Committee approved adjustments to our Compensation Peer Group to remove MercadoLibre and Stitch Fix (based on the criteria described above) and Twitter and Zendesk (which were acquired) and to add Roblox (using the criteria described above).
This resulted in the following Compensation Peer Group for 2023 for the compensation for our NEOs:

ANGI Homeservices DocuSign DoorDash Dropbox eBay	GoDaddy HubSpot Match Group Okta Peloton Interactive	Pinterest RingCentral Roblox Shopify Snap	The Trade Desk Tripadvisor Twilio Wayfair Zillow Group

Further, our Compensation Committee uses data drawn from our Compensation Peer Group, as well as data from the Radford Global Compensation Database for positions where there are insufficient data points in the Compensation Peer Group data, to evaluate the competitive market when making executive compensation determinations, including base salary, target annual cash incentive opportunities, and long-term incentive compensation opportunities in the form of equity awards. In December 2023, our Compensation Committee approved updates to the Compensation Peer Group for 2024 to remove Shopify and The Trade Desk and to add IAC and Yelp, based on the above-described criteria.

2024 Proxy Statement	51

Other Benefits
We believe the best work comes from happy employees. We offer all our employees a robust benefit package designed to support employee retention and engagement.
Health & Wellness
We provide health and wellness benefits to our executive officers, including our NEOs, on the same basis as these benefits are provided to our other eligible employees, including health, dental, fitness, vision, life, and disability insurance benefits. Etsy is also recognized for leading in gender-neutral paid parental leave, adoption assistance, family planning benefits, and back up childcare programs.
401(k) Plan
Like our other U.S. employees, our NEOs may participate in our 401(k) Plan. Etsy matches 50% of the first 6% of each participating employee’s contributions under our 401(k) Plan.
Perquisites and Other Personal Benefits
Perquisites, beyond those that are available to employees generally, represent a small part of our executive compensation program. From time to time, however, we may provide perquisites or other personal benefits that our Compensation Committee has determined are reasonable yet competitive to attract and retain our executive officers, including our NEOs.
Perquisites in 2023 consisted of security services for Mr. Silverman and Ms. Moskowitz. In addition, Ms. Glaser and Mr. Stretch each received a monthly stipend for travel from Los Angeles and Washington, D.C., respectively. In connection with Ms. Kumar's international assignment in Mexico City for Etsy business purposes, Etsy provided housing and housing-related expenses, ground transportation, school tuition for her children, a tax gross up, tax equalization, and tax preparation services.
For more information regarding the perquisites or other personal benefits that our NEOs received during 2023, see the column titled “All Other Compensation” of the 2023 Summary Compensation Table and the accompanying footnotes.
Post-Employment Compensation Arrangements
We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers and we maintain an executive severance plan for that purpose. Maintaining competitive severance and change in control arrangements helps assure our executive officers that their severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure. We also believe that the executive severance plan serves as an incentive for our executive officers to remain employed and focused on their responsibilities during the threat or negotiation of a transaction that may involve a change in control of the company, which helps preserve our value and the potential benefit to be received by our stockholders in such a transaction. We also added a “retirement provision” to our equity awards granted on or after March 15, 2023. None of our NEOs were retirement eligible in 2023.
In addition, the executive severance plan and the retirement provisions in our equity awards are intended to reduce the need to extensively negotiate post-employment compensation arrangements on a case-by-case basis and to help mitigate potential employer liability. For example, executive severance plan participants are required to sign a separation and release agreement (including a release in favor of Etsy) as a condition to receiving post-employment compensation payments or benefits. See “Executive Compensation Tables – Potential Payments Upon Termination or Change of Control” below for additional information.
Other Compensation Policies and Practices
Equity Awards Grant Policy
We maintain a formal equity awards grant policy, which has been adopted by our Compensation Committee. Our Equity Awards Grant Policy provides:
•Our Board, our Compensation Committee, or a subcommittee of two or more directors must approve all equity awards granted to senior officers. Our Compensation Committee may also delegate its authority to grant awards to employees other than senior officers to two or more officers or directors, as our Compensation Committee deems appropriate.
•Unless otherwise approved by our Board or our Compensation Committee, equity awards are granted on pre-established dates as follows:
•For newly-hired and promoted employees, awards are effective on the first business day of the month immediately following the month in which a newly-hired employee’s employment commences or a promoted employee’s promotion occurs (or, if that day is not a trading day, on the following trading day).
•Annual equity awards granted to our employees, including our executive officers, are effective as of March 15th of each year (or, if that day is not a trading day, on the following trading day).

52	Etsy

•In order to mitigate the impact of any short-term stock price volatility on the number of stock units granted, the number of stock units in a RSU or PSU award is based on the aggregate dollar value of the award divided by the average closing market price of our common stock on Nasdaq (rounded to the nearest hundredth) for the 30 trading days immediately prior to and including the date of grant, or based on such other methodology as our Compensation Committee may determine in its sole discretion. As a result, the grant date fair value of the awards, computed in accordance with FASB ASC Topic 718 and presented in the Summary Compensation Table and Grants of Plan-Based Awards Table, may be lower or higher than the equity compensation value approved by our Compensation Committee.
Stock Ownership Guidelines
To support continued alignment of the interests of our non-employee directors and executive officers with the interests of our stockholders, our stock ownership guidelines require our executive officers and the non-employee members of our Board to own a minimum number of shares of our common stock. Under our guidelines, these individuals are required to hold shares of our common stock equivalent in value to a multiple of their base salaries or a minimum dollar amount or to hold a minimum number of shares as set forth below:

Individual Subject to Ownership Guidelines	Minimum Required Level of Stock Ownership
Chief Executive Officer	Lesser of six times base salary or 37,800 shares
Other Executive Officers	Lesser of one times base salary or 4,400 shares
Non-Employee Members of our Board	Lesser of $150,000 or 1,500 shares
The ownership level specified by the guidelines must be achieved by each non-employee director and executive officer by the end of the calendar year that is five years after April 12, 2022 (the date the guidelines were adopted), or, if later, within five years of first becoming one of our directors or executive officers (or being promoted to chief executive officer), measured as of the last day of the applicable fiscal year (the “measurement date”).
For the executive officers, the required ownership level is calculated using the executive officer’s annual base salary as of January 1 of the year of the measurement date.
The following shares of our common stock count toward compliance with the guidelines:
•shares owned outright by the director or executive officer or by members of his or her immediate family;
•shares held in a trust for the benefit of the director or executive officer and/or members of his or her immediate family; and
•vested RSUs, including vested PSUs, net of the estimated number of shares needed to pay the minimum tax withholding for those vested units.
Unvested RSUs and unexercised stock options (whether or not vested) do not count toward director or executive officers’ compliance with the guidelines.
These shares are valued at the average daily closing price per share of our common stock during the 90-trading day period ending 30 days prior to the measurement date. If the guidelines have not been met by the initial compliance date, the executive officers are required to retain 50% of any shares acquired under any equity award granted by Etsy (net of any shares sold or withheld to pay any applicable exercise price or satisfy any employment or income taxes related to the equity awards) until the stock ownership guidelines are met.
The ownership levels of our named executive officers and non-employee directors as of April 1, 2024 are set forth in the section entitled “Security Ownership of Certain Beneficial Owners, Directors, and Management.”
  Clawback Policy
We have adopted a clawback policy consistent with SEC rules and Nasdaq listing standards. The policy provides for the recoupment of certain incentive compensation from current or former executive officers in the event of a financial restatement, as defined in the policy. A copy of the policy is filed as Exhibit 97 to our Form 10-K.
Policy Prohibiting Hedging and Pledging
Under our insider trading policy, our employees, including our executive officers, and the non-employee members of our Board are prohibited from engaging in short sales, hedging or similar transactions, or derivatives trading involving our equity securities.
Similarly, under our insider trading policy, our employees, including our executive officers, and the non-employee members of our Board are prohibited from pledging our equity securities or using such securities as collateral for a loan.

2024 Proxy Statement	53

Compensation and Risk Management
Our Compensation Committee, Compensia, and our management team each play a role in evaluating and mitigating potential risks associated with our compensation program, practices, and policies. Our Compensation Committee, with input and support from Compensia and management, has performed a compensation risk assessment. In particular, this assessment considered compensation program attributes that help to mitigate risk, including, for example:
•the mix of cash and equity compensation;
•a balance of short and long-term incentive plan designs with multiple performance measures that emphasize top and bottom-line performance;
•our formal policies for equity administration;
•our insider trading policy, which prohibits short sales, hedging or similar transactions, derivatives trading and pledging and using our securities as collateral;
•our Clawback Policy;
•our stock ownership guidelines; and
•the oversight of an independent Compensation Committee.
Based on this assessment, our Compensation Committee concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on Etsy.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code, compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.
Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our executive officers in a manner consistent with the goals of our executive compensation program and the best interests of Etsy and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).
Taxation of Non-Qualified Deferred Compensation
Generally, Section 409A of the Internal Revenue Code sets limits on the deferral and payment of certain benefits. Our Compensation Committee takes into account whether elements of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A, and seeks to structure these elements to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
Accounting
Our Compensation Committee considers the accounting treatment of the various elements of our executive compensation program. We follow the FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all stock-based payment awards made to our employees, including our executive officers, and the non-employee members of our Board, including stock options and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive and director compensation tables in this proxy statement, even though the recipient of the awards may never realize any value from the awards.

54	Etsy

Compensation Committee Report
Our Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of Etsy’s Proxy Statement for the 2024 Annual Meeting of Stockholders. Based on this review and discussion, our Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in Etsy’s 2024 Proxy Statement and incorporated into Etsy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Respectfully submitted by:
Melissa Reiff (Chair)
C. Andrew Ballard
Jonathan D. Klein

2024 Proxy Statement	55

Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the compensation of our NEOs as of December 31, 2023, 2022, and 2021 in accordance with SEC rules.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Josh Silverman President & CEO	2023	652,603	—	15,483,730	—	396,000	44,771	16,577,104
	2022	622,500	—	15,410,262	—	416,000	12,745	16,461,507
	2021	600,000	—	35,273,412	3,599,940	1,099,000	11,940	40,584,292
Rachel Glaser Chief Financial Officer	2023	512,671	—	7,330,247	—	354,000	84,900	8,281,818
	2022	468,750	—	7,498,440	—	263,000	54,150	8,284,340
	2021	443,750	—	4,049,928	1,249,973	609,000	8,700	6,361,351
Rachana Kumar Chief Technology Officer	2023	455,069	—	7,104,604	—	276,000	276,050	8,111,723
Raina Moskowitz Chief Operating and Marketing Officer	2023	462,671	—	6,036,517	—	285,000	35,665	6,819,853
	2022	416,250	—	5,623,794	—	219,000	9,150	6,268,194
Colin Stretch(6) Chief Legal Officer and Corporate Secretary	2023	404,548	150,000	6,292,980	—	212,000	87,600	7,147,128
(1)Reflects base salaries earned during 2023. Annual base salaries as of December 31, 2023 were $660,000 for Mr. Silverman; $525,000 for Ms. Glaser; $460,000 for Ms. Kumar; $475,000 for Ms. Moskowitz; and $460,000 for Mr. Stretch.
(2)Represents the aggregate grant date fair value of RSUs and PSUs granted under the 2015 Equity Incentive Plan computed in accordance with FASB ASC Topic 718. To mitigate the impact of any short-term stock price volatility on the number of RSUs and PSUs granted, the number of RSUs and target number of PSUs subject to an award is based on the aggregate dollar value of the award approved by our Compensation Committee divided by the average closing market price of our common stock on Nasdaq (rounded to the nearest hundredth) for the 30 trading days immediately prior to and including the date of grant. As a result, the grant date fair value of the awards reported in this column, computed in accordance with FASB ASC Topic 718, may be lower or higher than the aggregate dollar value approved by our Compensation Committee.
The grant date fair value of the RSUs, computed in accordance with FASB ASC Topic 718, is based on the closing market price of our common stock on Nasdaq on the grant date. The valuation assumptions used in the calculation of such amounts for the RSUs are set forth in Note 16—Stock-based Compensation in our Form 10-K. The grant date fair value of the PSUs based on GMS, revenue, and adjusted EBITDA or adjusted EBITDA margin, as applicable, computed in accordance with FASB ASC Topic 718, is based on the closing market price of our common stock on Nasdaq on the grant date and the probable outcome of the applicable metrics. The grant date fair value of the PSUs based on relative TSR is determined using a Monte-Carlo simulation model based on the probable outcome as of the grant date. See Footnote 3 to the Grants of Plan-Based Awards Table for the valuation assumptions used in the calculation of such amounts for the PSUs.
The grant date fair value, computed in accordance with FASB ASC Topic 718, represents the amount we expect to expense for accounting purposes over the award's vesting schedule and not the actual value that will be realized by the NEO to the extent the award vests. In addition to the level of performance achieved, the realized value of the PSUs earned will be determined by the price of our stock on the date any shares are issued following the end of the performance period, which may be more or less than the grant date fair value. The fair values of the 2023 PSU awards as of the grant date, assuming the maximum 200% payout for the PSUs, are as follows: Mr. Silverman: $16,464,111; Ms. Glaser: $4,798,176; and each of Ms. Kumar, Ms. Moskowitz, and Mr. Stretch: $3,951,285.
(3)Represents the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. The valuation assumptions used in the calculation of such amounts are set forth in Note 16—Stock-based Compensation in our Form 10-K.
(4)Represents awards paid under Etsy’s annual cash incentive program. For more information on the determination of these amounts based on achievement of 2023 corporate performance objectives and individual performance, including the limits on payouts requested by our NEOs, please see the Compensation Discussion and Analysis. Mr. Stretch's non-equity incentive plan award was prorated based on his hire date.
(5)For 2023, this column includes: $34,871 related to security services for Mr. Silverman; travel stipends of $75,000 for Ms. Glaser and $82,500 for Mr. Stretch; $25,765 related to security services for Ms. Moskowitz; Etsy's 401(k) match of $9,900 for each of Mr. Silverman, Ms. Glaser, Ms. Kumar, and Ms. Moskowitz, and $5,100 for Mr. Stretch; and certain costs for Ms. Kumar's international assignment, including company provided housing and housing-related costs of $74,393; children's tuition and other school fees of $10,982; ground transportation expenses of $31,150; spousal travel expenses of $2,125; tax preparation services of $12,736; and a tax gross-up of $134,764. The amount for Ms. Kumar does not include tax equalization payments for 2023, which amount had not been determined prior to filing this proxy statement.
(6)Mr. Stretch's offer letter provides for a base salary of $460,000, a signing bonus of $150,000, an annual incentive compensation program target of 70% of his base salary, and a new hire equity grant of $7,000,000 consisting of 70% RSUs and 30% PSUs. 25% of these RSUs vested April 1, 2024, with the remainder vesting in equal installments every six months thereafter, subject to continued service through each vesting date. See Footnote 3 to the “Target Long-Term Incentive Opportunities” section of the Compensation Discussion and Analysis for a summary of the terms of the PSUs.

56	Etsy

Grants of Plan-Based Awards Table
The following table provides information regarding grants of plan-based awards to our NEOs during the fiscal year ended December 31, 2023:

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Restricted Stock Units (#)		Grant Date Fair Value of Stock Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Josh Silverman	—	0	792,000	1,584,000	—	—	—	—		—
	3/15/2023	—	—	—	0	69,235	138,470	—		8,232,056
	3/15/2023	—	—	—	—	—	—	69,235	(4)	7,251,674
Rachel Glaser	—	0	472,500	945,000	—	—	—	—		—
	3/15/2023	—	—	—	0	20,177	40,354	—		2,399,088
	3/15/2023	—	—	—	—	—	—	47,080	(4)	4,931,159
Rachana Kumar	—	0	368,000	736,000	—	—	—	—		—
	2/1/2023	—	—	—	—	—	—	32,590	(5)	4,548,912
	3/15/2023	—	—	—	0	16,616	33,232	—		1,975,642
	3/15/2023	—	—	—	—	—	—	5,538	(4)	580,050
Raina Moskowitz	—	0	380,000	760,000	—	—	—	—		—
	3/15/2023	—	—	—	0	16,616	33,232	—		1,975,642
	3/15/2023	—	—	—	—	—	—	38,771	(4)	4,060,875
Colin Stretch	—	0	283,000	566,000	—	—	—	—		—
	3/1/2023	—	—	—	—	—	—	36,501	(6)	4,317,338
	3/15/2023	—	—	—	0	16,616	33,232	—		1,975,642
(1)The annual cash incentive program provides for no payment if the specified performance metrics are achieved below the threshold performance level and there is a maximum payment of 200% of the target bonus amount if achievement of the specified performance metrics meets or exceeds the “stretch” performance level. For Mr. Stretch, this reflects targets and maximum amounts prorated based on his start date. The actual payouts based on achievement of 2023 corporate performance objectives and individual performance are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and described in the Compensation Discussion and Analysis.
(2)Represents PSUs that may be earned based on performance conditions relating to GMS, revenue, and adjusted EBITDA margin, as well as relative TSR compared to a comparator group of Nasdaq Composite Index constituents. 50% of the PSUs earned on achievement of the GMS, revenue, and adjusted EBITDA margin performance conditions will vest on each of April 1, 2025 and April 1, 2026, subject to continued service through the applicable vesting date. 100% of the relative TSR PSUs earned will vest on April 1, 2026, subject to continued service through that vesting date. The portion, if any, of PSUs that may be earned ranges from 0% to 200% of the target number of shares underlying the award.
(3)Represents the aggregate grant date fair value of RSUs and target number of PSUs granted under the 2015 Equity Incentive Plan and valued in accordance with FASB ASC Topic 718. To mitigate the impact of any short-term stock price volatility on the number of RSUs and PSUs granted, the number of RSUs and target number of PSUs subject to an award is based on the aggregate dollar value of the award approved by our Compensation Committee divided by the average closing market price of our common stock on Nasdaq (rounded to the nearest hundredth) for the 30 trading days immediately prior to and including the date of grant. As a result, the fair value of the awards at grant date in this column, computed in accordance with FASB ASC Topic 718, may be lower or higher than the equity compensation value approved by our Compensation Committee. The grant date fair value computed in accordance with FASB ASC Topic 718 represents the amount we expect to expense for accounting purposes over the award's vesting schedule, and not the actual value that will be realized by the NEOs to the extent the awards vest. In addition to the level of performance achieved, the realized value of the PSUs earned will be determined by the price of our stock on the date any shares are issued following the end of the performance period, which may be more or less than the grant date fair value.
In accordance with FASB ASC Topic 718, the grant date fair value is $139.58 per share for RSUs granted on February 1, 2023; $118.28 per share for RSUs granted on March 1, 2023; and $104.74 per share for RSUs granted on March 15, 2023, and the target number of PSUs based on the GMS, revenue, and adjusted EBITDA margin performance, is computed based on the closing market price of our common stock on Nasdaq on the grant date and, with respect to the PSUs based on GMS, revenue, and adjusted EBITDA margin performance, an assumed 100% performance achievement. The grant date fair value of $161.38 per share reflected in the table above for the PSUs based on relative TSR is determined using a Monte-Carlo simulation model with the historical stock price volatilities of the companies in the comparator group over the most recent three-year period from the date of grant assuming dividends for each company are reinvested on a continuous basis and a risk-free rate of interest of 3.77%.
(4)These RSUs vest in eight equal semi-annual installments, beginning on October 1, 2023, subject to continued service through each vesting date.
(5)Ms. Kumar received an additional equity award in 2023, in connection with her appointment as our Chief Technology Officer. These RSUs vest in eight equal semi-annual installments, beginning on April 1, 2023, subject to continued service through each vesting date.
(6)Mr. Stretch received a new hire equity award in connection with his offer letter consisting of 70% RSUs and 30% PSUs, consistent with the mix of RSUs and PSUs provided to the NEOs other than Mr. Silverman. 25% of these RSUs vested on April 1, 2024, and the remainder will vest in six equal semi-annual installments thereafter, subject to continued service through each vesting date. The PSUs will vest as described in Footnote 3 to the “Target Long-Term Incentive Opportunities” section of the Compensation Discussion and Analysis.

2024 Proxy Statement	57

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding unexercised stock options, and unvested RSUs and PSUs held by our NEOs as of December 31, 2023.

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options that are Exercisable as of December 31, 2023 (#)	Number of Securities Underlying Unexercised Options that are not Exercisable as of December 31, 2023 (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, Other Rights that have not Vested ($)(1)
Josh Silverman	1,765,325	—		10.62	5/3/2027	—		—	—		—
	23,508	14,105	(2)	223.23	3/14/2031	—		—	—		—
	—	—		—	—	9,302	(3)	753,927	—		—
	—	—		—	—	35,948	(4)	2,913,585	—		—
	—	—		—	—	60,581	(5)	4,910,090	—		—
	—	—		—	—	69,163	(6)	5,605,661	—		—
	—	—		—	—	12,394	(7)	1,004,534	14,379	(8)	1,165,418
	—	—		—	—	—		—	69,236	(9)	5,611,578
Rachel Glaser	35,938	—		13.55	5/31/2027	—		—	—		—
	24,588	—		28.38	3/14/2028	—		—	—		—
	17,667	—		69.89	3/14/2029	—		—	—		—
	39,864	9,220	(10)	41.65	3/15/2030	—		—	—		—
	8,162	4,898	(2)	223.23	3/14/2031	—		—	—		—
	—	—		—	—	5,403	(11)	437,913	—		—
	—	—		—	—	4,307	(3)	349,082	—		—
	—	—		—	—	25,164	(4)	2,039,542	—		—
	—	—		—	—	41,195	(5)	3,338,855	—		—
	—	—		—	—	3,458	(6)	280,271	—		—
	—	—		—	—	3,718	(7)	301,344	4,314	(8)	349,650
	—	—		—	—	—		—	20,177	(9)	1,635,346
Rachana Kumar	19,360	2,766	(10)	41.65	3/15/2030	—		—	—		—
	3,265	1,959	(2)	223.23	3/14/2031	—		—	—		—
	—	—		—	—	1,621	(11)	131,382	—		—
	—	—		—	—	1,292	(3)	104,717	—		—
	—	—		—	—	7,864	(4)	637,377	—		—
	—	—		—	—	24,443	(12)	1,981,105	—		—
	—	—		—	—	4,846	(5)	392,768	—		—
	—	—		—	—				16,616	(9)	1,346,727
Raina Moskowitz	5,051	—		30.32	4/30/2028	—		—	—		—
	21,955	—		69.89	3/14/2029	—		—	—		—
	43,023	6,147	(10)	41.65	3/15/2030	—		—	—		—
	6,121	3,674	(2)	223.23	3/14/2031	—		—	—		—
	—	—		—	—	3,602	(11)	291,942	—		—
	—	—		—	—	3,230	(3)	261,792	—		—
	—	—		—	—	18,873	(4)	1,529,657	—		—
	—	—		—	—	33,925	(5)	2,749,621	—		—
	—	—		—	—	2,594	(6)	210,244	—		—
	—	—		—	—	2,788	(7)	225,967	3,235	(8)	262,197
	—	—		—	—	–		–	16,616	(9)	1,346,727
Colin Stretch	—	—		—	—	36,501	(13)	2,958,406	—		—
	—	—		—	—	—		—	16,616	(9)	1,346,727

58	Etsy

(1)This amount reflects the market value of unvested RSUs and target number of PSUs based on a closing market price on December 29, 2023 of $81.05 per share.
(2)These stock options vest in eight equal semi-annual installments, beginning on October 1, 2021, subject to continued service on each vesting date.
(3)These RSUs vest in eight equal semi-annual installments, beginning on October 1, 2021, subject to continued service on each vesting date.
(4)These RSUs vest in eight equal semi-annual installments, beginning on October 1, 2022, subject to continued service on each vesting date.
(5)These RSUs vest in eight equal semi-annual installments, beginning on October 1, 2023, subject to continued service on each vesting date.
(6)Represents the number of PSUs earned based on achievement of the performance criteria under the 2021 PSU awards. Half of these PSUs vested on April 1, 2024, and half will vest on April 1, 2025, subject to continued service through the vesting date.
(7)Represents the number of PSUs earned based on the achievement of certain performance criteria under the 2022 PSU awards. The earned PSUs which were based on GMS, revenue, and adjusted EBITDA vested as to one-third on each of April 1, 2023 and April 1, 2024, and the remaining one-third will vest on April 1, 2025, subject to continued service through the vesting date. The remaining PSUs subject to the relative TSR component of the 2022 PSU awards will be earned only upon the achievement of additional performance criteria described in more detail in footnote 8.
(8)Represents the number of PSUs granted in 2022 that vest based on relative TSR compared to a comparator group of Nasdaq Composite Index constituents for the three-year period ending on December 31, 2024. 100% of the relative TSR PSUs earned will vest on April 1, 2025, subject to continued service through that date. The portion, if any, of PSUs that may be earned ranges from 0% to 200% of the target number of PSUs. In calculating the number of PSUs reported and their value, we are required by SEC rules to compare our performance through 2023 under the PSU award against the threshold, target, and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Based on performance through the end of 2023, we have reported these PSUs at target.
(9)Represents the number of PSUs granted in 2023, which are based on performance conditions relating to GMS, revenue, and adjusted EBITDA margin for the two-year period ending on December 31, 2024, as well as on relative TSR compared to a comparator group of Nasdaq Composite Index constituents for the three-year period ending on December 31, 2025. Half of the PSUs that may be earned based on achievement of the GMS, revenue, and adjusted EBITDA margin performance conditions will vest on each of April 1, 2025, and April 1, 2026, subject to continued service through the applicable vesting date. The PSUs that may be earned based on relative TSR will vest on April 1, 2026, subject to continued service through that date. The portion, if any, of PSUs that may be earned ranges from 0% to 200% of the target number of PSUs. In calculating the number of PSUs reported and their value, we are required by SEC rules to compare our performance through 2023 under the PSU award against the threshold, target, and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Based on performance through the end of 2023, which indicates that certain performance conditions are below threshold, certain performance conditions are between threshold and target, and others are between target and maximum, we have reported the PSUs in this table at the next level of performance for each applicable performance condition.
(10)These stock options vest in eight equal semi-annual installments, beginning on October 1, 2020, subject to continued service on each vesting date.
(11)These RSUs vest in eight equal semi-annual installments, beginning on October 1, 2020, subject to continued service on each vesting date.
(12)These RSUs vest in eight equal semi-annual installments, beginning on April 1, 2023, subject to continued service on each vesting date.
(13)These RSUs vested 25% on April 1, 2024, with the remainder vesting in 6 equal semi-annual installments subject to continued service on each vesting date.
Option Exercises and Stock Vested Table
The following table provides information regarding exercises of option awards and vesting of stock awards held by our NEOs in 2023:

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Josh Silverman	364,875	33,073,104	35,432	3,059,059
Rachel Glaser	19,822	1,841,267	34,013	2,956,668
Rachana Kumar	—	—	16,587	1,454,398
Raina Moskowitz	—	—	25,169	2,180,430
Colin Stretch	—	—	—	—
(1)Value realized on exercise of stock options is based on the fair market value of our common stock on the date of exercise minus the exercise price multiplied by the number of shares acquired on exercise and does not reflect the actual proceeds received.
(2)Value realized on vesting of stock awards is based on the fair market value of our common stock on the vesting date multiplied by the number of shares vesting and does not reflect the actual proceeds received.

2024 Proxy Statement	59

Potential Payments Upon Termination or Change of Control
Executive Severance Plan
We maintain an executive severance plan and certain other arrangements that provide for payments and benefits to our executive officers upon termination of employment, including in connection with a change in control of Etsy as described below.
Qualifying Termination
Under our executive severance plan, if we terminate an NEO’s employment without cause or if an NEO terminates his or her employment with us for good reason (a “Qualifying Termination”) other than in connection with a change in control, then he or she is entitled to receive continued salary payments for 12 months; a pro rata cash bonus payment (if the termination occurs after the third month of the year); and healthcare continuation coverage. “Qualifying Termination” is defined in our executive severance plan, and includes a termination by Etsy without “cause” or a voluntary resignation for “good reason” within the meaning of our executive severance plan (or, in the case of our CEO, as “cause” is defined in his 2021 amended and restated offer letter), each of which is filed as an exhibit to our Form 10-K.
Qualifying Change in Control Termination
Under our executive severance plan, payments and benefits in the event of a change in control are payable only upon a “double trigger”; that is, only upon a Qualifying Termination that occurs 3 months before or 12 months following a change in control of Etsy (a “Qualifying Change in Control Termination”). Upon a Qualifying Change in Control Termination, our CEO is entitled to receive continued salary payments for 18 months and each other NEO is entitled to receive continued salary payments for 12 months. Each NEO is also entitled to a pro rata bonus (if the termination occurs after the third month of the year); healthcare continuation coverage; and full vesting of any outstanding RSUs and stock options and any earned PSUs.
In each case described above, as a condition to receiving the payments and benefits under our executive severance plan, the NEO must agree to a standard release of claims in favor of Etsy, as well as certain non-solicitation, non-competition, confidentiality, non-disparagement, and cooperation provisions.
Equity Award Provisions
RSUs
Under the terms of the outstanding RSUs, RSUs are forfeited upon termination of service to the extent they have not yet vested, unless accelerated in the event of a Qualifying Change in Control Termination or on death of the holder, or if Qualifying Retirement provisions apply.
PSUs
Qualifying Termination
Under the terms of the outstanding PSUs whose performance period was not completed on or before December 31, 2023, upon a Qualifying Termination that does not involve a change in control, the portion of the PSUs based on GMS, revenue, and adjusted EBITDA margin will be deemed earned at the target performance level. PSUs based on relative TSR will be deemed earned at the greater of the target performance level or actual performance based on a performance period ending on the date of the Qualifying Termination. As of the date of a Qualifying Termination, a prorated portion (based on service until the date of the Qualifying Termination) of the earned PSUs will vest.
Qualifying Change in Control Termination
Under the terms of the outstanding PSUs whose performance period was not completed on or before December 31, 2023, upon a Qualifying Change in Control Termination, if a change in control occurs prior to the last day of the applicable performance period, the performance period will end as of the date of the change in control, and the portion of the PSUs based on GMS, revenue, and adjusted EBITDA margin will be deemed earned at the target performance level. PSUs based on relative TSR will be deemed earned at the greater of the target performance level or actual performance based on a performance period ending on the date of the change in control. If a change in control occurs on or after the last day of the applicable performance period, earned PSUs will vest in full.
Options
Upon termination of service, options expire immediately to the extent an option is unvested as of the termination date and does not vest upon or as a result of termination of service. Vested options expire three months after termination, or 12 months after death or termination because of total and permanent disability, as defined in the applicable award agreement.

60	Etsy

Qualifying Retirement
In the case of RSUs and PSUs granted on or after March 15, 2023, RSUs will continue to vest, and a prorated portion (based on service until the date of the Qualifying Retirement) of PSUs will vest based on actual achievement, following a “Qualifying Retirement,” which is defined as the voluntary termination from service on or after the first anniversary of the date the RSUs or PSUs were granted if the employee's combined age and years of service exceeds 70. As of December 31, 2023, none of our NEOs were eligible for Qualifying Retirement treatment of their applicable RSU or PSU awards.
Mr. Silverman's 2021 Amended and Restated Offer Letter
In addition to the terms described above, under Mr. Silverman's 2021 amended and restated offer letter, if his employment with Etsy is terminated as a result of a Qualifying Termination, he will be entitled to one year of additional vesting service credit with respect to shares underlying his unvested RSUs and stock options.
Estimated Payments and Benefits
The following table sets forth the estimated incremental payments and benefits that would have been payable to our NEOs upon a Qualifying Termination, including a Qualifying Change in Control Termination, assuming that the triggering event occurred on December 31, 2023. Due to the number of factors that affect the nature and amount of any potential payments or benefits, actual payments and benefits may differ from those presented below.

Named Executive Officer	Termination Scenario	Cash Severance ($)(1)	Health & Welfare Benefits ($)(2)	PSUs ($)(3)	RSUs ($)(4)	Option Awards ($)(5)	Total ($)

Josh Silverman	Qualifying Termination	1,452,000	35,596	9,923,159	2,144,401	—	13,555,156
	Qualifying Change in Control Termination(6)	1,782,000	53,394	13,387,108	10,722,003	—	25,944,505
Rachel Glaser	Qualifying Termination	997,500	22,039	1,553,476	—	—	2,573,015
	Qualifying Change in Control Termination(6)	997,500	22,039	2,566,596	6,165,392	363,268	10,114,795
Rachana Kumar	Qualifying Termination	828,000	35,463	615,575	—	—	1,479,038
	Qualifying Change in Control Termination(6)	828,000	35,463	1,346,727	3,247,349	108,980	5,566,519
Raina Moskowitz	Qualifying Termination	855,000	35,463	1,220,061	—	—	2,110,524
	Qualifying Change in Control Termination(6)	855,000	35,463	2,045,111	4,833,012	242,192	8,010,778
Colin Stretch	Qualifying Termination	782,000	35,463	615,575	—	—	1,433,038
	Qualifying Change in Control Termination(6)	782,000	35,463	1,346,727	2,958,406	—	5,122,596
(1)For a Qualifying Termination, amounts reflect cash severance of 12 months' base salary based on each NEO's base salary as of December 31, 2023 and a pro rata cash bonus payment at 100% of each NEO's target annual cash incentive bonus. For a Qualifying Change in Control Termination, amounts reflect cash severance of 18 months' base salary for Mr. Silverman and 12 months’ base salary for each other NEO, based on each NEO’s base salary as of December 31, 2023, and a pro rata cash bonus payment at 100% of each NEO's target annual cash incentive bonus.
(2)For Mr. Silverman, this amount reflects the estimated reimbursement for COBRA continuation coverage for 12 months upon a Qualifying Termination and for 18 months upon a Qualifying Change in Control Termination. For each other NEO, amounts reflect the estimated reimbursements for COBRA continuation coverage for 12 months upon a Qualifying Termination or Qualifying Change in Control Termination.
(3)For PSUs granted in 2021, for a Qualifying Termination or Qualifying Change in Control Termination, the PSUs are reflected based on actual performance for the performance period ending on December 31, 2023. For PSUs granted in 2022, for a Qualifying Termination or Qualifying Change in Control Termination, the PSUs based on GMS, revenue, and adjusted EBITDA are reflected based on actual performance for the performance period ending on December 31, 2022, and PSUs based on relative TSR would be deemed earned at the greater of target performance or actual performance based on the truncated performance period beginning on the date of grant and ending on December 31. For PSUs granted in 2023, for a Qualifying Termination or Qualifying Change in Control Termination, the PSUs based on GMS, revenue, and adjusted EBITDA margin would be deemed earned at the target level, and PSUs based on relative TSR would be deemed earned at the greater of target performance or actual performance based on the truncated performance period between the beginning of the performance period and the date of the Qualifying Termination or Qualifying Change in Control Termination based upon the closing stock price on December 29, 2023, the last business day of the fiscal year ended December 31, 2023, which was $81.05 per share.
(4)The value of accelerated vesting of unvested RSUs is based upon the closing stock price on December 29, 2023 the last business day of the fiscal year ended December 31, 2023, which was $81.05 per share, multiplied by the number of unvested RSUs held as of December 31, 2023 by each NEO.
(5)The value of accelerated vesting of unvested stock options is based on the difference between the closing stock price on December 29, 2023, the last business day of the fiscal year ended December 31, 2023, which was $81.05 per share, and the exercise price per option multiplied by the number of unvested options. For options where the exercise price exceeds the closing stock price on such date, the value is $0.

2024 Proxy Statement	61

(6)Represents change in control severance benefits based on a double-trigger arrangement, which assumes the termination of an NEO without “cause” or the resignation of an NEO for “good reason” within 3 months prior to or 12 months following a change in control. In the event of a Qualifying Change in Control Termination, each NEO is entitled to full vesting of any outstanding equity awards, as described in the above narrative.
In the event that an NEO’s employment terminates due to death, RSUs, options, and previously earned PSUs will immediately vest in full, and a prorated portion (based on service until the date of death) of PSUs subject to an incomplete performance period will vest based on target performance. In the event that an NEO’s employment had terminated due to death on December 31, 2023, the value of RSUs and options that would have vested would be equal to the amount in the table above for a Qualifying Change in Control Termination, and the value of PSUs that would have vested would have been $9,923,159 for Mr. Silverman, $1,553,476 for Ms. Glaser, $615,575 for Ms. Kumar, $1,220,061 for Ms. Moskowitz, and $615,575 for Mr. Stretch (based upon the closing stock price of $81.05 per share on December 29, 2023, the last business day of the fiscal year ended December 31, 2023).
Pay Ratio Disclosure
Under SEC rules, we are required to calculate and disclose the median of the annual total compensation of all our employees (other than our CEO), the annual total compensation of our CEO, and the ratio of the median of the annual total compensation of our median employee as compared to the annual total compensation of our CEO (“CEO Pay Ratio”). To identify our median employee, we used the following methodology:
•To determine our total population of employees, we included all full-time, part-time, and temporary employees, whether or not U.S.-based, as of December 31, 2023, including Etsy, Reverb, and Depop employees.
•To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s 2023 base compensation, bonus earned for 2023, and the value of equity awards granted in 2023.
•We calculated the value of 2023 RSU and PSU equity awards based on the average closing price of our common stock on Nasdaq (rounded to the nearest hundredth) on the 30 trading days up to and including the grant date, which is in accordance with our Equity Grant Policy.
•We annualized the base compensation of all permanent (full-time and part-time) employees who were employed by us for less than the entire calendar year.
•Compensation paid in foreign currencies was converted to U.S. dollars based on the exchange rates in effect on December 31, 2023.
Using this approach, we identified our median employee. For 2023, our median employee is a U.S.-based, full-time employee. Once the median employee was identified, we then calculated the annual total compensation of this employee for 2023 in accordance with the requirements of the Summary Compensation Table.
For 2023, the median of the annual total compensation of our employees (other than Mr. Silverman) was $227,025 and the annual total compensation of Mr. Silverman, as reported in the Summary Compensation Table included in this proxy statement, was $16,577,104. Based on this information, the ratio of Mr. Silverman’s annual total compensation to the median of the annual total compensation of all employees was approximately 73:1.
The foregoing information in this section is provided for compliance purposes only and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Neither our Compensation Committee nor Etsy management uses pay ratios in making compensation decisions.

62	Etsy

Pay Versus Performance
The following table sets forth the compensation for our CEO and the average compensation for our other Named Executive Officers (“Other NEOs”) for 2023, 2022, 2021 and 2020 (each, a “Covered Year”), both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as calculated in accordance with the pay versus performance disclosure rules adopted by the SEC in August 2022. “Compensation actually paid” does not reflect amounts actually realized by our CEO or Other NEOs and may be higher or lower than the amounts, if any, that are ultimately realized by such individuals. Our Compensation Committee did not consider “compensation actually paid,” as defined by the SEC, when making its executive compensation decisions for the Covered Years. Please see the Compensation Discussion and Analysis section in this proxy statement for a discussion of our Compensation Committee’s philosophy, objectives, and practices when making executive compensation decisions.
The table below also provides information for each Covered Year on our cumulative total stockholder return (“TSR”), the cumulative TSR of our peer group, our net income and our revenue. Although we selected revenue as our “most important financial performance measure” used to link “compensation actually paid” to our CEO and Other NEOs to our performance for 2023, we consider gross merchandise sales (“GMS”) to be the most important performance measure for purposes of linking executive compensation to our performance. As discussed in more detail in the Compensation Discussion and Analysis section of this proxy statement, GMS was weighted more heavily than revenue in determining the payout under our 2023 annual cash incentive program and was weighted equally with revenue for purposes of our 2023, 2022, and 2021 PSUs. However, GMS is not considered a “financial performance measure” within the meaning of the SEC’s pay versus performance disclosure rules, so we selected revenue for purposes of the table below.

Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)(2)	Average Summary Compensation Table Total for Other NEOs ($)(3)(4)	Average Compensation Actually Paid to Other NEOs ($)(2)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions) (6)	Revenue ($ in millions) (7)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2023	16,577,104	5,868,843	7,590,131	3,947,292	182.96	146.96	308	2,748
2022	16,461,507	(15,823,299)	7,261,266	(4,534,407)	270.38	118.03	(694)	2,566
2021	40,584,292	52,367,686	5,850,887	11,909,053	494.22	148.30	494	2,329
2020	1,934,307	102,473,221	3,496,282	28,464,462	401.60	118.87	349	1,726
(1)The following table shows the adjustments made to the total compensation shown for our CEO, Mr. Silverman, on the Summary Compensation Table to arrive at “compensation actually paid” for 2023 as reflected on the table above:

Adjustments to Determine CEO Compensation Actually Paid	2023
Summary Compensation Table (SCT) amount	16,577,104
Less Amounts Reported under “Stock Awards” Column in SCT for the Covered Year	(15,483,730)
Plus Year-end Fair Value of Stock Awards and Options Awards Granted during Covered Year that Remain Unvested as of Year-end	12,376,937
Plus Fair Value on Vesting of Awards Granted during Covered Year that Vest during Covered Year	558,875
Change (positive or negative) in Fair Value from Prior Year-end to Covered Year-end of Awards Granted Prior to Covered Year that were Outstanding and Unvested as of Covered Year-end	(7,402,227)
Change (positive or negative) in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Covered Year that Vested during Covered Year	(758,116)
TOTAL ADJUSTMENTS:	(10,708,261)
TOTAL COMPENSATION ACTUALLY PAID:	5,868,843
(2)For purposes of the adjustments to determine “compensation actually paid,” we computed the fair value of stock option awards, RSUs, and PSUs in accordance with FASB ASC Topic 718 as of the end of the relevant fiscal year, other than the fair values of equity awards that vested in the Covered Year, which are valued as of the applicable vesting date. The valuation assumptions used in the calculation of such amounts are set forth in Note 16—Stock-based Compensation in our Form 10-K. The fair value of the PSUs based on relative TSR is determined based on the probable outcome (as determined in accordance with FASB ASC Topic 718) as of the end of the relevant fiscal year using a Monte-

2024 Proxy Statement	63

Carlo simulation model. See Footnote 3 to the Grants of Plan-Based Awards Table for the valuation assumptions used in the calculation of such amounts for the PSUs.
(3)The Other NEOs for 2020 and 2021 were Ms. Glaser, Mr. Fisher, Ms. Patel Goyal, and Mr. Scott. The Other NEOs for 2022 were Ms. Glaser, Ms. Moskowitz, Mr. Scott, Mr. Fisher, and Ms. Patel Goyal. The Other NEOs for 2023 were Ms. Glaser, Ms. Kumar, Ms. Moskowitz, and Mr. Stretch.
(4)The following table shows the adjustments made to the average of the total compensation shown for the Other NEOs on the Summary Compensation Table to arrive at “compensation actually paid” for 2023 as reflected on the table above:

Adjustments to Determine Average Other NEO Compensation Actually Paid	2023
Summary Compensation Table (SCT) amount	7,590,131
Less Amounts Reported under “Stock Awards” Column in SCT for the Covered Year	(6,691,087)
Plus Year-end Fair Value of Stock Awards and Options Awards Granted during Covered Year that Remain Unvested as of Year-end	4,743,190
Plus Fair Value on Vesting of Awards Granted during Covered Year that Vest during Covered Year	363,561
Change (positive or negative) in Fair Value from Prior Year-end to Covered Year-end of Awards Granted Prior to Covered Year that were Outstanding and Unvested as of Covered Year-end	(1,285,730)
Change (positive or negative) in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Covered Year that Vested during Covered Year	(772,773)
TOTAL ADJUSTMENTS:	(3,642,839)
TOTAL COMPENSATION ACTUALLY PAID:	3,947,292
(5)Our peer group is the Russell 1000 Index, which is the index included in our Performance Graph in our Form 10-K for each of the Covered Years.
(6)Reflects “net income” for each Covered Year as set forth in our Consolidated Statements of Operations included in our Form 10-K for each of the Covered Years.
(7)Reflects “revenue” for each Covered Year as set forth in our Consolidated Statements of Operations included in our Form 10-K for each of the Covered Years.
Discussion of Compensation Actually Paid
As reflected in the tables above, changes in the market price of our common stock following the date of grant of an award can have a significant impact on the disclosure of “compensation actually paid” to our NEOs, as calculated pursuant to the SEC rules. Etsy grew significantly during 2020 as millions of buyers found Etsy for the first time, or discovered Etsy again. At the same time, Etsy’s stock price increased from $44.30 per share on December 31, 2019 to $177.91 per share on December 31, 2020, which significantly increased the intrinsic value of the options our CEO was granted in 2017.
Further, the timing of equity awards may also unintentionally impact the “compensation actually paid” as calculated pursuant to the rule. Because of the structure of the front-loaded equity award that Mr. Silverman received when he became our CEO in 2017, he approached 2021 with almost no unvested equity. Mr. Silverman received a performance-based equity award in 2021 with an aggregate grant date value of $25 million which was intended to retain, incentivize, and motivate him for the next four years, drive Etsy's long-term growth, and promote the alignment of CEO compensation with long-term stockholder value creation. The “compensation actually paid” attributed to this award, as well as the remaining unvested 2017 options, also increased as a result of the continued strong performance of Etsy's stock price in 2021 and decreased in 2022 and 2023 as Etsy's stock price declined.
To assist in understanding these changes in value, the following table shows the closing price for one share of our common stock as of the last trading day of the year preceding the initial Covered Year and each Covered Year:

	2019	2020	2021	2022	2023
Closing Market Price of our Common Stock as of December 31	$44.30	$177.91	$218.94	$119.78	$81.05

64	Etsy

The graph below illustrates the total shareholder return on a fixed $100 investment made as of market close on December 31, 2019 in shares of Etsy common stock and in the Russell 1000 Index, our peer group. Etsy stock price has experienced volatility during the four-year period illustrated below, with large gains during 2020 and 2021 as our business had significant growth during the pandemic, followed by price decreases as revenue growth slowed and GMS held roughly steady during 2022 and 2023. That said, an investment in shares of Etsy common stock outperformed an investment in the Russell 1000 during the four-year period ended December 31, 2023.

Etsy TSR vs Peer Group TSR
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
$494.22
$401.60
$270.38
$182.96
$100.00
$100.00
$118.87
$148.30
$118.03
$146.96
2019
2020
2021
2022
2023
Etsy TSR
Peer Group TSR

Set forth below are charts illustrating the relationship between (a) the compensation actually paid to our CEO and (b) the average compensation actually paid to our Other NEOs during each Covered Year and each of:
•Etsy’s revenue for each Covered Year;
•Etsy’s net income (loss)(1) for each Covered Year; and
•Etsy’s cumulative TSR(2) each Covered Year.

Compensation Actually Paid vs Revenue
Compensation Actually Paid ($ in millions)
$120
$100
$80
$60
$40
$20
$—
$-20
Revenue ($ in millions)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
2020
2021
2022
2023
CEO
Non-CEO NEOs
Revenue

Compensation Actually Paid vs Net Income (Loss)
Compensation Actually Paid ($ in millions)
$120
$100
$80
$60
$40
$20
$—
$-20
Net Income (Loss) ($ in millions)
$600
$400
$200
$—
$-200
$-400
$-600
$-800
2020
2021
2022
2023
CEO
Non-CEO NEOs
Net Income (Loss)

Compensation Actually Paid vs TSR
Compensation Actually Paid ($ in millions)
$120
$100
$80
$60
$40
$20
$—
$-20
$600
$500
$400
$300
$200
$100
$—
$-100
TSR
2020
2021
2022
2023
CEO
Non-CEO NEOs
TSR

(1)Net income (loss) is not a metric used by Etsy to determine executive compensation and therefore any relationship between compensation actually paid and net income (loss) is likely as a result of our including adjusted EBITDA, a non-GAAP financial measure that represents our net

2024 Proxy Statement	65

income (loss) adjusted to exclude: interest and other non-operating (income) expense, net; (benefit) provision for income taxes; depreciation and amortization; stock-based compensation expense; foreign exchange loss; acquisition, divestiture, and corporate structure-related expenses; asset impairment charges; loss on sale of business; and restructuring and other exit costs, and adjusted EBITDA margin (adjusted EBITDA divided by revenue) as key metrics in our compensation program during the relevant period. For a reconciliation of Net income (loss) to adjusted EBITDA see “Non-GAAP Financial Measures.”
(2)In 2021, we added relative TSR (a measure reflecting returns to our stockholders relative to the Nasdaq Composite constituents) over a three-year performance period to the mix of performance metrics used in our compensation program. The initial performance period expired at the end of 2023 and therefore is not a direct contributor to any correlation shown in the chart above for periods prior to 2023.
Most Important Performance Measures for Fiscal Year End 2023
The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking “compensation actually paid” to our CEO and Other NEOs for 2023 to Etsy's performance:

Performance Measure	What it Measures
Gross Merchandise Sales (GMS) ($)	The dollar value of items sold in our marketplaces, excluding shipping fees and net of refunds, within the applicable period.
Revenue ($)	Our revenue (determined on a consolidated basis) reported in Etsy's audited financial statements.
Adjusted EBITDA Margin (%)	Etsy's profitability from our operations calculated by dividing consolidated adjusted EBITDA by consolidated revenue and expressed as a percentage.
Relative TSR ($)	Our stock price performance, reflecting returns to our stockholders relative to the Nasdaq Composite constituents

Our Compensation Committee also reviewed and approved individual goals and objectives for 2023 for our CEO and for each other Executive Team member (including each of our Other NEOs). These individual goals included both business project goals as well as ESG goals aligned with the Executive Team member’s business functions. A portion of each NEO’s actual annual cash incentive (20% for our CEO; 30% for our Other NEOs) is typically based on the evaluation of each NEO’s individual performance achievements measured against these individual goals. Please see the Compensation Discussion and Analysis section in this proxy statement for additional information.

66	Etsy

Proposal 3
Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2024 and recommends that stockholders vote to ratify the appointment. Although we are not required by law or our bylaws to obtain such ratification from our stockholders, we believe it is good practice to do so. If our stockholders do not ratify the appointment of PwC, our Audit Committee may reconsider its appointment. Our Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in the best interests of Etsy and our stockholders.
PwC has audited our consolidated financial statements since 2012. A representative of PwC is expected to be present at our Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if they so desire.
This proposal will be decided by a majority of the votes cast. This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal.

Our Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.

2024 Proxy Statement	67

Fees and Services
The following table presents fees for professional audit services and other services rendered to us by PwC for the fiscal years ended December 31, 2023 and December 31, 2022.

	Year Ended December 31,
	2023	2022
	(in thousands)
Audit Fees	$3,456	$3,531
Tax Fees	490	470
Other Fees	157	171
Total Fees	$4,013	$4,172
Audit Fees. These amounts consist of fees and expenses for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of Etsy’s annual financial statements and review of quarterly financial statements. These amounts also include fees for services that are normally incurred in connection with regulatory filings, such as statutory audits, comfort letters, consents, and review of documents filed with the SEC, as well as service fees related to specific transactions and events that occurred in each period, such as the goodwill impairment-related work in 2022 and the divestiture of Elo7 in 2023.
Tax Fees. These amounts consist of fees for tax compliance, tax planning, and tax advice. Corporate tax services include a variety of permissible services, including technical tax advice related to U.S. and international matters, assistance with foreign income and withholding tax matters, and assistance with tax audits.
Other Fees. These amounts consist of the aggregate fees for other services performed or provided by PwC not included in the categories above. These amounts include fees for PwC’s review of our sustainability and diversity data and subscriptions to online accounting reference material.
Pre-Approval Policies and Procedures
Our Audit Committee is required to pre-approve all audit and non-audit services performed by PwC to ensure that the provision of such services does not impair the public accounting firm’s independence. Our Audit Committee pre-approved all services provided to us by PwC in 2023 and 2022 as described above.
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PwC. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services, and permitted non-audit services up to specified amounts. Pre-approval may also be given as part of our Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee's members, but any pre-approval decision made pursuant to such delegation must be reported to the full Audit Committee at its next scheduled meeting.

68	Etsy

Audit Committee Report
Our Audit Committee is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the Nasdaq Stock Market and the SEC. Our Audit Committee operates pursuant to a charter that is available on the Investor Relations section of our website at investors.etsy.com.
The principal purpose of our Audit Committee is to assist our Board in its oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. Our Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. Our Audit Committee’s function is more fully described in its charter.
Management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP, our independent registered public accounting firm, was responsible for performing an independent audit of our Consolidated Financial Statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
In performing its responsibilities, our Audit Committee has:
•reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2023;
•discussed with our independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence, and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the reviews and discussions referred to above, our Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Respectfully submitted by:
Margaret M. Smyth (Chair)
M. Michele Burns
Marc Steinberg
Fred Wilson

2024 Proxy Statement	69

Proposal 4
Approval of 2024 Equity Incentive Plan

Background
On April 16, 2024, our Board approved an amendment and restatement of the Etsy, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”) as the Etsy, Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”), subject to stockholder approval. The 2015 Equity Incentive Plan was approved at the time of Etsy’s initial public offering and, if the amendment and restatement is not approved by stockholders, the 2015 Equity Incentive Plan will expire on March 4, 2025.
Our Board and Compensation Committee believe that our continuing ability to offer equity incentive awards is critical to our ability to attract and retain executives and employees, which is essential for us to execute on our long-term company strategy. Our Board has determined that it is in the best interests of Etsy and our stockholders to approve this proposal and recommends that stockholders vote FOR Proposal 4.
Why Our Board Supports This Proposal
Equity is an Important Part of Our Compensation Program, which is Essential for Executing Our Business Strategy.
Equity is an integral part of our compensation program, not only for our Executive Team and Directors, but also for a significant percentage of our employee population, and has been, and we expect it will continue to be, critical to our success. In 2023, approximately 90% of shares subject to awards granted under our 2015 Equity Incentive Plan were awarded to non-NEOs. The technology industry is a highly competitive industry. If we were unable to grant equity awards, we would need to significantly increase cash compensation for executives and employees to stay competitive, which would reduce the cash otherwise available to invest in our business and/or return to stockholders through share repurchases. We believe this would be impractical, and it also would not provide long-term retention value or alignment of employees' interests with the interests of our long-term stockholders. If the 2024 Equity Incentive Plan is not approved, we could lose critical talent, and our ability to meet our future growth objectives would be limited.
We Manage Our Equity Incentive Compensation Program Thoughtfully.
We closely monitor our long-term stockholder dilution and manage the amount of equity awards granted annually, limiting our grants to the amounts that we believe necessary to attract, reward, and retain employees.
In light of dilution considerations, we are reducing the number of shares available for grants by approximately 76% (to 8,000,000 shares, which reflects approximately 7% of stock outstanding), compared to the 33,859,046 shares available for grant under the 2015 Equity Incentive Plan as of March 31, 2024. Shares subject to awards granted from April 1, 2024 through the effective date of the 2024 Equity Incentive Plan shall reduce the number of shares available for grant under the 2024 Equity Incentive Plan as specified in the 2024 Equity Incentive Plan. Based on an evaluation of our practices concerning equity awards made in connection with the new hires and other retention grants, we would expect that the share reserve provided in the 2024 Equity Incentive Plan will be sufficient for equity grants to our employees for the next two to three fiscal years at the current stock price, or longer if our stock price increases as we execute on our business strategy.
Our Share Repurchases have Offset Plan Dilution, and We Carefully Manage Our Burn Rate.
From 2017 (the year Josh Silverman became our CEO) through 2023, we completed share repurchases of $1.9 billion, mitigating the dilutive impact of our equity compensation programs. During this period we have also carefully managed our burn rate, as reflected in the table on page 72. Our future burn rate will depend on a number of factors, including the number of participants in the 2024 Equity Incentive Plan, our stock price, changes to our compensation strategy, changes in business practices or industry standards, the compensation practices of our competitors, and changes in compensation practices in the market generally.
The 2024 Equity Incentive Plan Incorporates Thoughtful Compensation and Governance Practices
The 2024 Equity Incentive Plan contains provisions that are consistent with our pay-for-performance compensation philosophy and thoughtful governance practices, including the following:
•No “Evergreen” Provision. The 2024 Equity Incentive Plan removes the evergreen provision (which under the 2015 Equity Incentive Plan provided for an automatic annual increase in shares available for grant based on the number of outstanding shares of common stock) and fixes the maximum number of shares available for future grants.

70	Etsy

•No Repricing Without Stockholder Approval. The 2024 Equity Incentive Plan does not permit the “repricing” of stock options and SARs without stockholder approval. This includes a prohibition on cash buyouts of underwater options or SARs and “reloads” in connection with the exercise of options or SARs.
•Limit on Non-Employee Director Compensation. The aggregate value of all cash and equity-based compensation that may be paid or granted annually to a non-employee director under the 2024 Equity Incentive Plan is limited to (i) $750,000 in total value or (ii) in the first year that a non-employee director is appointed or elected to our Board, $1,000,000. This annual limit may not be changed without stockholder approval.
•Clawback. Awards granted under the 2024 Equity Incentive Plan will be subject to clawback, forfeiture, or recovery by Etsy pursuant to the terms of the applicable award agreement and Etsy’s clawback policy that was adopted to comply with Nasdaq listing standards and the Dodd-Frank Wall Street Reform and Consumer Protection Act.
•Cause. The 2024 Equity Incentive Plan incorporates a definition of Cause, as ascribed to the term in any written agreement with Etsy or, in the absence of such an agreement, a standardized definition based on enumerated factors.
•Stock Ownership and Holding Guidelines. Shares issued pursuant to the 2024 Equity Incentive Plan are subject to Etsy's stock ownership guidelines. Our CEO is required to hold equity equal to the lesser of six times base salary or 37,800 shares and other named executive officers are required to hold equity equal to the lesser of one times base salary or 4,400 shares. If the guidelines have not been met by the initial compliance date, the executive officers are required to retain 50% of any shares acquired under any equity award granted by Etsy (net of any shares sold or withheld to pay any applicable exercise price or satisfy any employment or income taxes related to the equity awards) until the stock ownership guidelines are met.
•Plan Flexibility. We may continue to grant stock options, stock appreciation rights, restricted shares, stock units and other stock-based awards, as well as awards that are subject to performance conditions, such as performance-based restricted stock units.
•Technical Changes for Good Governance. The 2024 Equity Incentive Plan includes certain technical changes for good governance, including removal of 162(m) provisions, clarification on share withholding, standard treatment on change in control, and the ability to delegate approval of awards to non-Section 16 officers.
•Administration by an Independent Committee. The 2024 Equity Incentive Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.
This is not a complete summary of the 2024 Equity Incentive Plan. This summary of the 2024 Equity Incentive Plan is qualified in its entirety by reference to the complete text of the 2024 Equity Incentive Plan included as Appendix A to this proxy statement.
Equity Awards Outstanding and Shares Available for Grant
The following table sets forth information regarding our outstanding equity awards as of March 31, 2024 under the 2015 Equity Incentive Plan and under the 2024 Equity Incentive Plan (as if approved by the stockholders as of March 31, 2024).

Plan Category	Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term (in years)
Stock Options	2,673,291	$32.36	3.8
Full-Value Awards	9,509,023	N/A	N/A
Shares Subject to Outstanding Equity Awards	12,182,314
Shares Available for Grant Under the 2015 Equity Incentive Plan (net of shares subject to outstanding equity awards)	33,859,046
Shares Available for Grant Under the 2024 Equity Incentive Plan, if Approved (net of shares subject to outstanding equity awards)	8,000,000
Net Reduction in Shares Available for Grant if the 2024 Equity Incentive Plan is Approved	25,859,046
Shares of common stock outstanding	117,063,693

2024 Proxy Statement	71

Historical Burn Rate and Overhang
The following table sets forth information regarding our burn rate for 2023, 2022, and 2021 and our overhang at fiscal year-end for each of those periods.

Shares in Equity Compensation Plans	2023	2022	2021	Three-Year Average
Stock Options Granted	8,131	9,916	198,193	72,080
Full Value Awards Granted(1)	3,644,341	5,226,948	2,136,685	3,669,325
Total Number of Shares Cancelled(2)	2,487,348	1,368,743	927,473	1,594,521
Stock Options Outstanding at Fiscal Year End	2,775,931	3,456,317	4,273,725	3,501,991
Full-Value Awards Outstanding at Fiscal Year End(1)	6,196,798	6,393,786	3,506,721	5,365,768
Weighted Average Common Shares Outstanding	122,503,366	126,778,626	127,224,974	125,502,322
Gross Burn Rate(3)	2.98%	4.13%	1.84%	2.98%
Net Burn Rate(4)	0.95%	3.05%	1.11%	1.70%
Overhang from Outstanding Awards at Fiscal Year End(5)	7.32%	7.77%	6.12%	7.07%
Overhang from Outstanding Awards and Available Shares at Fiscal Year End(6)	37.75%	33.16%	29.46%	33.46%
(1)Represents grants of RSUs and PSUs (at target achievement level).
(2)Reflects shares forfeited, cancelled, or withheld for tax purposes.
(3)Reflects the number of shares subject to stock options and full value awards granted in the applicable year, divided by the weighted average shares outstanding.
(4)Reflects the number of shares subject to stock options and full value awards granted in the applicable year, minus the total number of shares cancelled in the applicable year, divided by the weighted average common shares outstanding.
(5)Reflects the number of shares subject to stock options and full value awards granted and outstanding at fiscal year-end, divided by the weighted average common shares outstanding.
(6)Reflects the number of shares subject to stock options and full value awards granted and outstanding at fiscal year-end, plus the number of shares available for grant, divided by the weighted average common shares outstanding.
Share Overhang. As of March 31, 2024, our overhang, calculated as the number of shares subject to equity awards outstanding but not vested (with PSUs deemed achieved at target) and, in the case of options, not exercised, plus the number of shares available to be granted under the 2015 Equity Incentive Plan, divided by the total number of shares of common stock outstanding as of March 31, 2024, was 39.31%. If we give effect to the reduction in authorized shares available for issuance under the 2024 Equity Incentive Plan in this calculation, the overhang from outstanding and available awards as a percentage of common stock outstanding would be 17.24% as of March 31, 2024.
Summary of 2024 Equity Incentive Plan Terms
The following is a summary of the key provisions of the 2024 Equity Incentive Plan, subject to stockholder approval. This summary is qualified in its entirety by reference to the complete text of the 2024 Equity Incentive Plan, which is included as Appendix A to this proxy statement.
Plan Administration
Our Compensation Committee administers the 2024 Equity Incentive Plan and has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements. Our Compensation Committee may also delegate to one or more of our executive officers the authority to designate employees (other than executive officers) to receive specified stock awards and determine the number of shares subject to such stock awards. Unless otherwise determined by our Board, our Compensation Committee consists of two or more members of our Board, each of whom is a non-employee director and an “independent director” under the rules of the Nasdaq stock market.

72	Etsy

Eligibility
Employees of Etsy and its subsidiaries and affiliates, as determined by our Compensation Committee, our non-employee directors, and certain consultants are eligible to participate in the 2024 Equity Incentive Plan, although we have not historically granted awards to consultants. As of March 31, 2024, approximately 2,440 employees, and 9 non-employee directors would be eligible to receive awards under the 2024 Equity Incentive Plan.
Authorized Shares and Share Counting Provisions
The aggregate number of shares of our common stock that may be issued under the 2024 Equity Incentive Plan is equal to the sum of: (a) 8,000,000 shares which is the portion of the shares available for grant under the 2015 Equity Incentive Plan that is expected to remain available for grant as of the effective date of the 2024 Equity Incentive Plan, plus (b) the number of shares subject to awards outstanding under our 2006 Stock Plan (the “2006 Plan”) and our 2015 Equity Incentive Plan (together with the 2006 Plan, the “Prior Plans”) as of the effective date of the 2024 Equity Incentive Plan, provided that in no event shall the number of shares available for issuance under the 2024 Equity Incentive Plan exceed 20,182,314 shares (which is the sum of (x) the 8,000,000 shares set forth above, plus (y) the number of shares subject to awards granted and outstanding (with PSUs deemed achieved at target) as of March 31, 2024 under the Prior Plans).
The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options is 20,182,314 shares.
The following shares subject to an award granted under the 2024 Equity Incentive Plan or an award granted under a Prior Plan that is outstanding as of the effective date of the 2024 Equity Incentive Plan will be added back to the share reserve and again become available for issuance under the 2024 Equity Incentive Plan: (1) any shares that are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued, (2) any shares that are not issued because such award or any portion thereof is settled in cash, (3) any shares that are forfeited back to or repurchased by Etsy because of the failure to meet a contingency or condition required for the vesting of such shares, (4) any shares that are withheld or reacquired to satisfy the exercise, strike, or purchase price, and (5) any shares that withheld or reacquired to satisfy a tax withholding obligation.
For the avoidance of doubt, subject to the above, shares issued under awards granted from April 1, 2024 through the effective date of the 2024 Equity Incentive Plan shall reduce the number of shares that may be issued under the 2024 Equity Incentive Plan.
Awards
The 2024 Equity Incentive Plan provides for the grant of incentive stock options to our employees and employees of certain affiliates, and for the grant of nonstatutory stock options, stock appreciation rights, restricted share awards, stock unit awards, performance cash awards, and other forms of stock awards to our employees, directors, and consultants and the employees and consultants of our affiliates. The basis for participation in the 2024 Equity Incentive Plan is our Compensation Committee's decision, in its sole discretion, that an award to an eligible person will further the 2024 Equity Incentive Plan purposes, as described in this Proposal 4. In exercising its discretion, our Compensation Committee will consider the recommendations of management and the purposes of the 2024 Equity Incentive Plan.
Stock Options. Incentive stock options and nonstatutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2024 Equity Incentive Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share on the date of grant. Options granted under the 2024 Equity Incentive Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.
Restricted Shares and Stock Units. Restricted shares and stock units may be awarded under the 2024 Equity Plan in return for any lawful consideration, and participants who receive restricted shares or stock units generally are not required to pay cash for their awards. In general, these awards will be subject to vesting. Vesting may be based on length of service, the attainment of performance-based goals or a combination of both, as determined by our Compensation Committee. Settlement of vested stock units may be made in the form of cash, shares of common stock, or a combination of these forms of payment.
Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of a share on the date of grant. A stock appreciation right granted under the 2024 Equity Incentive Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
Performance Cash Awards. The 2024 Equity Incentive Plan permits the grant of performance-based cash awards. Our Compensation Committee may structure awards so that the cash will be paid only following the achievement of certain pre-established performance goals during a designated performance period.

2024 Proxy Statement	73

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our shares. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Prohibition on Repricing
Under the 2024 Equity Incentive Plan, the plan administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within twelve (12) months prior to such an event.
Dividends and Dividend Equivalents
The 2024 Equity Incentive Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award of restricted shares or stock units, as determined by the plan administrator and contained in the applicable award agreement.
Effect of Changes to Our Capital Structure
In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2024 Equity Incentive Plan, (2) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, and (3) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.
Effect of Corporate Transactions and Change in Control
The following provisions will apply to outstanding awards under the 2024 Equity Incentive Plan in the event of a corporate transaction (as defined in the 2024 Equity Incentive Plan) or a change in control (as defined in the 2024 Equity Incentive Plan) unless otherwise provided in an award agreement or unless otherwise expressly provided by the plan administrator at the time of grant of an award. For purposes of this Proposal 4, the term “Transaction” will mean such corporate transaction or change in control.
In the event of a Transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards under the 2024 Equity Incentive Plan, or may substitute similar stock awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to our stockholders pursuant to the Transaction), and any reacquisition or repurchase rights held by us in respect of shares issued pursuant to any outstanding awards under the 2024 Equity Incentive Plan may be assigned by us to the surviving or acquiring corporation (or its parent company). The terms of any assumption, continuation, or substitution will be set by the plan administrator; provided, that, if within three (3) months before and twelve (12) months following such Transaction, a participant’s service with Etsy is terminated by the surviving corporation or acquiring corporation without Cause (as defined in the 2024 Equity Incentive Plan) or when or, if such Participant is party to a written agreement with Etsy that defines “Good Reason,” by such participant for Good Reason as so defined, such award, to the extent then outstanding, shall become fully vested and exercisable upon such termination of service.
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2024 Equity Incentive Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (the “Current Participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the target level of performance to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the plan administrator will determine, and such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the plan administrator, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the closing or completion of the Transaction).
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2024 Equity Incentive Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction; provided, however, that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.
Notwithstanding the foregoing, any or all awards granted under the 2024 Equity Incentive Plan may be cancelled in exchange for a payment to the participant with respect to each share subject to the portion of the award that is vested or becomes vested as of

74	Etsy

the effective time of the Transaction equal to the excess of (i) the value of the property the participant would have received upon the exercise of such award immediately prior to the effective time of the Transaction, over (ii) any exercise price payable by the participant in connection with such exercise.
Transferability
A participant may not transfer stock awards under the 2024 Equity Incentive Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2024 Equity Incentive Plan.
Plan Amendment or Termination
Our Board has the authority to amend, suspend or terminate the 2024 Equity Incentive Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No incentive stock options may be granted after the tenth anniversary of the date our Board adopted the 2024 Equity Incentive Plan. No stock awards may be granted under the 2024 Equity Incentive Plan while it is suspended or after it is terminated.
U.S. Federal Income Tax Consequences
The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2024 Equity Incentive Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.
Incentive Stock Options
The 2024 Equity Incentive Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Internal Revenue Code. Under the Internal Revenue Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option (“ISO”) (although, in certain circumstances, there may be an item of adjustment included for alternative minimum tax purposes). If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss. If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are generally allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder.
Restricted Share Awards
Generally, the recipient of a restricted share award will recognize ordinary income at the time the shares are received equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If, however, the shares are not vested when they are received (for example, if the employee is required to work for a period of time in order to have the right to sell the shares), the recipient generally will not recognize income until the shares vest, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date they vest over any amount paid by the recipient in exchange for the shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted share award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the shares on the date the award is granted over any amount paid by the recipient for the shares. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted share award.
Stock Unit Awards
Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Internal Revenue Code or an exception to Section 409A of the Internal Revenue Code will recognize ordinary income at the time the stock is delivered equal

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to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock unit award.
Stock Appreciation Rights
Under the 2024 Equity Incentive Plan we may grant stock appreciation rights separate from any other award or in tandem with other awards under the 2024 Equity Incentive Plan. Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Section 162(m)
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of Etsy and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).
Plan Benefits
We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the 2024 Equity Incentive Plan. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the authorized shares under the 2024 Equity Incentive Plan, except as set forth below with respect to non-employee directors. Awards granted under the 2024 Equity Incentive Plan to our non-employee directors are not subject to set benefits or amounts under the terms of the 2024 Equity Incentive Plan itself, other than with respect to the limit on non-employee director compensation set forth in the 2024 Equity Incentive Plan. Rather our director compensation policy provides for certain equity award grants to our non-employee directors. On and after the date of the Annual Meeting, if this Proposal 4 is approved by our stockholders, any such equity award grants will be made under the 2024 Equity Incentive Plan. If this Proposal 4 is not approved by our stockholders, any such equity award grants in 2024 will be made under the 2015 Equity Incentive Plan. For additional information regarding our current compensation program for non-employee directors, please see below in the section entitled “Director Compensation.”
Prior Grants Under the 2015 Equity Incentive Plan
The following table sets forth, with respect to the individuals and groups named below, the aggregate number of shares subject to options previously granted under the 2015 Equity Incentive Plan (whether or not outstanding, vested or forfeited, as applicable) as of March 31, 2024, and the aggregate number of shares subject to full-value awards, with PSUs reflected at the target amounts, previously granted under the 2015 Equity Incentive Plan (whether or not outstanding, vested or forfeited, as applicable) as of March 31, 2024:

Name and Position	Shares Subject to Stock Options	Shares Subject to Full Value Awards
Josh Silverman	3,943,768	889,926
President, Chief Executive Officer
Rachel Glaser	349,369	438,021
Chief Financial Officer
Rachana Kumar	34,650	204,948
Chief Technology Officer
Raina Moskowitz	133,205	278,558
Chief Operating and Marketing Officer
Colin Stretch	-	149,335
Chief Legal Officer
All current executive officers as a group	4,486,962	2,256,504
All current directors who are not executive officers as a group	749,662	157,182
All employees, including all current officers who are not executive officers, as a group	2,626,414	14,230,164

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Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to the shares of our common stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)(#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(#)(3)
Equity compensation plans approved by security holders	8,972,729	32.08	40,075,895
Equity compensation plans not approved by security holders	__	__	__
Total	8,972,729		40,075,895
(1)Amounts include outstanding awards under our 2006 Stock Plan and 2015 Equity Incentive Plan, including PSUs at target. If all outstanding PSUs for which the achievement level had not been determined as of December 31, 2023 were to be earned at the maximum achievement level, an additional 185,547 shares would be issuable under outstanding awards.
(2)The weighted-average exercise price excludes RSU and PSU awards, which have no exercise price.
(3)Amounts reflect the shares available for future issuance under our 2015 Equity Incentive Plan and our 2015 Employee Stock Purchase Plan. As of December 31, 2023, 37,275,895 shares remained available for issuance under the 2015 Equity Incentive Plan and 2,800,000 shares remained available for issuance under the 2015 Employee Stock Purchase Plan.
The 2015 Equity Incentive Plan provides that on the first business day of each fiscal year, the number of shares available for issuance is automatically increased by a number equal to the least of (i) 7,050,000 shares, (ii) 5% of the outstanding shares of our common stock as of the last business day of the prior year, or (iii) such other amount as our Board determines. The number of shares available for issuance under the 2015 Equity Incentive Plan did not increase as of January 2, 2024 pursuant to this provision.
Similarly, the 2015 Employee Stock Purchase Plan provides that on the first business day of each fiscal year, the number of shares available for issuance is automatically increased by a number equal to the least of (i) 1,400,000 shares, (ii) 1% of the outstanding shares of our common stock as of the last business day of the prior fiscal year, or (iii) such other amount as our Board determines. There has been no increase in the number of shares available for future issuance under the 2015 Employee Stock Purchase Plan since its inception.
Securities Registration
In light of the fact that we are proposing to reduce the number of shares of common stock available for issuance under the 2024 Equity Incentive Plan from the number currently authorized under the 2015 Equity Incentive Plan, all shares of common stock that would be authorized under the 2024 Equity Incentive Plan have already been registered with the SEC on Form S-8 and, accordingly, at this time, we do not anticipate the need to file a new registration statement pursuant to the 2024 Equity Incentive Plan.
Required Vote
Approval of the adoption of the 2024 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on this proposal to adopt the 2024 Equity Incentive Plan.

The Board of Directors recommends a vote “FOR” Proposal 4.

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Security Ownership of Certain Beneficial Owners, Directors, and Management
The following table presents information as to the beneficial ownership of our common stock as of April 1, 2024, for, each director and director nominee; each named executive officer; all current executive officers, directors and director nominees, as a group; and each stockholder known by us to beneficially own more than 5% of our outstanding common stock.
The percentage ownership of our common stock is based on approximately 117,063,693 shares of our outstanding common stock as of April 1, 2024. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding: (1) shares subject to stock options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2024, and (2) shares issuable upon the vesting of PSUs and RSUs within 60 days of April 1, 2024. However, we did not deem these shares to be outstanding for the purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned (#)(2)	Percentage of Class Beneficially Owned (%)
Named Executive Officers, Directors & Director Nominees:
C. Andrew Ballard(3)	4,331	*
Marla Blow(4)	3,709	*
Gary S. Briggs(5)	31,015	*
M. Michele Burns(6)	49,452	*
Rachel Glaser(7)	212,381	*
Jonathan D. Klein(8)	66,702	*
Rachana Kumar(9)	46,223	*
Raina Moskowitz(10)	120,504	*
Melissa Reiff(11)	23,996	*
Josh Silverman(12)	1,944,416	1.6
Margaret M. Smyth(13)	67,121	*
Marc Steinberg	—	*
Colin Stretch	4,864	*
Fred Wilson(14)	540,431	*
All current executive officers, directors and director nominees, as a group (16 persons)(15)	3,148,171	2.6
5% Stockholders:
The Vanguard Group(16)	13,436,680	11.2
BlackRock, Inc.(17)	9,290,756	7.8
Capital International Investors(18)	8,351,100	7.0
*    Represents less than 1% of our outstanding common stock.
(1)Unless otherwise indicated below, shares reflect sole voting and investment power and the address of each of the individuals listed below is  c/o Etsy, Inc., 117 Adams Street, Brooklyn, NY 11201.
(2)For directors, amounts exclude RSUs that will vest and stock options that will become exercisable on the date of the 2024 Annual Meeting of Stockholders, which date is more than 60 days after the date of this table.
(3)For Mr. Ballard, amount consists of (i) 3,642 shares and (ii) 689 shares that are issuable upon exercise of stock options, which are currently exercisable.
(4)For Ms. Blow, amount consists of (i) 3,289 shares and (ii) 420 shares that are issuable upon exercise of stock options, which are currently exercisable.
(5)For Mr. Briggs, amount consists of (i) 12,146 shares and (ii) 18,869 shares that are issuable upon exercise of stock options, which are currently exercisable.
(6)For Ms. Burns, amount consists of (i) 19,228 shares and (ii) 30,224 shares that are issuable upon exercise of stock options, which are currently exercisable.
(7)For Ms. Glaser, amount consists of (i) 75,299 shares and (ii) 137,082 shares that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of April 1, 2024.

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(8)For Mr. Klein, amount consists of (i) 21,385 shares, (ii) 21,739 shares held jointly with spouse, and (iii) 23,578 shares that are issuable upon exercise of stock options, which are currently exercisable.
(9)For Ms. Kumar, amount consists of (i) 20,179 shares and (ii) 26,044 shares that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of April 1, 2024.
(10)For Ms. Moskowitz, amount consists of (i) 36,982 shares and (ii) 83,522 shares that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of April 1, 2024.
(11)For Ms. Reiff, amount consists of (i) 7,812 shares and (ii) 16,184 shares that are issuable upon exercise of stock options which are currently exercisable.
(12)For Mr. Silverman, amount consists of (i) 49,832 shares, (ii) 100,000 shares held in trust, (iii) 42,269 shares held jointly with spouse in trust, (iv) 21,828 shares held by spouse in trusts, and (v) 1,730,487 shares that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of April 1, 2024.
(13)For Ms. Smyth, amount consists of (i) 8,864 shares and (ii) 58,257 shares that are issuable upon exercise of stock options which are currently exercisable.
(14)For Mr. Wilson, amount consists of (i) 501,329 shares, (ii) 27,275 shares held by two charitable foundations, and (iii) 11,827 shares that are issuable upon exercise of stock options which are currently exercisable.
(15)Consists of (i) 786,569 shares, (ii) 21,739 shares held jointly with spouse, (iii) 164,097 shares held in trusts, (iv) 27,275 shares held by charitable foundations, and (v) 2,148,491 shares that are issuable to executive officers and directors upon exercise of stock options, which are currently exercisable or exercisable within 60 days of April 1, 2024.
(16)The Vanguard Group (“Vanguard”) reported on its Schedule 13G/A filed with the SEC on February 13, 2024, that it has shared voting power over 157,441 shares, sole dispositive power over 12,923,391 shares, and shared dispositive power over 513,289 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.
(17)BlackRock, Inc. (“BlackRock”) reported on its Schedule 13G/A filed with the SEC on January 26, 2024 that it has sole voting power over 7,977,649 shares and sole dispositive power over 9,290,756 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(18)Capital International Investors (“Capital”) reported on its Schedule 13G/A filed with the SEC on February 9, 2024 that it has sole voting power over 8,323,357 shares and sole dispositive power over 8,351,100 shares. The address for Capital is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors, and 10% stockholders to file certain reports with respect to beneficial ownership of our equity securities. To our knowledge, based solely on a review of copies of reports provided to us, or written representations that no reports were required, we believe that during 2023, all Section 16 reports that were required to be filed were filed on a timely basis.

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Certain Relationships and Related Person Transactions
Policies and Procedures for Related Person Transactions
Our Audit Committee has the primary responsibility for the review, approval, and oversight of “related person transactions,” as defined under the rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee has adopted a written Related Person Transaction Policy, which requires that all related person transactions must be presented to our Audit Committee for review, consideration, and approval. When considering proposed related person transactions, our Audit Committee will consider the relevant facts and circumstances and will approve only those transactions that are not inconsistent with our best interests and the best interests of our stockholders.
In addition, our Code of Conduct (available on our website at investors.etsy.com) provides that directors, executive officers, and employees should avoid conflicts of interest or even the appearance of a conflict of interest. Under our Code of Conduct, a conflict of interest occurs when personal interests, activities, investments, or associations interfere in any way, or even appear to interfere, with our interests as a company.
We have multiple processes for identifying related person transactions and conflicts of interest. Under our related person transaction policy, each director, director nominee, and executive officer is responsible for identifying potential related person transactions and conflicts of interest. We also annually distribute a questionnaire to directors and executive officers requesting certain information regarding, among other things, their immediate family members and employment and beneficial ownership interests in Etsy. We then review this information for any related person transactions and conflicts of interest.
Related Person Transactions
Jonathan Briggs, the son of Gary Briggs, a member of our Board, is employed by Etsy as a software engineer. Jonathan's base salary as of December 31, 2023 was $143,300, and in March 2023 he received an equity refresh award with a value at the time of grant of $10,000. Jonathan was also eligible to participate in Etsy's 2023 discretionary bonus program with a target annual bonus of 10% of base salary. Jonathan’s compensation was established in accordance with Etsy’s policies and practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions, and his employment by Etsy was approved by our Audit Committee in accordance with our Related Person Transactions Policy.
Other than the transaction described above, there were no reportable related person transactions since January 1, 2023 or currently proposed transactions in which:
•Etsy has been or is to be a participant;
•the amount involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

80	Etsy

Voting and Meeting Information
What is the purpose of this proxy statement?
We are sending you this proxy statement because Etsy's Board is inviting you to vote (including by soliciting your proxy) at our 2024 Annual Meeting of Stockholders which will take place online on June 13, 2024 at 9:00 a.m. Eastern Time.
This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
We provide access to our proxy materials over the internet, which reduces both the costs and the environmental impact of sending our proxy materials to stockholders. We mailed a Notice of Internet Availability (the “Notice”) to our stockholders (other than those who previously requested paper copies) on or about April 22, 2024. The Notice contains instructions on how to access and view the proxy materials over the internet, submit a proxy, or vote at the virtual Annual Meeting, and request a paper or e-mail copy of the proxy materials.
In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards, and annual reports electronically, please follow the electronic delivery instructions on www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the cost and environmental impact of our Annual Meeting.
What am I being asked to vote on?
You are being asked to vote on:
•The election of Marla Blow, Gary S. Briggs, and Melissa Reiff as Class III directors to serve until the 2027 Annual Meeting of Stockholders and until their successors have been elected and qualified or until they resign, die, or are removed from our Board;
•An advisory vote to approve executive compensation, which is commonly referred to as the “say-on-pay” vote;
•The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•Approval of our 2024 Equity Incentive Plan.
How does our Board recommend that I vote?
Our Board recommends that you vote:
•“FOR” the election of Marla Blow, Gary S. Briggs, and Melissa Reiff as Class III directors;
•“FOR” the approval, on an advisory basis, of executive compensation;
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•"FOR" the approval of our 2024 Equity Incentive Plan.
Who is entitled to vote at the Annual Meeting?
Stockholders as of the close of business on April 15, 2024, the record date, are entitled to vote. On the record date, there were approximately 117,291,394 shares of common stock outstanding and entitled to vote. Stockholders may cast one vote per share on all matters.

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How do I vote?
If, on April 15, 2024, your Etsy shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record and your shares can be voted in one of two ways: either by proxy or during the virtual Annual Meeting electronically. If you choose to vote by proxy, you may do so:

By Internet You can submit your proxy over the internet at www.proxyvote.com by following the instructions on the Notice or proxy card	By Telephone You can submit your proxy by telephone by calling toll-free 1 (800) 690-6903 and following the instructions on the Notice or proxy card	By Mail You can submit your proxy by mail by signing, dating and mailing the proxy card (if you received one by mail)	By Smartphone or Tablet You can submit your proxy on your mobile device by scanning this QR code
We recommend that you submit your proxy in advance via one of the methods above even if you plan to attend the virtual Annual Meeting. This way, your shares of common stock will be voted as you direct if your plans change or you are unable to attend.
If you want to vote your shares at the virtual Annual Meeting, you will need the control number included on your Notice or proxy card and should follow the instructions on the webcast. Note that there are additional instructions described below that will apply if you hold your shares with a broker, bank, trustee, or nominee.
If, on April 15, 2024, your Etsy shares were held in an account with a broker, bank, trustee, or nominee, you will receive instructions on how to vote from your broker, bank, trustee, or nominee. Please follow those instructions in order to vote your shares. If you would like to vote your shares at the virtual Annual Meeting, you will need to obtain a valid proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting.
How can I attend the Annual Meeting online?
You can attend our Annual Meeting by visiting www.virtualshareholdermeeting.com/ETSY2024, where you will be able to listen to the meeting live, submit questions, and vote online. We have decided to hold a virtual meeting because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
Our Annual Meeting will start at 9:00 a.m. Eastern Time on June 13, 2024. We recommend that you log in a few minutes early to ensure you are logged in when the meeting starts. Online check-in will begin at 8:45 a.m. Eastern Time.
To enter the meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank, trustee, or nominee if you hold your shares of common stock in “street name.”
A list of stockholders entitled to vote at our Annual Meeting will be available for examination at our corporate headquarters for any purpose germane to our Annual Meeting during normal business hours for ten days prior to our Annual Meeting.
What happens if there are technical problems with the virtual meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting login page. Technical support will be available starting at 8:30 a.m. Eastern Time on June 13, 2024.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of our Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under applicable Delaware corporate law, or that otherwise makes it advisable to adjourn our Annual Meeting, the chair of our Annual Meeting will adjourn the meeting until 12:00 p.m. Eastern Time on June 13, 2024 at www.virtualshareholdermeeting.com/ETSY2024 solely for the purpose of convening and further adjourning the meeting to a date, time, and physical or virtual location that will be announced by the meeting chair. In addition to announcing the date, time, and physical or virtual location of the adjourned meeting, we will also post the information regarding the announcement on our investor relations website at investors.etsy.com.

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Can I ask questions at the Annual Meeting?
After voting has taken place and the formal meeting has adjourned, we will hold a brief question and answer session. Only stockholders of record as of the record date for our Annual Meeting and their proxy holders may submit questions or comments. You will be able to ask questions by joining the virtual Annual Meeting and typing your question in the box provided. We do not intend to post questions received during our Annual Meeting on our website.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for our Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to our Annual Meeting or Etsy’s business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by Etsy management with a representative question read aloud and answered. In addition, questions may be deemed to be out of order if they are, among other things, irrelevant to our business, repetitious of statements already made, or in furtherance of the speaker’s own personal, political, or business interests.
What is the deadline for voting?
If you are a stockholder of record, your ability to submit your proxy by internet, smartphone, tablet, or telephone will end at 11:59 p.m. Eastern Time on June 12, 2024. If you prefer to submit your proxy by mail, you should complete and return the proxy card as soon as possible, so that it is received no later than the closing of the polls at our Annual Meeting on June 13, 2024. You will also be able to vote by attending and voting at the virtual Annual Meeting on June 13, 2024. However, we recommend that you submit your proxy in advance in the event your plans change or you are unable to attend our Annual Meeting.
If your Etsy shares are held in an account with a broker, bank, trustee, or nominee, you should vote in accordance with the instructions from your broker, bank, trustee, or nominee.
What happens if I do not vote?
If you are a stockholder of record and do not submit your proxy by mail, by telephone, or through the internet, or if you do not vote online during the meeting, your shares will not be voted.
If your Etsy shares are held in an account with a broker, bank, trustee, or nominee, and you do not instruct your broker, bank, trustee, or nominee how to vote your shares, your broker, bank, trustee, or nominee may still be able to vote your shares in its discretion. In this regard, brokers, banks, and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered under applicable exchange rules to be “routine,” but not with respect to “non-routine” matters. Broker non-votes occur when a broker holding shares for a beneficial owner submits a proxy on behalf of the beneficial owner but has not received voting instructions from the beneficial owner with respect to non-routine matters where the broker does not have discretion to vote the uninstructed shares. Proposals 1 (Election of Directors), 2 (an Advisory Vote on Executive Compensation), and 4 (Approval of the 2024 Equity Incentive Plan) are non-routine matters for which your broker, bank, trustee, or nominee does not have discretion to vote your uninstructed shares. Proposal 3 (Ratification of Auditors), however, is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 3. See “How many votes are required to approve each proposal?” below for more information. Please instruct your broker, bank, trustee, or nominee to ensure that your vote will be counted.
What if I return a proxy card but do not make specific choices?
If you submit a valid proxy but do not provide any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our Board, which are indicated above and with each proposal in this proxy statement. We know of no other business that will be presented at our Annual Meeting. However, if any other matter is properly presented at the meeting, the persons named as proxies will vote your shares using his or her best judgment.
Can I change my vote or revoke my proxy?
Yes. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you may change your voting instructions or revoke your proxy at any time prior to the final vote at the virtual Annual Meeting on June 13, 2024 by:
•providing a new proxy bearing a later date (which automatically revokes the earlier proxy) by internet, telephone, or mail (and until the applicable deadline for each method);
•giving a written notice of revocation of your proxy that is delivered to our Chief Legal Officer and Corporate Secretary before the date of the virtual Annual Meeting at 117 Adams Street, Brooklyn, NY 11201; or
•attending and voting at the virtual Annual Meeting.
Your most recent proxy submitted by mail, internet, or telephone, is the one that will count. You may also revoke your proxy by attending and voting at the virtual Annual Meeting. However, your attendance at the virtual Annual Meeting by itself will not revoke your proxy.

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If you hold shares in an account with a broker, bank, trustee, or nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee in accordance with the instructions they provide to you. If you have obtained a valid proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares at the virtual Annual Meeting, you may change your voting instructions by attending the virtual Annual Meeting and voting.
How many votes are required to approve each proposal?

Proposal	Vote Required For Approval	Effect of Abstentions	Effect of Broker Non-Votes*
1. Election of Directors	Each director is elected by a majority of votes cast, meaning that the number of shares voted “FOR” exceeds the number of shares voted “AGAINST” the election of a director.	No effect**	No effect; Brokers may not vote the shares if not instructed by the proxyholder, as this matter is considered “non-routine.”
2. Advisory Vote on Named Executive Officer Compensation (“Say-on-Pay” Vote)	Decided by a majority of the votes cast. This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal.	No effect	No effect; Brokers may not vote the shares if not instructed by the proxyholder, as this matter is considered “non-routine.”
3. Ratification of Auditors	Decided by a majority of the votes cast. This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal.	No effect	Not applicable; Brokers may vote the shares if not instructed by the proxyholder, as this matter is considered “routine.” As a result, we do not expect any broker non-votes for this proposal.
4. Approval of 2024 Equity Incentive Plan	Decided by a majority of the votes cast. This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal.	No effect	No effect; Brokers may not vote the shares if not instructed by the proxyholder, as this matter is considered “non-routine.”
*    A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank, or other securities intermediary does not give voting instructions to his or her broker, bank, or other securities intermediary as to how to vote on matters deemed to be “non-routine” and, as a result, the broker, bank, or other securities intermediary may not vote the shares on those matters. As discussed above, this would be the case for Proposals No. 1, No. 2, and No. 4, which are considered “non-routine” matters. Therefore, we would expect broker non-votes to result from these proposals. We urge you to provide instructions so that your shares held in a stock brokerage account or by a bank or other record holder may be voted.
**    Our Board has adopted a director resignation policy which requires any nominee for director who, in an uncontested election, does not receive more votes “for” than “against” his or her election to offer his or her resignation for consideration by our Nominating and Corporate Governance Committee and subsequently by our Board. Our director resignation policy is incorporated into our Corporate Governance Guidelines, a copy of which can be found through the “Governance” link on our Investor Relations page at investor.etsy.com.
Who will count the votes?
Representatives of Broadridge Financial Services, Inc. will tabulate the votes and act as inspectors of election.
 What is a quorum?
A quorum is the minimum number of shares required to be present at our Annual Meeting for any business to be conducted. For our Annual Meeting, the holders of a majority of our outstanding shares of common stock must be present, either at our Annual Meeting, or represented by proxy. If a quorum is not present, we will not be able to conduct any business, and our Annual Meeting will be adjourned. Abstentions and broker non-votes will be counted as present for determining whether or not a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at our Annual Meeting and will report the final voting results in a Current Report on Form 8-K within four business days of our Annual Meeting.
Who pays for the proxy solicitation expenses?
We are soliciting proxies on behalf of our Board and will pay the related costs. As part of this process, we reimburse brokers and other custodians, nominees, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to our stockholders. Our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication, and will not receive any additional compensation for soliciting proxies. In addition, we have retained Okapi Partners LLC to provide investor response services and assist in the solicitation of proxies at a solicitation fee of $18,500 plus related reasonable out-of-pocket expenses.

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What does it mean if I receive more than one set of materials?
If you receive more than one set of materials that means you hold your shares in more than one name or account. In order to vote all your shares, you should sign and return all the proxy cards you receive or follow the instructions for any alternative voting procedures on the proxy cards or the Notice you receive.
How do I obtain a separate set of proxy materials or request a single set for my household?
We have adopted a practice approved by the SEC called ‘‘householding.’’ This means that stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice and our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees, and the environmental impact. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.
If you prefer to receive a separate Notice, or if you currently receive multiple copies and would like to request householding of your communications, please contact Broadridge by phone at 1 (866) 540-7095 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If any stockholders in your household would like to receive a separate annual report or proxy statement, please send an email to ir@etsy.com or call 1 (347) 382-7582.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify Broadridge at the above telephone number or address if you hold registered shares.

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Additional Information
Stockholder Proposals
Stockholders who would like to have a proposal considered for inclusion in the proxy materials for our 2025 Annual Meeting of Stockholders must submit the proposal in writing to our Chief Legal Officer and Corporate Secretary at Etsy, Inc., 117 Adams Street, Brooklyn, NY 11201, by no later than December 23, 2024, and otherwise comply with the SEC’s requirements for stockholder proposals.
Stockholders who would like to bring a proposal before our 2025 Annual Meeting of Stockholders, or to nominate directors for election, in accordance with the advance notice provisions of our bylaws, must give timely written notice to our Chief Legal Officer and Corporate Secretary. To be considered timely, the notice must be delivered to our headquarters at least 90 days, but not more than 120 days before the one-year anniversary of the previous year’s annual meeting. That means that to be timely, a notice must be received no later than March 15, 2025 nor earlier than February 13, 2025 (assuming the meeting is held not more than 20 days before or more than 60 days after June 13, 2025). The notice must describe the stockholder proposal in reasonable detail and otherwise comply with the requirements set forth in our bylaws. Our bylaws may be found on our website at investors.etsy.com under “Governance—Governance Documents.”
In addition to satisfying all of the requirements under our bylaws (including the advance notice provisions described above), to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Etsy’s nominees must provide a notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025. This advance notice requirement under Rule 14a-19 does not override or supersede a longer advance notice requirement under our bylaws.
Information Requests
Our Form 10-K and this proxy statement are posted on our website at investors.etsy.com and are available from the SEC at its website at www.sec.gov. No other information on our website is incorporated by reference in or considered to be a part of this document. You may also request a copy of our Form 10-K or proxy statement without charge by sending an email to ir@etsy.com or by calling (347) 382-7582. If you have any questions about giving your proxy or require assistance, please contact our proxy solicitor, Okapi Partners LLC, at info@okapipartners.com, toll free (844) 202-6026, or 1212 Avenue of the Americas, 17th Floor, New York, NY 10036.
Other Business
We do not presently know of any other business that may be presented at the 2024 Annual Meeting. If any other matters are properly presented at our Annual Meeting, the persons named on the proxy card will have discretion to vote on the matters in accordance with their own judgment.
Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements relating to our “Right to Win” and other growth strategies, statements around our leaning into differentiation and our financial strength to do so in a sustainable way, expectations regarding our number of buyers and their purchasing frequency, expectations that pay will correlate to performance, our ability to increase long-term loyalty to the Etsy marketplace, and our ESG goals, strategy, and intended progress. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “aim,” “anticipate,” “believe,” “could,” “enable,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and derivative forms and/or negatives of those terms.
Forward-looking statements are not guarantees of performance and involve known and unknown risks and uncertainties that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Those risks include those described in Part I, Item 1A, “Risk Factors” and elsewhere in our Form 10-K. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this proxy statement.

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In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this proxy statement and, although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements made in this proxy statement. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this proxy statement may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In addition, global macroeconomic uncertainty, including additional or unforeseen effects from general market, political, economic, and business conditions, may amplify many of these risks.
Forward-looking statements represent our beliefs and assumptions only as of the date of this proxy statement. We disclaim any obligation to update forward-looking statements.

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Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
In this proxy statement, we provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: interest and other non-operating (income) expense, net; (benefit) provision for income taxes; depreciation and amortization; stock-based compensation expense; foreign exchange loss; acquisition, divestiture, and corporate structure-related expenses; asset impairment charges; loss on sale of business; and restructuring and other exit costs. We also provide adjusted EBITDA margin, a non-GAAP financial measure that presents adjusted EBITDA divided by revenue. Below is a reconciliation of adjusted EBITDA and adjusted EBITDA margin to net income (loss), the most directly comparable GAAP financial measure.
Adjusted EBITDA and adjusted EBITDA margin are key measures used by our management and Board to evaluate our operating performance and trends, allocate internal resources, prepare and approve our annual budget, develop short- and long-term operating plans, determine incentive compensation, and assess the health of our business. We believe that adjusted EBITDA and adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business as they remove the impact of certain non-cash items and certain variable charges.
The following table reflects the reconciliation of net income (loss) to adjusted EBITDA and the calculation of adjusted EBITDA margin for each of the periods indicated:

	YEAR ENDED DECEMBER 31,
	2023	2022
	(in thousands)
Net income (loss)	$307,568	($694,288)
Excluding:
Interest and other non-operating (income) expense, net	(21,957)	3,212
(Benefit) provision for income taxes	(14,748)	32,310
Depreciation and amortization	91,323	96,702
Stock-based compensation expense	284,558	230,888
Foreign exchange loss	6,348	206
Acquisition, divestiture, and corporate structure-related expenses	3,921	2,830
Asset impairment charges	68,091	1,045,022
Loss on sale of business	2,630	—
Restructuring and other exit costs	26,577	—
Adjusted EBITDA	$754,311	$716,882
Divided by:
Revenue	$2,748,377	$2,566,111
Adjusted EBITDA margin	27.4%	27.9%

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Appendix A - 2024 Equity Incentive Plan
Etsy, Inc.
2024 Equity Incentive Plan
(As Amended and Restated Effective [June 13, 2024])
Article 1. Introduction.
The Plan was originally effective as of the Original Effective Date and is hereby amended and restated effective as of the Stockholder Approval Date. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) linking Service Providers’ interests directly to stockholder interests through increased stock ownership; (b) attracting, motivating, and retaining key Service Providers; and (c) encouraging Service Providers to focus on long-range corporate objectives. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), SARs, Restricted Shares, Stock Units, and Performance Cash Awards.
Article 2. Administration.
2.1 General. The Plan will be administered by the Board or the Compensation Committee (the “Committee”), to the extent the Board delegates such authority to the Committee.
2.2 Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, such transactions will be approved by the entire Board or a committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.
2.3 Powers of Administrator. Subject to the terms of the Plan, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan; (b) determine the type, number, vesting requirements, and other features and conditions of such Awards; (c) determine whether and to what extent any Performance Goals have been attained; (d) interpret the Plan and Awards granted under the Plan; (e) make, amend, and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; (f) impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales; and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.
2.4 Delegation to Other Person or Body. The Board or the Committee may delegate to one or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than Executive Officers, of Awards, provided that no person or body may be delegated authority to grant an Award to themselves; (ii) determine the number of Common Shares subject to such Awards; and (iii) determine the terms of such Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with applicable law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Award granted pursuant to this section will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, with any modifications necessary to incorporate or reflect the terms of such Award. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to any person or body (who is not a Non-Employee Director or that is not comprised solely of Non-Employee Directors, respectively) the authority to determine the Fair Market Value of the Common Shares.
2.5 Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
2.6 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

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Article 3. Shares Available for Grants.
3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares reserved for grant and issuance under the Plan (the “Share Reserve”) is equal to the sum of (i) 8,000,000 Common Shares, plus (ii) the Prior Plans’ Returning Shares, as such shares become available from time to time, provided that in no event shall the Share Reserve exceed 20,182,314 Common Shares (which is the sum of (x) the 8,000,000 Common Shares set forth above, plus (y) the aggregate number of Common Shares that, as of March 31, 2024, are subject to (1) outstanding awards granted under the 2006 Plan, or (2) outstanding Awards granted under the Plan). This Article 3.1 does not limit the granting of Awards and, for clarity, the Share Reserve is a limit on the number of Common Shares that may be issued pursuant to the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9. For the avoidance of doubt, subject to the other provisions of this Article 3, Common Shares issued pursuant to Awards under the Plan granted from April 1, 2024 through the Stockholder Approval Date shall reduce the number of Common Shares that may be issued under the Plan, as amended and restated hereby.
3.2 Shares Returned to Reserve. To the extent that Options, SARs, or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs, or Stock Units shall again become available for issuance under the Plan. If SARs are exercised or Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Stock Units, as applicable, shall reduce the number available under Article 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right, or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.
3.3 Awards Not Reducing Share Reserve in Article 3.1. Any dividend equivalents paid or credited under the Plan with respect to Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.
3.4 Code Section 422 Limit. Subject to adjustment in accordance with Article 9, no more than 20,182,314 Common Shares may be issued under the Plan upon the exercise of ISOs.
Article 4. Eligibility and Limitations.
4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.
4.2 Other Awards. Awards other than ISOs may only be granted to Service Providers.
4.3 Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
Article 5. Options.
5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.
5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

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5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
5.5 Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.
5.6 No Repricing of Options. The Administrator shall not have the authority to (i) reduce the Exercise Price of any outstanding Option or (ii) cancel any outstanding Option that has an Exercise Price (per share) greater than the then-current Fair Market Value of a Common Share in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.
5.7 Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:
(a)Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;
(b)By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;
(c)Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or
(d)Through any other form or method consistent with applicable laws, regulations, and rules.
Article 6. Stock Appreciation Rights.
6.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.
6.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.
6.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.
6.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
6.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.
6.6 Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

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6.7 No Repricing of SARs. The Administrator shall not have the authority to (i) reduce the Exercise Price of any outstanding SAR or (ii) cancel any outstanding SAR that has an Exercise Price (per share) greater than the then-current Fair Market Value of a Common Share in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR.
Article 7. Restricted Shares.
7.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
7.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.
7.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.
7.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.
Article 8. Stock Units.
8.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.
8.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
8.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Stock Unit Agreement may provide for accelerated vesting upon certain specified events.
8.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
8.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares, or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.
8.6 Death of Recipient. Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

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8.7 Modification or Assumption of Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.
8.8 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
Article 9. Adjustments; Dissolutions and Liquidations; Corporate Transactions.
9.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the following:
(a)The number and kind of shares available for issuance under Article 3, including the numerical share limits in Articles 3.1 and 3.4;
(b)The number and kind of shares covered by each outstanding Option, SAR, and Stock Unit; or
(c)The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.
In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off, or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, or any other increase or decrease in the number of shares of stock of any class.
9.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
9.3 Corporate Transactions. Unless otherwise provided in an Award Agreement or unless otherwise expressly provided by the Administrator at the time of grant of an Award, the following provisions will apply to Awards in the event of a merger, consolidation, or a Change in Control (other than one described in Article 14.8(d)) (a “Corporate Transaction”):
(a)In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation, or substitution will be set by the Administrator; provided, that, if within three (3) months before and twelve (12) months following such Corporate Transaction, the Participant’s Service with the Company is terminated by the surviving corporation or acquiring corporation without Cause or by the Participant for Good Reason, such Award, to the extent then outstanding, shall become fully vested and exercisable upon such termination of Service. For purposes hereof, “Good Reason” has, with respect to a Participant, to the extent applicable, the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term, or, in the Executive Severance Plan if the Participant is a participant in the Executive Severance Plan.

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(b)In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued, or substituted and that are held by Participants whose Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and SARs, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Administrator determines (or, if the Administrator does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). Unless otherwise provided in the applicable Award Agreement, with respect to the vesting of performance-based Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (b) and that have multiple vesting levels depending on the level of performance, the vesting of such performance-based Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (b) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction or such later date as required to comply with Code Section 409A.
(c)In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued, or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(d)Notwithstanding the foregoing, any or all Awards may be cancelled in exchange for a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out, or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Code Section 409A. If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that a Stock Unit is subject to Code Section 409A, the payment described in this clause (d) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4).
Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.
Article 10. Other Awards.
10.1 Performance Cash Awards. A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period. A Performance Cash Award may also require the completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical.
10.2 Awards Under Other Plans. The Company may grant awards under other plans or programs. To the extent so designated by the Administrator, such awards may be settled in the form of Common Shares issued under this Plan, in which case, such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

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Article 11. Limitation on Rights.
11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries, and Affiliates reserve the right to terminate the Service of any Service Provider at any time, with or without Cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).
11.2 Stockholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules, and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification, or listing, or to an exemption from registration, qualification, or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.
11.4 Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will, or (c) the laws of descent and distribution; provided that, in any event, an ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.
11.5 Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions, and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.
11.6 Clawback. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company has or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law and any clawback policy that the Company otherwise has adopted or adopts, to the extent applicable and permissible under applicable law. In addition, the Administrator may impose such other clawback, recovery, or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired Common Shares or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
Article 12. Taxes.
12.1 General. It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local, or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.
12.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may, in its sole discretion, satisfy any withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Common Shares from the Common Shares issued or otherwise issuable to the Participant in connection with the Award (provided that for tax purposes, the Participant will be deemed to have been issued the full number of shares subject to the Award, notwithstanding that a number of the shares is held back solely for the purpose of paying the withholding obligations); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing the Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) any other method determined by the Administrator. The Company and/or its Affiliate may withhold or account for withholding obligations by considering statutory or other withholding rates, including minimum or maximum rates applicable in a Participant’s jurisdiction. Such Common Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by

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assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.
12.3 Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).
12.4 Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.
Article 13. Future of the Plan.
13.1 Term of the Plan. The Plan, as set forth herein, shall become effective on the Stockholder Approval Date, subject to approval of the Company’s stockholders under Article 13.3 below. No ISOs may be granted after the tenth anniversary of the Adoption Date. For the avoidance of doubt, between the Adoption Date and the date the Plan, as amended and restated hereby, is approved by the stockholders of the Company, the Plan as in effect immediately prior to the Adoption Date shall remain in full force and effect, with the ability to make grants thereunder subject to the terms thereof.
13.2 Amendment or Termination. The Administrator may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
13.3 Stockholder Approval. To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of the Adoption Date. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations, or rules.
Article 14. Definitions.
14.1 “Administrator” means the Board or the Compensation Committee administering the Plan in accordance with Article 2.
14.2 “Adoption Date” means April 16, 2024, which is the date that this Plan, as amended and restated hereby, was adopted by the Board.
14.3 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
14.4 “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share, a Stock Unit or a Performance Cash Award.
14.5 “Award Agreement” means a Stock Option Agreement, an SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.
14.6 “Board” means the Company’s Board of Directors, as constituted from time to time.
14.7 “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term, or, in the absence of such an agreement: (i) unauthorized use or disclosure of the Company’s confidential information or trade secrets; (ii) breach of any material terms of any material agreement between the Participant and the Company; (iii) material failure to comply with the Company’s written policies or rules; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, or any crime involving dishonesty, fraud, or moral turpitude; (v) gross negligence or willful misconduct in the scope of the Participant’s employment; (vi) continuing failure to perform assigned duties after receiving written notification of the failure from the Board; or (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers, or employees, if the Company has requested the Participant’s cooperation. The determination that a termination of the Participant’s Service is either for Cause or without Cause will be made by the Board with respect to Participants who are Executive Officers and by the Company’s Chief Executive Officer with respect to Participants who are not Executive Officers. Any determination by the Company that the Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

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14.8 “Change in Control” means:
(a)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;
(b)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c)The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(d)Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.
14.9 “Code” means the Internal Revenue Code of 1986, as amended.
14.10 “Committee” means the Compensation Committee of the Board.
14.11 “Common Share” means one share of the common stock of the Company.
14.12 “Company” means Etsy, Inc., a Delaware corporation.
14.13 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary, or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act or any successor thereto.
14.14 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
14.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
14.16 “Executive Officer” means each “officer” of the Company as defined in Rule 16a-1(f) promulgated under the Exchange Act. The determination as to an individual’s status as an Executive Officer shall be made by the Board and such determination shall be final, conclusive and binding on such individual and all other interested persons.
14.17 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.
14.18 “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.
14.19 “ISO” means an incentive stock option described in Code Section 422(b).
14.20 “Non-Employee Director” means a member of the Board who is not an Employee.
14.21 “NSO” means a stock option not described in Code Sections 422 or 423.
14.22 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.
14.23 “Optionee” means an individual or estate holding an Option or SAR.
14.24 “Original Effective Date” means March 4, 2015.
14.25 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

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14.26 “Participant” means an individual or estate holding an Award.
14.27 “Performance Cash Award” means an award of cash granted under Article 10.1 of the Plan.
14.28 “Performance Criteria” means the one or more criteria that the Administrator will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Administrator: budget performance; buyer acquisition, retention and/or growth; cash flow; cash flow return on investment; comparisons with various stock market indices; costs & expenses, including reduction of both; earnings or earnings per share (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation, and amortization, including adjusted measures); employee satisfaction and/or retention; free cash flow or free cash flow per share; gross margin; gross profits; headcount; market share; net income (before or after taxes); operating income or EBIT (Earnings before Interest and Taxes) on a GAAP or non-GAAP basis; operating or EBIT margin; return on assets, investment or capital employed; return on equity or average stockholders’ equity; revenue (gross or net); GMS (Gross Merchandise Sales); seller acquisition, retention and/or growth; member satisfaction; stockholders’ equity; stock price return relative to market indices and/or peer group; total stockholder return; working capital; and other measures of performance selected by the Administrator whether or not listed herein. Any of the above metrics may be measured either in absolute terms, compared to any incremental increase or decrease or compared to results of a peer group, to market performance indicators or to market indices.
14.29 “Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the Performance Criteria. Depending on the Performance Criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any Performance Criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation, claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) mergers or acquisitions; (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings; (g) statutory adjustments to corporate tax rates; or (h) any other items as the Administrator deems necessary or appropriate.
14.30 “Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.
14.31 “Plan” means this Etsy, Inc. 2024 Equity Incentive Plan, as amended from time to time.
14.32 “Prior Plans’ Returning Shares” means the following Common Shares subject to (i) any outstanding award granted under the Company’s 2006 Stock Plan, as amended (the “2006 Plan”), or (ii) any outstanding Award granted under the Plan prior to the Stockholder Approval Date, that, in either case, following the Stockholder Approval Date: (A) are not issued because such award or any portion thereof expires or otherwise terminates without all of the Common Shares covered by such award having been issued; (B) are not issued because such award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such Common Shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price with respect to such award; or (E) are withheld or reacquired to satisfy a tax withholding obligation with respect to such award.
14.33 “Restricted Share” means a Common Share awarded under the Plan.
14.34 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions, and restrictions pertaining to such Restricted Share.
14.35 “SAR” means a stock appreciation right granted under the Plan.
14.36 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.
14.37 “Securities Act” means the Securities Act of 1933, as amended.
14.38 “Service” means service as an Employee, Non-Employee Director, or Consultant.
14.39 “Service Provider” means any individual who is an Employee, Non-Employee Director, or Consultant.
14.40 “Stock Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
14.41 “Stockholder Approval Date” means June 13, 2024, the date of the Company’s 2024 annual meeting of stockholders.
14.42 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions, and restrictions pertaining to his or her Option.
14.43 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
14.44 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions, and restrictions pertaining to such Stock Unit.

98	Etsy

14.45 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
14.46 “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

2024 Proxy Statement	99

Etsy

117 Adams Street
Brooklyn, NY 11201
www.etsy.com

Etsy

ETSY, INC.
117 ADAMS STREET
BROOKLYN, NY 11201
ATTENTION: CHIEF LEGAL OFFICER AND CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ETSY2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38157-P02066

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ETSY, INC.

The Board of Directors recommends you vote FOR each of the following Class III nominees:

Class III Nominees:	**For**	**Against**	**Abstain**
1a. Marla Blow	☐	☐	☐
1b. Gary S. Briggs	☐	☐	☐
1c. Melissa Reiff	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
4. Approval of the Etsy, Inc. 2024 Equity Incentive Plan.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer, giving full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ETSY, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 13, 2024
9:00 a.m. Eastern Time
To be held virtually at:
www.virtualshareholdermeeting.com/ETSY2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 13, 2024: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

V38158-P02066

ETSY, INC.
Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 13, 2024 at 9:00 a.m. Eastern Time

By signing this proxy card, you appoint Rachel Glaser and Colin Stretch individually as proxies, each with the power to appoint her or his substitute, and authorize them to represent and vote the shares of Etsy, Inc. in accordance with the Board of Directors' recommendations, that you are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on June 13, 2024, at www.virtualshareholdermeeting.com/ETSY2024, and at any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted in accordance with the Board of Directors' recommendations: FOR the election of each of the director nominees, FOR the approval, on an advisory basis, of the named executive officer compensation, FOR the ratification of the appointment of the independent registered public accounting firm (PricewaterhouseCoopers LLP), and FOR the approval of the Etsy, Inc. 2024 Equity Incentive Plan.

Continued and to be dated and signed on reverse side.